Exhibit 4.9.6

HERTZ VEHICLE FINANCING LLC,

as Issuer

and

BNY MIDWEST TRUST COMPANY,

as Trustee and Securities Intermediary

AMENDED AND RESTATED SERIES 2004-1 SUPPLEMENT

dated as of December 21, 2005

to

AMENDED AND RESTATED BASE INDENTURE

dated as of December 21, 2005

$100,000,000 Series 2004-1 Floating Rate Rental Car Asset Backed Notes, Class A-1

$165,000,000 Series 2004-1 2.38% Rental Car Asset Backed Notes, Class A-2

$165,000,000 Series 2004-1 2.85% Rental Car Asset Backed Notes, Class A-3

$170,000,000 Series 2004-1 3.23% Rental Car Asset Backed Notes, Class A-4

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

ARTICLE II

Series 2004-1 Allocations

SECTION 2.01.	Series 2004-1 Series Accounts	39
SECTION 2.02.	Allocations with Respect to the Series 2004-1 Notes	41
SECTION 2.03.	Application of Interest Collections	45
SECTION 2.04.	Payment of Note Interest	51
SECTION 2.05.	Payment of Note Principal	51
SECTION 2.06.	The Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment	59
SECTION 2.07.	Reserve Account	60
SECTION 2.08.	Series 2004-1 Letters of Credit and Series 2004-1 Cash Collateral Account	61
SECTION 2.09.	Series 2004-1 Distribution Account	69
SECTION 2.10.	Trustee as Securities Intermediary	70
SECTION 2.11.	Series 2004-1 Interest Rate Hedges	72
SECTION 2.12.	Series 2004-1 Demand Note Constitutes Additional Collateral for Series 2004-1 Notes	73
SECTION 2.13.	Reimbursement Obligation	77

ARTICLE III

Amortization Events

ARTICLE IV

Right to Waive Purchase Restrictions

ARTICLE V

Form of Series 2004-1 Notes

SECTION 5.01.	Initial Issuance of Series 2004-1 Investor Notes	84
SECTION 5.02.	Restricted Global Notes	84
SECTION 5.03.	Regulation S Global Notes and Unrestricted Global Notes	84
SECTION 5.04.	Definitive Notes	85
SECTION 5.05.	Transfer Restrictions	85

ARTICLE VI

General

SECTION 6.01.	Optional Redemption of Series 2004-1 Notes	90
SECTION 6.02.	Information	90
SECTION 6.03.	Exhibits	92
SECTION 6.04.	Ratification of Base Indenture	93
SECTION 6.05.	Notice to Insurer Rating Agencies and Ford	93
SECTION 6.06.	Insurer Deemed Series 2004-1 Noteholder and Secured Party	93
SECTION 6.07.	Third Party Beneficiary	94
SECTION 6.08.	Prior Notice by Trustee to Insurer	94
SECTION 6.09.	Subrogation	94
SECTION 6.10.	Counterparts	95
SECTION 6.11.	Governing Law	95
SECTION 6.12.	Amendments	95
SECTION 6.13.	Termination of Series Supplement	95
SECTION 6.14.	Discharge of Indenture	95
SECTION 6.15.	Effect of Payment by Insurer	96
SECTION 6.16.	Ford Covenants	96

EXHIBITS

Exhibit A-1-1:	Form of Restricted Global Class A-1 Note
Exhibit A-1-2:	Form of Regulation S Global Class A-1 Note
Exhibit A-1-3:	Form of Unrestricted Global Class A-1 Note
Exhibit A-2-1:	Form of Restricted Global Class A-2 Note
Exhibit A-2-2:	Form of Regulation S Global Class A-2 Note
Exhibit A-2-3:	Form of Unrestricted Global Class A-2 Note
Exhibit A-3-1:	Form of Restricted Global Class A-3 Note
Exhibit A-3-2:	Form of Regulation S Global Class A-3 Note
Exhibit A-3-3:	Form of Unrestricted Global Class A-3 Note
Exhibit A-4-1:	Form of Restricted Global Class A-4 Note

2

Exhibit A-4-2:	Form of Regulation S Global Class A-4 Note
Exhibit A-4-3:	Form of Unrestricted Global Class A-4 Note
Exhibit B-1-1:	Form of Series 2004-1 Letter of Credit
Exhibit B-1-2:	Form of Series 2004-1 Ford Letter of Credit
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D-1-1:	Form of Reduction Notice
Exhibit D-1-2:	Form of Reduction Notice
Exhibit D-2-1:	Form of Termination Notice
Exhibit D-2-2:	Form of Termination Notice
Exhibit E:	Form of Consent
Exhibit F-1:	Form of Transfer Certificate
Exhibit F-2:	Form of Transfer Certificate
Exhibit F-3:	Form of Transfer Certificate
Exhibit G:	Form of Monthly Noteholders’ Statement
Exhibit H:	Form of Series 2004-1 Demand Note

3

AMENDED AND RESTATED SERIES 2004-1 SUPPLEMENT dated as of December 21, 2005 (this “Series Supplement”), between HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVF”), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary, to the Amended and Restated Base Indenture, dated as of December 21, 2005, between HVF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

WITNESSETH:

WHEREAS, HVF and the Trustee entered into the Series 2004-1 Supplement dated as of March 31, 2004 (the “Prior Series Supplement”);

WHEREAS, HVF and the Trustee desire to amend and restate the Prior Series Supplement in its entirety as herein set forth; and

WHEREAS, Sections 2.02 and 12.01 of the Base Indenture provide, among other things, that HVF and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

NOW, THEREFORE, the parties hereto agree as follows:

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement and such Series of Notes shall be designated as Rental Car Asset Backed Notes, Series 2004-1. The Series 2004-1 Notes shall be issued in four classes:  the first of which shall be designated as the Series 2004-1 Floating Rate Rental Car Asset Backed Notes, Class A-1, and referred to herein as the Class A-1 Notes, the second of which shall be designated as the Series 2004-1 2.38% Rental Car Asset Backed Notes, Class A-2, and referred to herein as the Class A-2 Notes, the third of which shall be designated as the Series 2004-1 2.85% Rental Car Asset Backed Notes, Class A-3, and referred to herein as the Class A-3 Notes and the last of which shall be designated as the Series 2004-1 3.23% Rental Car Asset Backed Notes, Class A-4, and referred to herein as the Class A-4 Notes. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to herein collectively as the “Series 2004-1 Notes”. The Series 2004-1 Notes shall be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The net proceeds from the sale of the Series 2004-1 Notes shall be deposited in the Series 2004-1 Excess Collection Account and used to make payments in reduction of the Principal Amount of other Series of Notes or paid to HVF and used to acquire Eligible Vehicles from HGI pursuant to the Purchase Agreement or for other purposes permitted under the Related Documents.

ARTICLE I

Definitions

All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Definitions List attached to the Base Indenture as Schedule I thereto, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2004-1 Notes and not to any other Series of Notes issued by HVF. All references herein to the “Series 2004-1 Supplement” shall mean the Base Indenture, as supplemented hereby.

The following words and phrases shall have the following meanings with respect to the Series 2004-1 Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Adjusted Aggregate Asset Amount” means, as of any day, the sum of (a) the Aggregate Asset Amount and (b) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2004-1 Collection Account and available for reduction of the Series 2004-1 Principal Amount and (2) the amount of cash and Permitted Investments on deposit in the Series 2004-1 Excess Collection Account, in each case on such day.

“Aggregate BMW/Lexus/Mercedes/Audi Amount” means as of any date of determination, the sum of the BMW Amount, the Lexus Amount, the Mercedes Amount and the Audi Amount, in each case, as of such date.

“Applicable Procedures” has the meaning specified in Section 5.01 of this Series Supplement.

“Audi Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case with respect to Audi as of such date.

“Bankrupt Manufacturer” means, as of any day, each Manufacturer for which an Event of Bankruptcy has occurred; provided that any such Manufacturer for which an Event of Bankruptcy has occurred shall cease to constitute a Bankrupt Manufacturer when it has satisfied the Confirmation Condition.

“BMW Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case with respect to BMW as of such date.

“BNY MTC” means BNY Midwest Trust Company, an Illinois trust company, and its successors and assigns.

“Calculation Agent” means BNY MTC, in its capacity as calculation agent with respect to the Class A-1 Note Rate.

“Certificate of Credit Demand” means a certificate in the form of Annex A to a Series 2004-1 Letter of Credit.

“Certificate of Preference Payment Demand” means a certificate in the form of Annex C to the Series 2004-1 Letter of Credit.

“Certificate of Termination Demand” means a certificate in the form of Annex D to a Series 2004-1 Letter of Credit.

“Certificate of Unpaid Demand Note Demand” means a certificate in the form of Annex B to the Series 2004-1 Letter of Credit.

“Class” means a class of the Series 2004-1 Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes.

“Class A-1 Carryover Controlled Amortization Amount” means, with respect to the Class A-1 Notes for any Related Month during the Three-Year Notes Controlled Amortization Period, the amount, if any, by which the portion of the Monthly Total Principal Allocation allocated to pay the Class A-1 Controlled Distribution Amount for the previous Related Month was less than the Class A-1 Controlled Distribution Amount for the previous Related Month; provided, however, that for the first Related Month in the Three-Year Notes Controlled Amortization Period, the Class A-1 Carryover Controlled Amortization Amount shall be zero.

“Class A-1 Controlled Amortization Amount” means (i) for any Related Month other than the last Related Month during the Three-Year Notes Controlled Amortization Period, $16,666,666.66 and (ii) for the last Related Month during the Three-Year Notes Controlled Amortization Period, $16,666,666.70.

“Class A-1 Controlled Distribution Amount” means, with respect to any Related Month during the Three-Year Notes Controlled Amortization Period, an amount equal to the sum of the Class A-1 Controlled Amortization Amount for such Related

Month and any Class A-1 Carryover Controlled Amortization Amount for such Related Month.

“Class A-1 Deficiency Amount” has the meaning specified in Section 2.03(g) of this Series Supplement.

“Class A-1 Initial Principal Amount” means the aggregate initial principal amount of the Class A-1 Notes, which is $100,000,000.

“Class A-1 Monthly Interest” means, with respect to any Series 2004-1 Interest Period, an amount equal to the product of (i) the Class A-1 Note Rate for such Series 2004-1 Interest Period, (ii) the Class A-1 Principal Amount on the first day of such Series 2004-1 Interest Period, after giving effect to any principal payments made on such date, or, in the case of the initial Series 2004-1 Interest Period, the Class A-1 Initial Principal Amount and (iii) a fraction, the numerator of which is the number of days in such Series 2004-1 Interest Period and the denominator of which is 360.

“Class A-1 Note Rate” means, (i) with respect to the initial Series 2004-1 Interest Period, 1.18% per annum and (ii) with respect to each Series 2004-1 Interest Period thereafter, a rate per annum equal to One-Month LIBOR for such Series 2004-1 Interest Period plus 0.09% per annum.

“Class A-1 Noteholder” means the person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means any one of the Series 2004-1 Floating Rate Rental Car Asset Backed Notes, Class A-1, executed by HVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1-1, Exhibit A-1-2 or Exhibit A-1-3. Definitive Class A-1 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.13 of the Base Indenture.

“Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-1 Initial Principal Amount minus (b) the amount of principal payments made to Class A-1 Noteholders on or prior to such date.

“Class A-1 Principal Amount” means when used with respect to any date, an amount equal to the Class A-1 Outstanding Principal Amount plus the sum of (a) the amount of any principal payments made to Class A-1 Noteholders on or prior to such date with the proceeds of a demand on the Insurance Policy and (b) the amount of any principal payments made to Class A-1 Noteholders, including any principal payments made to the Insurer, that have been rescinded or otherwise returned by the Class A-1 Noteholders or the Insurer for any reason.

“Class A-2 Carryover Controlled Amortization Amount” means, with respect to the Class A-2 Notes for any Related Month during the Three-Year Notes Controlled Amortization Period, the amount, if any, by which the portion of the Monthly

Total Principal Allocation allocated to pay the Class A-2 Controlled Distribution Amount for the previous Related Month was less than the Class A-2 Controlled Distribution Amount for the previous Related Month; provided, however, that for the first Related Month in the Three-Year Notes Controlled Amortization Period, the Class A-2 Carryover Controlled Amortization Amount shall be zero.

“Class A-2 Controlled Amortization Amount” means, for any Related Month, $27,500,000.

“Class A-2 Controlled Distribution Amount” means, with respect to any Related Month during the Three-Year Notes Controlled Amortization Period, an amount equal to the sum of the Class A-2 Controlled Amortization Amount for such Related Month and any Class A-2 Carryover Controlled Amortization Amount for such Related Month.

“Class A-2 Deficiency Amount” has the meaning specified in Section 2.03(g) of this Series Supplement.

“Class A-2 Initial Principal Amount” means the aggregate initial principal amount of the Class A-2 Notes, which is $165,000,000.

“Class A-2 Monthly Interest” means, (a) with respect to the initial Series 2004-1 Interest Period, an amount equal to the product of (i) the Class A-2 Note Rate, (ii) the Class A-2 Initial Principal Amount and (iii) 25/360 and (b) with respect to any other Series 2004-1 Interest Period, an amount equal to the product of (i) one-twelfth of the Class A-2 Note Rate and (ii) the Class A-2 Principal Amount on the first day of such Series 2004-1 Interest Period, after giving effect to any principal payments made on such date.

“Class A-2 Note Rate” means 2.38% per annum.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” means any one of the Series 2004-1 Fixed Rate Rental Car Asset Backed Notes, Class A-2, executed by HVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2-1, Exhibit A-2-2 or Exhibit A-2-3. Definitive Class A-2 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.13 of the Base Indenture.

“Class A-2 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-2 Initial Principal Amount minus (b) the amount of principal payments made to Class A-2 Noteholders on or prior to such date.

“Class A-2 Principal Amount” means when used with respect to any date, an amount equal to the Class A-2 Outstanding Principal Amount plus the sum of (a) the amount of any principal payments made to Class A-2 Noteholders on or prior to such date with the proceeds of a demand on the Insurance Policy and (b) the amount of any principal payments made to Class A-2 Noteholders, including any principal payments made to the Insurer, that have been rescinded or otherwise returned by the Class A-2 Noteholders or the Insurer for any reason.

“Class A-3 Carryover Controlled Amortization Amount” means, with respect to the Class A-3 Notes for any Related Month during the Class A-3 Controlled Amortization Period, the amount, if any, by which the Monthly Total Principal Allocation for the previous Related Month was less than the Class A-3 Controlled Distribution Amount for the previous Related Month; provided, however, that for the first Related Month in the Class A-3 Controlled Amortization Period, the Class A-3 Carryover Controlled Amortization Amount shall be zero.

“Class A-3 Controlled Amortization Amount” means, for any Related Month, $27,500,000.

“Class A-3 Controlled Amortization Period” means the period commencing at the close of business on October 31, 2007 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and continuing to the earlier of (i) the commencement of the Series 2004-1 Rapid Amortization Period and (ii) the date on which the Class A-3 Notes are fully paid.

“Class A-3 Controlled Distribution Amount” means, with respect to any Related Month during the Class A-3 Controlled Amortization Period, an amount equal to the sum of the Class A-3 Controlled Amortization Amount for such Related Month and any Class A-3 Carryover Controlled Amortization Amount for such Related Month.

“Class A-3 Deficiency Amount” has the meaning specified in Section 2.03(g) of this Series Supplement.

“Class A-3 Expected Final Payment Date” means the May 2008 Payment Date.

“Class A-3 Initial Principal Amount” means the aggregate initial principal amount of the Class A-3 Notes, which is $165,000,000.

“Class A-3 Legal Final Payment Date” means the May 2009 Payment Date.

“Class A-3 Monthly Interest” means, (a) with respect to the initial Series 2004-1 Interest Period, an amount equal to the product of (i) the Class A-3 Note Rate, (ii) the Class A-3 Initial Principal Amount and (iii) 25/360 and (b) with respect to any other Series 2004-1 Interest Period, an amount equal to the product of (i) one-twelfth of the Class A-3 Note Rate and (ii) the Class A-3 Principal Amount on the first day of such Series 2004-1 Interest Period, after giving effect to any principal payments made on such date.

“Class A-3 Note Rate” means 2.85% per annum.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Notes” means any one of the Series 2004-1 Fixed Rate Rental Car Asset Backed Notes, Class A-3, executed by HVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-3-1, Exhibit A-3-2 or Exhibit A-3-3. Definitive Class A-3 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.13 of the Base Indenture.

“Class A-3 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-3 Initial Principal Amount minus (b) the amount of principal payments made to Class A-3 Noteholders on or prior to such date.

“Class A-3 Principal Amount” means when used with respect to any date, an amount equal to the Class A-3 Outstanding Principal Amount plus the sum of (a) the amount of any principal payments made to Class A-3 Noteholders on or prior to such date with the proceeds of a demand on the Insurance Policy and (b) the amount of any principal payments made to Class A-3 Noteholders, including any principal payments made to the Insurer, that have been rescinded or otherwise returned by the Class A-3 Noteholders or the Insurer for any reason.

“Class A-4 Carryover Controlled Amortization Amount” means, with respect to the Class A-4 Notes for any Related Month during the Class A-4 Controlled Amortization Period, the amount, if any, by which the Monthly Total Principal Allocation for the previous Related Month was less than the Class A-4 Controlled Distribution Amount for the previous Related Month; provided, however, that for the first Related Month in the Class A-4 Controlled Amortization Period, the Class A-4 Carryover Controlled Amortization Amount shall be zero.

“Class A-4 Controlled Amortization Amount” means (i) for any Related Month other than the last Related Month during the Class A-4 Controlled Amortization Period, $28,333,333.33 and (ii) for the last Related Month during the Class A-4 Controlled Amortization Period, $28,333,333.35.

“Class A-4 Controlled Amortization Period” means the period commencing at the close of business on October 31, 2008 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and continuing to the earlier of (i) the commencement of the Series 2004-1 Rapid Amortization Period and (ii) the date on which the Class A-4 Notes are fully paid and the Insurer has been paid all Insurer Fees and all other Insurer Reimbursement Amounts then due.

“Class A-4 Controlled Distribution Amount” means, with respect to any Related Month during the Class A-4 Controlled Amortization Period, an amount equal to the sum of the Class A-4 Controlled Amortization Amount for such Related Month and any Class A-4 Carryover Controlled Amortization Amount for such Related Month.

“Class A-4 Deficiency Amount” has the meaning specified in Section 2.03(g) of this Series Supplement.

“Class A-4 Expected Final Payment Date” means the May 2009 Payment Date.

“Class A-4 Initial Principal Amount” means the aggregate initial principal amount of the Class A-4 Notes, which is $170,000,000.

“Class A-4 Legal Final Payment Date” means the May 2010 Payment Date.

“Class A-4 Monthly Interest” means, (a) with respect to the initial Series 2004-1 Interest Period, an amount equal to the product of (i) the Class A-4 Note Rate, (ii) the Class A-4 Initial Principal Amount and (iii) 25/360 and (b) with respect to any other Series 2004-1 Interest Period, an amount equal to the product of (i) one-twelfth of the Class A-4 Note Rate and (ii) the Class A-4 Principal Amount on the first day of such Series 2004-1 Interest Period, after giving effect to any principal payments made on such date.

“Class A-4 Note Rate” means 3.23% per annum.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Notes” means any one of the Series 2004-1 Fixed Rate Rental Car Asset Backed Notes, Class A-4, executed by HVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-4-1, Exhibit A-4-2 or Exhibit A-4-3. Definitive Class A-4 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.13 of the Base Indenture.

“Class A-4 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-4 Initial Principal Amount minus (b) the amount of principal payments made to Class A-4 Noteholders on or prior to such date.

“Class A-4 Principal Amount” means when used with respect to any date, an amount equal to the Class A-4 Outstanding Principal Amount plus the sum of (a) the amount of any principal payments made to Class A-4 Noteholders on or prior to such date with the proceeds of a demand on the Insurance Policy and (b) the amount of any principal payments made to Class A-4 Noteholders, including any principal payments made to the Insurer, that have been rescinded or otherwise returned by the Class A-4 Noteholders or the Insurer for any reason.

“Confirmation Condition” with respect to any Bankrupt Manufacturer means a condition that is satisfied when the bankruptcy court having jurisdiction over the Bankrupt Manufacturer issues an order that remains in effect approving: (i) the assumption of the Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) by the Bankrupt Manufacturer or the trustee in bankruptcy of the Bankrupt Manufacturer under Section 365 of the Bankruptcy Code and, at the time of the assumption, all amounts due from the Bankrupt Manufacturer under the Manufacturer Program have been paid and all other defaults by the Bankrupt Manufacturer under the Manufacturer Program have been cured or (ii) the execution, delivery and performance by the Bankrupt Manufacturer of a new post-petition Eligible Manufacturer Program (and the related Assignment Agreements) on the same terms and covering the same Vehicles as the Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) in effect on the date the Bankrupt Manufacturer suffered an event of bankruptcy and, at the time of the execution and delivery of the new post-petition Eligible Manufacturer program, all amounts due and payable by the Bankrupt Manufacturer under the Manufacturer Program have been paid and all other defaults by the Bankrupt Manufacturer under the Manufacturer Program have been cured.

“Consent” is defined in Article IV.

“Consent Period Expiration Date” is defined in Article IV.

“Deficiency Amount” means a Class A-1 Deficiency Amount, a Class A-2 Deficiency Amount, a Class A-3 Deficiency Amount or a Class A-4 Deficiency Amount.

“Demand Notice” has the meaning specified in Section 2.12(d) of this Series Supplement.

“Designated Amounts” is defined in Article IV.

“Disbursement” shall mean any LOC Credit Disbursement, any LOC Preference Payment Disbursement, any LOC Termination Disbursement or any LOC Unpaid Demand Note Disbursement under the Series 2004-1 Letters of Credit or any combination thereof, as the context may require.

“Downgrade Event” has the meaning specified in Section 2.08(c) of this Series Supplement.

“Eligible Interest Rate Hedge Provider” means a counterparty to a Series 2004-1 Interest Rate Hedge who is a bank or other financial institution, which has (i) either (a) a short-term senior and unsecured debt rating of at least “A-1” from Standard & Poor’s or (b) a long-term senior and unsecured debt rating of at least “A+” from Standard & Poor’s and (ii) a short-term senior and unsecured debt rating of “P-1” from Moody’s and (a) on the date the Series 2004-1 Interest Rate Hedge is executed, a long-term senior and unsecured debt rating of at least “Aa3” from Moody’s and (b) on any other date, a long-term senior and unsecured debt rating of at least “A1” from Moody’s.

“Eligible Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Eligible Program Vehicles that are Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to a Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case as of such date by Manufacturers which are Eligible Program Manufacturers with respect to Vehicles that were Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with a Manufacturer which is an Eligible Program Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii) and (iv) above), plus (vi) with respect to Eligible Vehicles that were Eligible Program Vehicles sold by HVF to a third party pursuant to Section 2.05(a) of the HVF Lease, any non-return incentives payable to HVF under a Manufacturer Program by an Eligible Program Manufacturer in respect of the sale of such Vehicles outside of the related Manufacturer Program as of such date, plus (vii) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles that are Eligible Program Vehicles as of such date and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.

“Eligible Program Vehicle Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Eligible Program Vehicle Amount over the Non-Investment Grade Eligible Program Manufacturer Amount as of such date and the denominator of which is the Aggregate Asset Amount as of such date.

“Eligible Series Enhancement Account” means any Series Account the amount on deposit in which is included in the Enhancement Amount with respect to the related Series of Notes and the Series Supplement with respect to which provides that, if there are any Ford Reimbursement Obligations outstanding, amounts on deposit therein may only be applied to pay principal of, or interest on, the related Series of Notes or to pay such Ford Reimbursement Obligations.

“Financial Assets” has the meaning specified in Section 2.10(b)(i) of this Series Supplement.

“Fixed Rate Payment” means, for any Payment Date, an amount equal to the amount payable by HVF as the “Fixed Amount” under any Series 2004-1 Interest Rate Hedge on such Payment Date after netting the amounts payable to HVF as the “Floating Amount” under such Series 2004-1 Interest Rate Hedge on such Payment Date.

“Fleet Equity Amount” means, on any date of determination, the amount, if any, by which the sum of (a) the Aggregate Asset Amount on such date and (b) the amount of cash and Permitted Investments on deposit in the (i) Series 2004-1 Reserve Account, (ii) the Series 2004-1 Non-Ford Cash Collateral Account, (iii) the Series 2004-1 Excess Collection Account after the required application of such funds in accordance with the priorities set forth in clauses (i) through (iv) of Section 2.2(f) of this Series Supplement as of such date, (vi) the Series 2004-1 Collection Account and available for reduction of the Series 2004-1 Principal Amount as of such date, (vii) any Series-Specific Excess Collection Account (other than the Series 2004-1 Excess Collection Account) after the required application of such funds in accordance with the priorities set forth in the provisions of the related Series Supplement governing the distribution of amounts on deposit in such Series-Specific Excess Collection Account, other than amounts that are permitted to be released to HVF, (viii) any Series-Specific Collection Account (other than the Series 2004-1 Collection Account) and available for reduction of the Principal Amount with respect to the related Series as of such date and (ix) any other Eligible Series Enhancement Account exceeds the aggregate Principal Amount of each Outstanding Series of Notes on such date.

“Fleet Equity Condition” means, as of any date of determination, a condition that is satisfied if the Fleet Equity Amount as of such date equals or exceeds the Required Minimum Fleet Equity Amount as of such date.

 “Ford Letter of Credit” means an irrevocable letter of credit issued for the account of Ford or an affiliate thereof in favor of the Trustee for the benefit of a Series of Notes or a class of a Series of Notes.

“Ford LOC Disbursement” means any LOC Credit Disbursement under a Series 2004-1 Ford Letter of Credit.

“Ford LOC Exposure Amount” means, on any date of determination, the sum of (a) the aggregate amount available to be drawn under all outstanding Ford Letters of Credit on such date, (b) the stated amount of Ford Letters of Credit that Ford is committed to provide to HVF on such date, after giving effect to the issuance of the Ford Letters of Credit referenced in clause (a), (c) the aggregate amount of cash and Permitted

Investments on deposit in any Series 2004-1 Series Account (including the Series 2004-1 Ford Cash Collateral Account) funded by an amount drawn under a Ford Letter of Credit on such date and (d) (without double counting any amount included in the preceding clause (c)) any outstanding Ford Reimbursement Obligations on such date.

“Ford Reimbursement Obligations” means any and all obligations of HVF set forth in Section 2.13 of this Series Supplement and any other payment obligation of HVF in respect of a Ford Letter of Credit set forth in any other Series Supplement; provided, however, that no Ford Reimbursement Obligation in respect of a disbursement made under a Ford Letter of Credit shall arise until such time as Ford has reimbursed the provider of such Ford Letter of Credit for such disbursement.

“Hyundai Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case with respect to Hyundai as of such date.

“Indenture Carrying Charges” means, as of any day, any fees or other costs, fees and expenses and indemnity amounts, if any, payable by HVF to the Trustee, the Administrator, the Intermediary under the Master Exchange Agreement or the Nominee under the Indenture or the Related Documents plus any other operating expenses of HVF then payable by HVF.

“Insurance Agreement” means the Insurance Agreement, dated as March 31, 2004, among the Insurer, the Trustee and HVF, which shall constitute an “Enhancement Agreement” with respect the Series 2004-1 Notes for all purposes under the Indenture.

“Insurance Policy” means the Note Guaranty Insurance Policy No. 43613, dated March 31, 2004, issued by the Insurer.

“Insured Principal Deficit Amount” means, with respect to any Payment Date, the excess, if any, of (a) the Series 2004-1 Outstanding Principal Amount on such Payment Date (after giving effect to the distribution of the Monthly Total Principal Allocation for the Related Month) over (b) the sum on such Payment Date of (i) the Series 2004-1 Asset Amount, (ii) the Series 2004-1 Available Reserve Account Amount,  and (iii) the Series 2004-1 Letter of Credit Amount.

“Insurer” means MBIA Insurance Corporation, a New York corporation. The Insurer shall constitute an “Enhancement Provider” with respect to the Series 2004-1 Notes for all purposes under the Indenture and the other Related Documents.

“Insurer Default” means (i) any failure by the Insurer to pay a demand for payment made in accordance with the requirements of the Insurance Policy and such failure shall not have been cured or (ii) the occurrence of an Insurer Insolvency Event with respect to the Insurer.

“Insurer Insolvency Event” shall be deemed to have occurred with respect to the Insurer if:

(a) a rehabilitation or liquidation proceeding shall be commenced against the Insurer, without the consent of the Insurer, seeking the rehabilitation or liquidation of the Insurer, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for the Insurer or all or any substantial part of its assets, or any similar action with respect to the Insurer under any law relating to rehabilitation, liquidation, insolvency, reorganization, winding up or composition or adjustment of debts, and such proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or

(b) the Insurer shall commence a voluntary proceeding under any applicable rehabilitation, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for the Insurer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c) the board of directors of the Insurer shall vote to implement any of the actions set forth in clause (b) above.

“Insurer Fee” has the meaning set forth in the Insurance Agreement.

“Insurer Reimbursement Amounts” means, as of any date of determination, (i) an amount equal to the aggregate of any amounts due as of such date to the Insurer pursuant to the Insurance Agreement in respect of unreimbursed draws under the Insurance Policy, including interest thereon determined in accordance with the Insurance Agreement, and (ii) an amount equal to the aggregate of any other amounts due as of such date to the Insurer pursuant to the Insurance Agreement (other than the Insurer Fee).

“Interest Rate Hedge Provider” means HVF’s counterparty under a Series 2004-1 Interest Rate Hedge.

“Jaguar Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case with respect to Jaguar as of such date.

“Kia Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case with respect to Kia as of such date.

“Land Rover Amount” means, as of any date of determination, an amount equal to the sum of the Land Rover Program Amount and the Land Rover Non-Program Amount as of such date.

“Land Rover Non-Program Amount”  means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount with respect to Land Rover as of such date.

“Land Rover Program Amount:  means, as of any date of determination, an amount equal to the Manufacturer Eligible Program Vehicle Amount with respect to Land Rover as of such date.

“Lease Payment Deficit Notice” has the meaning specified in Section 2.03(c) of this Series Supplement.

“Legal Final Payment Date” means the Three-Year Notes Legal Final Payment Date, the Class A-3 Legal Final Payment Date or the Class A-4 Legal Final Payment Date.

“Lexus Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case with respect to Lexus as of such date.

“LIBOR Determination Date” means, with respect to any Series 2004-1 Interest Period, the second London Business Day preceding the first day of such Series 2004-1 Interest Period.

“LOC Credit Disbursement” means an amount drawn under a Series 2004-1 Letter of Credit pursuant to a Certificate of Credit Demand.

“LOC Preference Payment Disbursement” means an amount drawn under a Series 2004-1 Letter of Credit pursuant to a Certificate of Preference Payment Demand.

“LOC Termination Disbursement” means an amount drawn under a Series 2004-1 Letter of Credit pursuant to a Certificate of Termination Demand.

“LOC Unpaid Demand Note Disbursement” means an amount drawn under a Series 2004-1 Letter of Credit pursuant to a Certificate of Unpaid Demand Note Demand.

“London Business Day” means any day on which dealings in deposits in Dollars are transacted in the London interbank market and banking institutions in London are not authorized or obligated by law or regulation to close.

“Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Eligible Program Vehicles that are Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not turned in to and accepted by such Manufacturer pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case as of such date by such Manufacturer with respect to Vehicles that were Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with such Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii), and (iv) above) plus (vi) with respect to Eligible Vehicles that were Eligible Program Vehicles sold by HVF to a third party pursuant to Section 2.05(a) of the HVF Lease, any non-return incentives payable to HVF under a Manufacturer Program by such Manufacturer in respect of the sale of such Vehicles outside of the related Manufacturer Program as of such date, plus (vii) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles that are Eligible Program Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Manufacturer pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to its Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents. For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Manufacturer Non-Eligible Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Non-Eligible Program Vehicles or Non-Program Vehicles that are Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not turned in to and accepted by such Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master

Exchange Agreement, in each case as of such date by such Manufacturer with respect to Vehicles that were Eligible Vehicles and Non-Eligible Program Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with such Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii) and (iv) above), plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that are Non-Eligible Program Vehicles or Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents. For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Market Value Average” means, as of any day on or after the third Determination Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Non Program Fleet Market Value as of such preceding Determination Date and the two Determination Dates precedent thereto and the denominator of which is the average of the aggregate Net Book Value of the Non Program Vehicles as of such preceding Determination Date and the two Determination Dates precedent thereto.

“Mazda Amount” means, as of any date of determination, an amount equal to the sum of the Mazda Program Amount and the Mazda Non-Program Amount as of such date.

“Mazda Non-Program Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount with respect to Mazda as of such date.

“Mazda Program Amount” means, as of any date of determination, an amount equal to the Manufacturer Eligible Program Vehicle Amount with respect to Mazda as of such date.

“Mercedes Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case with respect to Mercedes as of such date.

“Mitsubishi Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case with respect to Mitsubishi as of such date.

“Monthly Total Principal Allocation” means for any Related Month the sum of all Series 2004-1 Principal Allocations with respect to such Related Month.

“New York UCC” has the meaning specified in Section 2.10(b)(i) of this Series Supplement.

“Non-Eligible Manufacturer Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all HVF Vehicles that are Eligible Vehicles as of such date that were manufactured by Manufacturers other than Eligible Manufacturers and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case as of such date by Manufacturers other than Eligible Manufacturers with respect to Vehicles that were Eligible Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with a Manufacturer other than an Eligible Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were manufactured by Manufacturers other than Eligible Manufacturers that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were manufactured by Manufacturers other than Eligible Manufacturers that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii) and (iv) above), plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that were manufactured by Manufacturers other than Eligible Manufacturers and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to its Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.

“Non-Eligible Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Non-Eligible Program Vehicles and Non-Program Vehicles that are Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case as of such date by Manufacturers with respect to Vehicles that were Eligible Vehicles and Non-Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with a Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii) and (iv) above), plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that are Non-Eligible Program Vehicles or Non-Program Vehicles and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.

“Non-Investment Grade Eligible Program Manufacturer” means, as of any date of determination, each Eligible Program Manufacturer who as of such date does not have a long-term unsecured debt rating of at least “BBB-” from Standard & Poor’s and at least “Baa3” from Moody’s; provided that upon the withdrawal of the rating of a Manufacturer by a Rating Agency or upon the downgrade of a Manufacturer by a Rating

Agency to a rating that would require inclusion of such Manufacturer in this definition, for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “BBB-” and/or “Baa3”, as applicable, by the Rating Agency which downgraded such Manufacturer for a period of 30 days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such downgrade and (ii) the date on which the Trustee or the Insurer notifies the Administrator of such downgrade.

“Non-Investment Grade Eligible Program Manufacturer Amount” means, as of any date of determination, the sum for all Non-Investment Grade Eligible Program Manufacturers an amount, with respect to each Non-Investment Grade Eligible Program Manufacturer, equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Eligible Program Vehicles that are Eligible Vehicles as of such date that were manufactured by such Non-Investment Grade Eligible Program Manufacturer or an Affiliate thereof and not turned in to and accepted by such Non-Investment Grade Eligible Program Manufacturer pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case as of such date by such Non-Investment Grade Eligible Program Manufacturer with respect to Vehicles that were Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Non-Investment Grade Eligible Program Manufacturer or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with such Non-Investment Grade Eligible Program Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Non-Investment Grade Eligible Program Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Non-Investment Grade Eligible Program Manufacturer, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Non-Investment Grade Eligible Program Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Non-Investment Grade Eligible Program Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii), and (iv) above) plus (vi) with respect to Eligible Vehicles that were Eligible Program Vehicles sold by HVF to a third party pursuant to Section 2.05(a) of the HVF Lease, any non-return incentives payable to HVF under a Manufacturer Program by such Non-Investment Grade Eligible Program Manufacturer in respect of the sale of such Vehicles outside of the related Manufacturer Program as of such date, plus (vii) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles that are Eligible Program Vehicles as of such date that were manufactured by such Non-Investment Grade Eligible Program Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Non-Investment Grade Eligible Program Manufacturer pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to its Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents. For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Non-Program Fleet Market Value” means, with respect to all Non-Program Vehicles as of any date of determination, the sum of the respective Third-Party Market Values of each Non-Program Vehicle, as the context may require.

“Non-Program Vehicle Measurement Month Average” means, with respect to any Measurement Month, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate amounts of Disposition Proceeds paid or payable in respect of all Non-Program Vehicles that are sold to third parties, at auction or otherwise (excluding salvage sales), during such Measurement Month and the two Measurement Months preceding such Measurement Month and the denominator of which is the aggregate Net Book Values of such Non-Program Vehicles on the dates of their respective sales and (b) 100%.

“Notice of Reduction” means a notice in the form of Annex E to a Series 2004-1 Letter of Credit.

“One-Month LIBOR” means, for each Series 2004-1 Interest Period, the rate per annum determined on the related LIBOR Determination Date by the Calculation Agent to be the rate for Dollar deposits having a maturity equal to one month, that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that if such rate does not appear on Telerate Page 3750, One-Month LIBOR will mean, for such 2004-1 Interest Period, the rate per annum equal to the arithmetic mean (rounded to the nearest one-one-hundred-thousandth of one percent) of the rates quoted by the Reference Banks to the Calculation Agent as the rates at which deposits in Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month; provided further, that if fewer than two quotations are provided as requested by the Reference Banks, “One-Month LIBOR” for such Series 2004-1 Interest Period will mean the arithmetic mean (rounded to the nearest one-one-hundred-thousandth of one percent) of the rates quoted by major banks in New York, New York selected by the Calculation Agent, at approximately 10:00 a.m., New York City time, on the first day of such Series 2004-1 Interest Period for loans in Dollars to leading European banks for a period equal to one month; provided, finally that if no such quotes are provided, “One-Month LIBOR” for such Series 2004-1 Interest Period will mean One-Month LIBOR as in effect with respect to the preceding Series 2004-1 Interest Period.

“Outstanding” means with respect to the Series 2004-1 Notes, all Series 2004-1 Notes theretofore authenticated and delivered under the Indenture, except (a) Series 2004-1 Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2004-1 Notes which have not been presented for payment but funds for the payment of which are on deposit in the Series 2004-1 Distribution Account and are available for payment of such Series 2004-1 Notes, and Series 2004-1 Notes which are considered paid pursuant to Section 8.01 of the Base Indenture, or (c) Series 2004-1 Notes in exchange for or in lieu of other Series 2004-1 Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Series 2004-1 Notes are held by a purchaser for value.

“Past Due Rent Payment” has the meaning specified in Section 2.02(d) of this Series Supplement.

“Preference Amount” means any amount previously paid by Hertz pursuant to the Series 2004-1 Demand Note and distributed to the Series 2004-1 Noteholders in respect of amounts owing under the Series 2004-1 Notes that is recoverable or that has been recovered as a voidable preference by the trustee in a bankruptcy proceeding of Hertz pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Series 2004-1 Principal Amount on such date (after giving effect to the distribution of the Monthly Total Principal Allocation for the Related Month and any other amounts to be paid to the Series 2004-1 Noteholders described in Section 2.05(a) of this Series Supplement if such date is a Payment Date) over (b) the Series 2004-1 Asset Amount on such date; provided, however, the Principal Deficit Amount on any date that is prior to the Class A-4 Legal Final Maturity Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made under the HVF Lease, shall mean the excess, if any, of (x) the Series 2004-1 Principal Amount on such date (after giving effect to the distribution of Monthly Total Principal Allocation for the Related Month and any other amounts to be paid to the Series 2004-1 Noteholders described in Section 2.05(a) of this Series Supplement if such date is a Payment Date) over (y) the sum of (1) the Series 2004-1 Asset Amount on such date and (2) the lesser of (a) the Series 2004-1 Liquidity Amount on such date and (b) the Series 2004-1 Required Liquidity Amount on such date.

“Pro Rata Share” means, (a) with respect to any Series 2004-1 Non-Ford Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2004-1 Non-Ford Letter of Credit

Provider’s Series 2004-1 Non-Ford Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2004-1 Non-Ford Letters of Credit as of such date and (b) with respect to any Series 2004-1 Ford Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2004-1 Ford Letter of Credit Provider’s Series 2004-1 Ford Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2004-1 Ford Letters of Credit as of such date; provided that only for purposes of calculating the Pro Rata Share with respect to any Series 2004-1 Letter of Credit Provider as of any date, if such Series 2004-1 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Series 2004-1 Letter of Credit made prior to such date, the available amount under such Series 2004-1 Letter of Credit Provider’s Series 2004-1 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2004-1 Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by the Lessee for such amount (provided that the foregoing calculation shall not in any manner reduce the Series 2004-1 Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under its Series 2004-1 Letter of Credit).

“QIB” has the meaning specified in Section 5.01 of this Series Supplement.

“Rating Agencies” means, with respect to the Series 2004-1 Notes, Standard & Poor’s and Moody’s, and any other nationally recognized rating agency rating the Series 2004-1 Notes at the request of HVF.

“Record Date” means, with respect to any Payment Date, the last day of the Related Month.

“Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” has the meaning specified in Section 5.03 of this Series Supplement.

“Required Minimum Fleet Equity Amount” means, on any date of determination, an amount equal to four times the Ford LOC Exposure Amount as of such date.

“Required Noteholders” means with respect to the Series 2004-1 Notes, subject to Section 6.06 of this Series Supplement, Series 2004-1 Noteholders holding more than 50% of the Series 2004-1 Principal Amount (excluding any Series 2004-1 Notes held by HVF or any Affiliate of HVF).

“Restricted Global Notes” has the meaning specified in Section 5.02 of this Series Supplement.

“Restricted Notes” means the Restricted Global Notes and all other Series 2004-1 Notes evidencing the obligations, or any portion of the obligations, initially evidenced by the Restricted Global Notes, other than certificates transferred or exchanged upon certification as provided in Section 5.05(h)(iv) of this Series Supplement.

“Restricted Period” means the period commencing on the Series 2004-1 Closing Date and ending on the 40th day after the Series 2004-1 Closing Date.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Series 2004-1 Accrued Amounts” means, on any date of determination, the sum of (i) accrued and unpaid interest on the Series 2004-1 Notes as of such date, (ii) the Insurer Fee, if any, accrued to such date and payable by HVF on the next succeeding Payment Date, (iii) any other amounts due or accrued as of such date and payable to the Insurer pursuant to the Insurance Agreement (other than unreimbursed amounts drawn under the Insurance Policy to pay the principal of the Series 2004-1 Notes) on or prior to the next succeeding Payment Date and (iv) the product of (A) the Indenture Carrying Charges payable on the next succeeding Payment Date times (B) the Series 2004-1 Percentage as of the Determination Date immediately preceding such Payment Date.

“Series 2004-1 Accrued Interest Account” has the meaning specified in Section 2.01(a) of this Series Supplement.

“Series 2004-1 Adjusted Monthly Interest” means, (a) for the initial Payment Date, $1,065,812.49 and (b) for any other Payment Date, the sum of (i) with respect to the Series 2004-1 Interest Period ending on the day preceding such Payment Date, the sum of (A) an amount equal to the product of (1) the Class A-1 Note Rate for such Series 2004-1 Interest Period, (2) the Class A-1 Outstanding Principal Amount on the first day of such Series 2004-1 Interest Period, after giving effect to any principal payments made on such date, and (3) a fraction, the numerator of which is the number of days in such Series 2004-1 Interest Period and the denominator of which is 360, (B) an amount equal to the product of (1) one-twelfth of the Class A-2 Note Rate and (2) the Class A-2 Outstanding Principal Amount on the first day of such Series 2004-1 Interest Period, after giving effect to any principal payments made on such date, (C) an amount equal to the product of (1) one-twelfth of the Class A-3 Note Rate and (2) the Class A-3 Outstanding Principal Amount on the first day of such Series 2004-1 Interest Period, after giving effect to any principal payments made on such date, and (D) an amount equal to the product of (1) one-twelfth of the Class A-4 Note Rate and (2) the Class A-4 Outstanding Principal Amount on the first day of such Series 2004-1 Interest Period, after giving effect to any principal payments made on such date, and (ii) an amount equal to the amount of any unpaid Deficiency Amounts, as of the preceding Payment Date (together with any accrued interest on such Deficiency Amounts at the applicable Series 2004-1 Note Rate).

“Series 2004-1 Asset Amount” means, as of any date of determination, the sum of (a) the product of (i) the Series 2004-1 Required Asset Amount Percentage as of such date and (ii) the Aggregate Asset Amount as of such date and (b) the amounts on deposit in the Series 2004-1 Excess Collection Account and the Series 2004-1 Collection Account as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2004-1 Available Cash Collateral Account Amount” means, as of any date of determination, the sum of (a) the Series 2004-1 Available Ford Cash Collateral Account Amount and (b) the Series 2004-1 Available Non-Ford Cash Collateral Account Amount.

“Series 2004-1 Available Ford Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2004-1 Ford Cash Collateral Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2004-1 Available Non-Ford Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2004-1 Non-Ford Cash Collateral Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2004-1 Available Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Series 2004-1 Reserve Account.

“Series 2004-1 Cash Collateral Account” means a Series 2004-1 Ford Cash Collateral Account and/or a Series 2004-1 Non-Ford Cash Collateral Account, as the context may require.

“Series 2004-1 Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the sum of (x) the Series 2004-1 Available Ford Cash Collateral Account Amount and (y) the Series 2004-1 Available Non-Ford Cash Collateral Account Amount and (b) the lesser of (i) the excess, if any, of the Series 2004-1 Enhancement Amount (after giving effect to any withdrawal from the Series 2004-1 Reserve Account on such Payment Date) over the Series 2004-1 Required Enhancement Amount on such Payment Date, and (ii) the excess, if any, of the Series 2004-1 Liquidity Amount (after giving effect to any withdrawals from the Series 2004-1 Reserve Account on such Payment Date) over the Series 2004-1 Required Liquidity Amount on such Payment Date.

“Series 2004-1 Closing Date” means March 31, 2004.

“Series 2004-1 Collateral” means the Collateral, any Series 2004-1 Interest Rate Hedges, the 2004-1 Series Account Collateral, the Series 2004-1 Cash Collateral Account Collateral, the Series 2004-1 Demand Note, the Series 2004-1 Distribution Account Collateral and the Series 2004-1 Reserve Account Collateral.

“Series 2004-1 Collection Account” has the meaning specified in Section 2.01(a) of this Series Supplement.

“Series 2004-1 Controlled Amortization Period” means the Three-Year Notes Controlled Amortization Period, the Class A-3 Controlled Amortization Period or the Class A-4 Controlled Amortization Period, as the context requires.

“Series 2004-1 Demand Note” means each demand note made by Hertz, substantially in the form of Exhibit H to this Series Supplement, as amended, modified or restated from time to time in accordance with its terms and the terms of this Series Supplement.

“Series 2004-1 Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2004-1 Demand Note that were deposited into the Series 2004-1 Distribution Account and paid to the Series 2004-1 Noteholders during the one year period ending on such date of determination over (b) the amount of any Preference Amount relating to such proceeds that has been repaid to the Issuer (or any payee of the Issuer) with the proceeds of any LOC Preference Payment Disbursement (or any withdrawal from the Series 2004-1 Cash Collateral Account); provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred on or before such date of determination, the Series 2004-1 Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2004-1 Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.

“Series 2004-1 Deposit Date” has the meaning specified in Section 2.02 of this Series Supplement.

“Series 2004-1 Designated Account” has the meaning specified in Section 2.10(a) of this Series Supplement.

“Series 2004-1 Distribution Account” has the meaning specified in Section 2.09(a) of this Series Supplement.

“Series 2004-1 Distribution Account Collateral” has the meaning specified in Section 2.09(d) of this Series Supplement.

“Series 2004-1 Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2004-1 Letter of Credit, a long-term senior unsecured debt rating (or the equivalent thereof in the case of Moody’s or Standard

& Poor’s, as applicable) of at least “A+” from Standard & Poor’s and at least “Al” from Moody’s and a short-term senior unsecured debt rating of at least “A-1” from Standard & Poor’s and “P-1” from Moody’s.

“Series 2004-1 Enhancement” means the Series 2004-1 Cash Collateral Account Collateral, the Series 2004-1 Letters of Credit, the Series 2004-1 Overcollateralization Amount and the Series 2004-1 Reserve Account Collateral.

“Series 2004-1 Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2004-1 Overcollateralization Amount as of such date, (ii) the Series 2004-1 Letter of Credit Amount as of such date, (iii) the Series 2004-1 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) and (iv) on any date on which no Aggregate Asset Amount Deficiency exists, the amount on deposit in the Series 2004-1 Excess Collection Account as of such date.

“Series 2004-1 Enhancement Deficiency” means, on any day, the amount by which the Series 2004-1 Enhancement Amount is less than the Series 2004-1 Required Enhancement Amount.

“Series 2004-1 Excess Collection Account” has the meaning specified in Section 2.01(a) of this Series Supplement.

“Series 2004-1 Ford Cash Collateral Account” has the meaning specified in Section 2.08(g)(I) of this Series Supplement.

“Series 2004-1 Ford Cash Collateral Account Collateral” has the meaning specified in Section 2.08(a)(I) of this Series Supplement.

“Series 2004-1 Ford Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2004-1 Available Ford Cash Collateral Account Amount as of such date and the denominator of which is the Series 2004-1 Ford Letter of Credit Liquidity Amount as of such date.

“Series 2004-1 Ford Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit B-1-2 to this Series Supplement and otherwise in form and substance satisfactory to the Insurer, issued for the account of Ford or an affiliate thereof by a Series 2004-1 Eligible Ford Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2004-1 Noteholders; provided, however, that the Insurer agrees that any Series 2004-1 Letter of Credit that is in the form and substance of the Series 2004-1 Letter of Credit delivered to the Trustee on the date hereof is in form and substance satisfactory to the Insurer.

“Series 2004-1 Ford Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2004-1 Ford Letter of Credit, as specified therein, and (b) if a

Series 2004-1 Ford Cash Collateral Account has been established and funded pursuant to Section 2.08 of this Series Supplement, the Series 2004-1 Available Ford Cash Collateral Account Amount on such date.

“Series 2004-1 Ford Letter of Credit Provider” means the issuer of a Series 2004-1 Ford Letter of Credit.

“Series 2004-1 Ford Letter of Credit Termination Date” means the date on which (i) all Series 2004-1 Ford Letters of Credit have expired or been terminated and returned to the Series 2004-1 Ford Letter of Credit Provider thereof, (ii) no Ford Reimbursement Obligations are outstanding and (iii) Ford has been paid all amounts distributable to Ford hereunder from the Series 2004-1 Cash Collateral Accounts.

“Series 2004-1 Global Note” means a Regulation S Global Note, a Restricted Global Note or an Unrestricted Global Note.

“Series 2004-1 Initial Principal Amount” means the sum of the Class A-1 Initial Principal Amount, the Class A-2 Initial Principal Amount, the Class A-3 Initial Principal Amount and the Class A-4 Initial Principal Amount.

“Series 2004-1 Interest Period” means a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2004-1 Interest Period shall commence on and include the Series 2004-1 Closing Date and end on and include April 25, 2004.

“Series 2004-1 Interest Rate Hedge” is defined in Section 2.11(a) of this Series Supplement.

“Series 2004-1 Invested Percentage” means on any date of determination:

(a)  when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the Series 2004-1 Required Asset Amount, determined during the Series 2004-1 Revolving Period as of the end of the immediately preceding Related Month (or, until the end of the initial Related Month after the Series 2004-1 Closing Date, on the Series 2004-1 Closing Date), or, during the Series 2004-1 Controlled Amortization Period and the Series 2004-1 Rapid Amortization Period, as of the last day of the Series 2004-1 Revolving Period, and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of the end of the immediately preceding Related Month or, until the end of the initial Related Month after the Series 2004-1 Closing Date, as of the Series 2004-1 Closing Date and (II) as of the same date as in clause (I), the Aggregate Required Asset Amount;

(b)  when used with respect to Interest Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be the Series 2004-1 Accrued Amounts on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of Notes on such date of determination.

“Series 2004-1 Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections which pursuant to Section 2.02(a), (b) or (c) of this Series Supplement would have been deposited into the Series 2004-1 Accrued Interest Account if all payments of Monthly Variable Rent required to have been made under the HVF Lease from and excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Interest Collections which pursuant to Section 2.02(a), (b) or (c) of this Series Supplement have been received for deposit into the Series 2004-1 Accrued Interest Account from and excluding the preceding Payment Date to and including such Payment Date.

“Series 2004-1 Lease Payment Deficit” means either a Series 2004-1 Lease Interest Payment Deficit or a Series 2004-1 Lease Principal Payment Deficit.

“Series 2004-1 Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2004-1 Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) the amount deposited in the Series 2004-1 Distribution Account pursuant to Section 2.05(d) of this Series Supplement on such preceding Payment Date on account of such Series 2004-1 Lease Principal Payment Deficit.

“Series 2004-1 Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2004-1 Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2004-1 Lease Principal Payment Carryover Deficit for such Payment Date.

“Series 2004-1 Letter of Credit” means (i) a Series 2004-1 Ford Letter of Credit; or (ii) an irrevocable letter of credit, substantially in the form of Exhibit B to this Series Supplement and otherwise in form and substance satisfactory to the Insurer, issued by a Series 2004-1 Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2004-1 Noteholders; provided, however, that the Insurer agrees that any Series 2004-1 Letter of Credit that is in the form and substance of the Series 2004-1 Letter of Credit delivered to the Trustee on the Series 2004-1 Closing Date is in form and substance satisfactory to the Insurer.

“Series 2004-1 Letter of Credit Agreement” means the Letter of Credit Reimbursement Agreement and any other agreement pursuant to which a Series 2004-1 Letter of Credit is issued in favor of the Trustee for the benefit of the Series 2004-1 Noteholders.

“Series 2004-1 Letter of Credit Amount” means, as of any date of determination, the sum of the Series 2004-1 Ford Letter of Credit Liquidity Amount on such date and the Series 2004-1 Non-Ford Letter of Credit Amount on such date.

“Series 2004-1 Letter of Credit Expiration Date” means, with respect to any Series 2004-1 Letter of Credit, the expiration date set forth in such Series 2004-1 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2004-1 Letter of Credit.

“Series 2004-1 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2004-1 Letter of Credit, as specified therein, and (b) if a Series 2004-1 Cash Collateral Account has been established and funded pursuant to Section 2.08 of this Series Supplement, the Series 2004-1 Available Cash Collateral Account Amount on such date.

“Series 2004-1 Letter of Credit Provider” means the issuer of a Series 2004-1 Letter of Credit.

“Series 2004-1 Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Series 2004-1 Letter of Credit Provider for draws under its Series 2004-1 Letter of Credit, other than any such reimbursement agreement between Ford and a Series 2004-1 Ford Letter of Credit Provider, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Series 2004-1 Limited Liquidation Event of Default” means, so long as such event or condition continues, any event or condition of the type specified in clauses (a) through (i) of Article III of this Series Supplement that continues for thirty (30) days (without double counting the cure period, if any, provided therein); provided however, that any event or condition of the type specified in clauses (a) through (g) shall cease to constitute a Series 2004-1 Limited Liquidation Event of Default if (i) within such thirty (30) day period, such Amortization Event shall have been cured and (ii) except for any period during which an Insurer Default is continuing, the Trustee shall have received the written consent of the Insurer waiving the occurrence of such Series 2004-1 Limited Liquidation Event of Default.

“Series 2004-1 Liquidity Amount” means, as of any date of determination, the sum of (a) the Series 2004-1 Letter of Credit Liquidity Amount and (b) the Series 2004-1 Available Reserve Account Amount on such date (after giving effect to any deposits thereto on such date).

“Series 2004-1 Liquidity Deficiency” means, as of any date of determination, the amount by which the Series 2004-1 Liquidity Amount is less than the Series 2004-1 Required Liquidity Amount as of such date.

“Series 2004-1 Maximum Aggregate BMW/Lexus/Mercedes/Audi Amount” means as of any day, an amount equal to 6% of the Adjusted Aggregate Asset Amount on such day (or such greater percentage as may be agreed to by HVF, the Insurer (such consent not to be unreasonably withheld or delayed) for so long as any Series 2004-1 Notes are Outstanding, and the Rating Agencies, subject to satisfaction of the Series

2004-1 Rating Agency Condition; provided, that the consent of the Insurer shall not be required to the extent such percentage is equal to or less than 15%).

“Series 2004-1 Maximum Amount” means any of the Series 2004-1 Maximum Hyundai Amount, the Series 2004-1 Maximum Jaguar Amount, the Series 2004-1 Maximum Kia Amount, the Series 2004-1 Maximum Land Rover Amount, the Series 2004-1 Maximum Mazda Amount, the Series 2004-1 Maximum Mitsubishi Amount, the Series 2004-1 Maximum Subaru Amount, the Series 2004-1 Maximum Volvo Amount, the Series 2004-1 Maximum Manufacturer Non-Eligible Vehicle Amount, the Series 2004-1 Maximum Non-Eligible Manufacturer Amount, the Series 2004-1 Maximum Non-Eligible Vehicle Amount, the Series 2004-1 Maximum Audi Amount, the Series 2004-1 Maximum BMW Amount, the Series 2004-1 Maximum Lexus Amount, the Series 2004-1 Maximum Mercedes Amount and the Series 2004-1 Maximum Aggregate BMW/Lexus Mercedes Amount.

“Series 2004-1 Maximum Audi Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day (or such greater percentage as may be agreed to by HVF, the Insurer (such consent not to be unreasonably withheld or delayed) for so long as any Series 2004-1 Notes are Outstanding, and the Rating Agencies, subject to satisfaction of the Series 2004-1 Rating Agency Condition; provided, that the consent of the Insurer shall not be required to the extent such percentage is equal to or less than 8%).

“Series 2004-1 Maximum BMW Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day (or such greater percentage as may be agreed to by HVF, the Insurer (such consent not to be unreasonably withheld or delayed) for so long as any Series 2004-1 Notes are Outstanding, and the Rating Agencies, subject to satisfaction of the Series 2004-1 Rating Agency Condition; provided, that the consent of the Insurer shall not be required to the extent such percentage is equal to or less than 5%).

“Series 2004-1 Maximum Hyundai Amount” means, as of any day, an amount equal to 13% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Jaguar Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Kia Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Land Rover Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Lexus Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day (or such greater percentage as may be agreed to by HVF, the Insurer (such consent not to be unreasonably withheld or delayed) for so long as any Series 2004-1 Notes are

Outstanding, and the Rating Agencies, subject to satisfaction of the Series 2004-1 Rating Agency Condition; provided, that the consent of the Insurer shall not be required to the extent such percentage is equal to or less than 5%).

“Series 2004-1 Maximum Manufacturer Non-Eligible Vehicle Amount” means, as of any day, with respect to any Manufacturer, an amount equal to 40% of the Non-Eligible Vehicle Amount (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, GM, Chrysler, Toyota and Honda, the Net Book Value of the HVF Vehicles (other than Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such HVF Vehicles due from such Manufacturer).

“Series 2004-1 Maximum Mazda Amount” means, as of any day, an amount equal to 20% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Mercedes Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day (or such greater percentage as may be agreed to by HVF, the Insurer (such consent not to be unreasonably withheld or delayed) for so long as any Series 2004-1 Notes are Outstanding, and the Rating Agencies, subject to satisfaction of the Series 2004-1 Rating Agency Condition; provided, that the consent of the Insurer shall not be required to the extent such percentage is equal to or less than 5%).

“Series 2004-1 Maximum Mitsubishi Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Non-Eligible Manufacturer Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Non-Eligible Vehicle Amount” means, as of any day, an amount equal to 50% of the Adjusted Aggregate Asset Amount (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, GM, Chrysler, Toyota and Honda, the Net Book Value of the HVF Vehicles (other than the Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such HVF Vehicles due from such Manufacturer).

“Series 2004-1 Maximum Subaru Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Volvo Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Monthly Interest” means, with respect to any Series 2004-1 Interest Period, the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest and Class A-4 Monthly Interest for such Series 2004-1 Interest Period.

“Series 2004-1 Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 2.02(a), (b) or (c) of this Series Supplement would have been deposited into the Series 2004-1 Collection Account if all payments required to have been made under the HVF Lease from and excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Principal Collections which pursuant to Section 2.02(a), (b) or (c) of this Series Supplement have been received for deposit into the Series 2004-1 Collection Account (without giving effect to any amounts deposited into the Series 2004-1 Accrued Interest Account pursuant to the proviso in Section 2.02(c)(ii) of this Series Supplement) from and excluding the preceding Payment Date to and including such Payment Date.

“Series 2004-1 Non-Ford Cash Collateral Account” has the meaning specified in Section 2.08(g)(II) of this Series Supplement.

“Series 2004-1 Non-Ford Cash Collateral Account Collateral” has the meaning specified in Section 2.08(a)(II) of this Series Supplement.

“Series 2004-1 Non-Ford Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2004-1 Available Non-Ford Cash Collateral Account Amount as of such date and the denominator of which is the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount as of such date.

“Series 2004-1 Non-Ford Letter of Credit” means each Series 2004-1 Letter of Credit other than a Series 2004-1 Ford Letter of Credit.

“Series 2004-1 Non-Ford Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn on such date under the Series 2004-1 Non-Ford Letters of Credit, as specified therein, and (ii) if the Series 2004-1 Non-Ford Cash Collateral Account has been established and funded pursuant to Section 2.08 of this Series Supplement, the Series 2004-1 Available Non-Ford Cash Collateral Account Amount on such date and (b) the outstanding principal amount of the Series 2004-1 Demand Note on such date.

“Series 2004-1 Non-Ford Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2004-1 Non-Ford Letter of Credit, as specified therein, and (b) if a Series 2004-1 Non-Ford Cash Collateral Account has been established and funded pursuant to Section 2.08 of this Series Supplement, the Series 2004-1 Available Non-Ford Cash Collateral Account Amount on such date.

“Series 2004-1 Non-Ford Letter of Credit Provider” means the issuer of a Series 2004-1 Non-Ford Letter of Credit.

“Series 2004-1 Note Rate” means the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate or the Class A-4 Note Rate, as the context may require.

“Series 2004-1 Note Owner” means, with respect to a Series 2004-1 Global Note, the Person who is the beneficial owner of an interest in such Series 2004-1 Global Note, as reflected on the books of DTC, or on the books of a Person maintaining an account with DTC (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of DTC).

“Series 2004-1 Noteholders” means, collectively, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

“Series 2004-1 Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Series 2004-1 Outstanding Principal Amount” means, as of any date of determination, the sum of the Class A-1 Outstanding Principal Amount, the Class A-2 Outstanding Principal Amount, the Class A-3 Outstanding Principal Amount and the Class A-4 Outstanding Principal Amount as of such date.

“Series 2004-1 Overcollateralization Amount” means (i) as of any date of determination on which no Aggregate Asset Amount Deficiency exists, the Series 2004-1 Required Overcollateralization Amount as of such date or (ii) on which an Aggregate Asset Amount Deficiency exists, the excess, if any, of the Series 2004-1 Asset Amount over the Series 2004-1 Principal Amount as of such date.

“Series 2004-1 Past Due Rent Payment” has the meaning specified in Section 2.02(d) of this Series Supplement.

“Series 2004-1 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2004-1 Principal Amount as of such date and the denominator of which is the Aggregate Principal Amount as of such date.

“Series 2004-1 Principal Allocation” has the meaning specified in Section 2.02 (a)(ii) of this Series Supplement.

“Series 2004-1 Principal Amount” means, as of any date of determination, the sum of the Class A-1 Principal Amount, the Class A-2 Principal Amount, the Class A-3 Principal Amount and the Class A-4 Principal Amount as of such date.

“Series 2004-1 Rapid Amortization Period” means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2004-1 Notes and ending upon the earlier to occur of (i) the date on which (A) the Series 2004-1 Notes are fully paid, (B) the Insurer has been paid all Insurer Fees and all Insurer Reimbursement Amounts then due, (C) each Interest Rate Hedge Provider has been paid all amounts payable to it by HVF under the related Series 2004-1 Interest Rate Hedge, and (D) the Series 2004-1 Ford Letter of Credit Termination Date and (ii) the termination of the Indenture.

“Series 2004-1 Rating Agency Condition” means, with respect to the Series 2004-1 Notes and any action, including the issuance of an additional Series of Notes, that each Rating Agency shall have notified HVF, the Insurer and the Trustee in writing that such action will not result in a reduction or withdrawal of the ratings of the Series 2004-1 Notes.

“Series 2004-1 Required Asset Amount” means, as of any date of determination, the sum of (i) the Series 2004-1 Principal Amount and (ii) the Series 2004-1 Required Overcollateralization Amount as of such date.

“Series 2004-1 Required Asset Amount Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2004-1 Required Asset Amount and the denominator of which is the Aggregate Required Asset Amount as of such date.

“Series 2004-1 Required Enhancement Amount” means, as of any date of determination, the sum of (i) the product of the Series 2004-1 Required Enhancement Percentage as of such date and the Series 2004-1 Principal Amount as of such date and (ii) the Series 2004-1 Required Enhancement Incremental Amount as of such date; provided, however, that, as of any date of determination after the occurrence of a Series 2004-1 Limited Liquidation Event of Default, the Series 2004-1 Required Enhancement Amount shall equal the lesser of (x) the Series 2004-1 Principal Amount as of such date and (y) the sum of (l) the product of the Series 2004-1 Required Enhancement Percentage as of such date of determination and the Series 2004-1 Principal Amount as of the date of the occurrence of such Series 2004-1 Limited Liquidation Event of Default and (2) the Series 2004-1 Required Enhancement Incremental Amount as of such date of determination.

“Series 2004-1 Required Enhancement Incremental Amount” means (i) as of the Series 2004-1 Closing Date, $0;

(ii)                                  as of any date thereafter, $25,125,000 (or such lesser amount as may be required from time to time for the Shadow Rating for the Series 2004-1 Notes to be BBB- and Baa3 or higher, by Standard & Poor’s and Moody’s, respectively); and

(iii) the product of (A) the Series 2004-1 Required Asset Amount Percentage as of the immediately preceding Business Day and (B) the sum of (1) the excess, if any, of the Non-Eligible Vehicle Amount (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, GM, Chrysler, Toyota and Honda, the Net Book Value of the HVF Vehicles (other than Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such HVF Vehicles due from such Manufacturer) over the Series 2004-1 Maximum Non-Eligible Vehicle Amount as of such immediately preceding Business Day, (2) the excess, if any, of the Hyundai Amount over the Series 2004-1 Maximum Hyundai Amount as of such immediately preceding Business Day, (3) the excess, if any, of the Jaguar Amount over the Series 2004-1 Maximum Jaguar Amount as of such immediately preceding Business Day, (4) the excess, if any, of the Kia Amount over the Series 2004-1 Maximum Kia Amount as of such immediately preceding Business Day, (5) the excess, if any, of the Land Rover Amount over the Series 2004-1 Maximum Land Rover Amount as of such immediately preceding Business Day, (6) the excess, if any, of the Mazda Amount over the Series 2004-1 Maximum Mazda Amount as of such immediately preceding Business Day, (7) the excess, if any, of the Mitsubishi Amount over the Series 2004-1 Maximum Mitsubishi Amount as of such immediately preceding Business Day, (8) the excess, if any, of the Subaru Amount over the Series 2004-1 Maximum Subaru Amount as of such immediately preceding Business Day, (9) the excess, if any, of the Volvo Amount over the Series 2004-1 Maximum Volvo Amount as of such immediately preceding Business Day, (10) the excess, if any, of the Non-Eligible Manufacturer Amount over the Series 2004-1 Maximum Non-Eligible Manufacturer Amount as of such immediately preceding Business Day, (11) the excess, if any, of the Manufacturer Non-Eligible Vehicle Amount with respect to any Manufacturer (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, GM, Chrysler, Toyota and Honda, the Net Book Value of the HVF Vehicles (other than Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such HVF Vehicles due from such Manufacturer) over the Series 2004-1 Maximum Manufacturer Non-Eligible Vehicle Amount as of such immediately preceding Business Day, (12) the excess, if any, of the Audi Amount over the Series 2004-1 Maximum Audi Amount as of such immediately preceding Business Day, (13) the excess, if any of the BMW Amount over the Series 2004-1 Maximum BMW Amount as of such immediately preceding Business Day, (14) the excess, if any of the Lexus Amount over the Series 2004-1 Maximum Lexus Amount as of such immediately preceding Business Day, (15) the excess, if any of the Mercedes Amount over the Series 2004-1 Maximum Mercedes Amount as of such immediately preceding Business Day and (16) the excess, if any of the Aggregate BMW/Lexus/Mercedes/Audi Amount over the Series 2004-1 Maximum Aggregate BMW/Lexus/Mercedes/Audi Amount as of such immediately preceding Business Day. The Manufacturer Non-Eligible Vehicle Amounts with respect to Ford, Volvo, Jaguar and Land Rover shall be calculated on an aggregate basis so that they will be considered as one Manufacturer for the purpose of the calculation of the Series 2004-1 Maximum Manufacturer Non-Eligible Vehicle Amount for so long as each of Volvo, Jaguar and Land Rover is an Affiliate of Ford.

“Series 2004-1 Required Enhancement Percentage” means, as of any date of determination, the sum of (i) the product of (A) the Series 2004-1 Required Program Vehicle Enhancement Percentage as of such date times (B) the Series 2004-1 Eligible Program Vehicle Percentage as of such date, (ii) the product of (A) the Series 2004-1 Required Non-Eligible Vehicle Enhancement Percentage as of such date times (B) the Non-Eligible Vehicle Percentage as of such date.

“Series 2004-1 Required Liquidity Amount” means, as of any date of determination, an amount equal to the product of the Series 2004-1 Required Liquidity Percentage as of such date times the Series 2004-1 Principal Amount on such date.

“Series 2004-1 Required Liquidity Percentage” means, as of any date of determination, (i) the sum of (A) the product of (1) 6.10% times (2) the Class A-1 Principal Amount on such date, (B) the product of (1) 2.25% times (2) the Class A-2 Principal Amount on such date, (C) the product of (1) 2.50% times (2) the Class A-3 Principal Amount on such date and (D) the product of (1) 2.75% times (2) the Class A-4 Principal Amount on such date divided by (ii) the Series 2004-1 Principal Amount on such date.

“Series 2004-1 Required Non-Eligible Vehicle Enhancement Percentage” means, as of any date of determination, the greater of (a) the Series 2004-1 Weighted Average Required Non-Eligible Vehicle Enhancement Percentage as of such date and (b) the sum of (i) the Series 2004-1 Weighted Average Required Non-Eligible Vehicle Enhancement Percentage as of such date and (ii) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any Measurement Month within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2004-1 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2004-1 Closing Date).

“Series 2004-1 Required Overcollateralization Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2004-1 Required Enhancement Amount over (b) the sum of (i) the Series 2004-1 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date), (ii) the Series 2004-1 Letter of Credit Amount as of such date and (iii) the amount of cash and Permitted Investments on deposit in the Series 2004-1 Excess Collection Account on such date.

“Series 2004-1 Required Program Vehicle Enhancement Percentage” means, as of any date of determination, (i) the sum of (A) the product of (1) 17.00% times (2) the Class A-1 Principal Amount on such date, (B) the product of (1) 13.00% times (2) the Class A-2 Principal Amount on such date, (C) the product of (1) 13.25% times (2) the Class A-3 Principal Amount on such date and (D) the product of (1) 13.50% times (2) the Class A-4 Principal Amount on such date divided by (ii) the Series 2004-1 Principal Amount on such date.

“Series 2004-1 Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of (a) the excess, if any, of the Series 2004-1 Required Liquidity Amount on such date over the Series 2004-1 Letter of Credit Liquidity Amount on such date and (b) the excess, if any, of the Series 2004-1 Required Enhancement Amount over the Series 2004-1 Enhancement Amount (excluding therefrom the Series 2004-1 Available Reserve Account Amount) on such date.

“Series 2004-1 Reserve Account” has the meaning specified in Section 2.07(a) of this Series Supplement.

“Series 2004-1 Reserve Account Collateral” has the meaning specified in Section 2.07(d) of this Series Supplement.

“Series 2004-1 Reserve Account Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2004-1 Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals therefrom on such date) over the Series 2004-1 Required Reserve Account Amount on such date.

“Series 2004-1 Revolving Period” means the period from and including the Series 2004-1 Closing Date to the earlier of (i) the commencement of the Series 2004-1 Rapid Amortization Period and (ii) the commencement of the Three-Year Notes Controlled Amortization Period.

“Series 2004-1 Series Account Collateral” has the meaning specified in Section 2.01(d) of this Series Supplement.

“Series 2004-1 Series Accounts” has the meaning specified in Section 2.01(a) of this Series Supplement.

“Series 2004-1 Weighted Average Required Non-Eligible Vehicle Enhancement Percentage” means, as of any date of determination, (i) the sum of (A) the product of (1) 23.25% times (2) the Class A-1 Principal Amount on such date, (B) the product of (1) 18.00% times (2) the Class A-2 Principal Amount on such date, (C) the product of (1) 18.25% times (2) the Class A-3 Principal Amount on such date and (D) the product of (1) 18.50% times (2) the Class A-4 Principal Amount on such date divided by (ii) the Series 2004-1 Principal Amount on such date.

“Series-Specific Collection Account” means the collection account established pursuant to a Series Supplement for the benefit of a Series of Notes, which Series Supplement provides for the distribution of funds allocated to such collection account to the payment of Ford Reimbursement Obligations, after the payment of principal of such Series of Notes and prior to any distribution or other release of such funds to HVF and prior to any payment of termination payments under the Swap Agreements, and which provides that for so long as the Ford LOC Exposure Amount is greater than zero no such funds will be distributed to HVF or applied to make termination payments under the Swap Agreements if, after giving effect to such distribution or application, the Fleet Equity Amount would be less than the Required Minimum Fleet Equity Amount.

“Series-Specific Excess Collection Account” means the excess collection account established pursuant to a Series Supplement for the benefit of a Series of Notes, which Series Supplement provides for the distribution of funds allocated to such excess collection account to the payment of Ford Reimbursement Obligations after the payment of principal of such Series of Notes or any other Series of Notes and prior to any distribution or other release of such funds to HVF and prior to any payment of termination payments under the Swap Agreements, and which provides that for so long as the Ford LOC Exposure Amount is greater than zero no such funds will be distributed to HVF or applied to make termination payments under the Swap Agreements if, after giving effect to such distribution or application, the Fleet Equity Amount would be less than the Required Minimum Fleet Equity Amount.

“Series Supplement” has the meaning set forth in the preamble.

“Shadow Rating” means the rating of the Series 2004-1 Notes without giving effect to the Insurance Policy.

“Subaru Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount and Manufacturer Eligible Program Vehicle Amount, in each case with respect to Subaru as of such date.

“Telerate Page 3750” has the meaning set forth in the International Swaps Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions.

“Third-Party Market Value” means, with respect to any HVF Vehicle as of any date of determination, the market value of such HVF Vehicle as specified in the Related Month’s published NADA Guide for the model class and model year of such HVF Vehicle based on the average equipment and the average mileage of each HVF Vehicle of such model class and model year; provided that if the NADA Guide is being published but such HVF Vehicle is not included therein, the Third-Party Market Value shall mean the Net Book Value of such HVF Vehicle; provided further that if the NADA Guide was not published in the Related Month, the Third-Party Market Value of such HVF Vehicle shall be based on the market value specified in the Finance Guide for the model class and model year of such HVF Vehicle based on the average equipment and the average mileage of each HVF Vehicle of such model class and model year; provided that if the Finance Guide is being published but such HVF Vehicle is not included therein, the Third-Party Market Value shall mean the Net Book Value of such HVF Vehicle; provided further that if the Finance Guide was not published in the Related Month, the Third-Party Market Value of such HVF Vehicle shall be based on an independent third-party data source approved by each Rating Agency that is rating any Series of Notes at the request of HVF based on the average equipment and average mileage of each HVF Vehicle of such model class and model year or based upon such other methodology approved by each such Rating Agency.

“Three-Year Notes” means, collectively, the Class A-1 Notes and the Class A-2 Notes.

“Three-Year Notes Controlled Amortization Period” means the period commencing at the close of business on October 31, 2006 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and continuing to the earlier of (i) the commencement of the Series 2004-1 Rapid Amortization Period and (ii) the date on which the Three-Year Notes are fully paid.

“Three-Year Notes Expected Final Payment Date” means the May 2007 Payment Date.

“Three-Year Notes Legal Final Payment Date” means the May 2008 Payment Date.

“Unrestricted Global Notes” has the meaning specified in Section 5.03 of this Series Supplement.

“Volvo Amount” means, as of any date of determination, an amount equal to the sum of the Volvo Program Amount and the Volvo Non-Program Amount as of such date.

“Volvo Non-Program Amount” means, as of any date of determination, an amount equal to the Manufacturer Non-Eligible Vehicle Amount with respect to Volvo as of such date.

“Volvo Program Amount” means, as of any date of determination, an amount equal to the Manufacturer Eligible Program Vehicle Amount with respect to Volvo as of such date.

“Waivable Amount” is defined in Article IV.

“Waiver Event” means the occurrence of the delivery of a Waiver Request and the subsequent waiver of any Series 2004-1 Maximum Amount.

“Waiver Request” is defined in Article IV.

ARTICLE II

Series 2004-1 Allocations

With respect to the Series 2004-1 Notes only, the following shall apply:

SECTION 2.01. Series 2004-1 Series Accounts. (a)  Establishment of Series 2004-1 Series Accounts. HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford three accounts:  the Series 2004-1 Collection Account (such account, the “Series 2004-1 Collection Account”), the Series 2004-1 Accrued Interest Account (such account, the “Series 2004-1 Accrued Interest Account”) and the Series 2004-1 Excess Collection Account (such account, the “Series 2004-1 Excess Collection Account” and, together with the Series 2004-1 Collection Account and the Series 2004-1 Accrued Interest Account, the “Series 2004-1 Series Accounts”). Each Series 2004-1 Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford. Each Series 2004-1 Series Account shall be an Eligible Deposit Account. If a Series 2004-1 Series Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that such Series 2004-1 Series Account is no longer an Eligible Deposit Account, establish a new Series 2004-1 Series Account that is an Eligible Deposit Account. If a new Series 2004-1 Series Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2004-1 Series Account into the new Series 2004-1 Series Account. Initially, each of the Series 2004-1 Series Accounts will be established with The Bank of New York.

(b)  Administration of the Series 2004-1 Series Accounts. HVF may instruct (by standing instructions or otherwise) the institution maintaining each of the Series 2004-1 Series Accounts to invest funds on deposit in such Series 2004-1 Series Account from time to time in Permitted Investments; provided, however, that (x) any such investment in the Series 2004-1 Excess Collection Account shall mature not later than the Business Day following the date on which such funds were received and (y) any such investment in the Series 2004-1 Collection Account or the Series 2004-1 Accrued Interest Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received, unless any such Permitted Investment is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date. HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2004-1 Series Accounts shall remain uninvested.

(c)  Earnings from Series 2004-1 Series Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2004-1 Series Accounts shall be deemed to be on deposit therein and available for distribution.

(d)  Series 2004-1 Series Accounts Constitute Additional Collateral for Series 2004-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2004-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):

(i) the Series 2004-1 Series Accounts, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2004-1 Series Accounts or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2004-1 Series Accounts, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2004-1 Series Accounts, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2004-1 Series Account Collateral”).

SECTION 2.02. Allocations with Respect to the Series 2004-1 Notes. The net proceeds from the initial sale of the Series 2004-1 Notes will be deposited into the Series 2004-1 Excess Collection Account. All amounts payable to HVF under any Series 2004-1 Interest Rate Hedges will be deposited into the Series 2004-1 Collection Account. On each Business Day on which Collections are deposited into the Collection Account (each such date, a “Series 2004-1 Deposit Date”), the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to apply all amounts deposited into the Collection Account in accordance with the provisions of this Section 2.02:

(a)  Allocations of Collections During the Series 2004-1 Revolving Period. During the Series 2004-1 Revolving Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement, prior to 1:00 p.m. (New York City time) on each Series 2004-1 Deposit Date, to apply all amounts deposited into the Collection Account as set forth below:

(i) deposit into the Series 2004-1 Collection Account an amount equal to the sum of (A) the Series 2004-1 Invested Percentage (as of such day) of the aggregate amount of Interest Collections on such day and (B) any amounts received by the Trustee in respect of the Series 2004-1 Interest Rate Hedges. All such amounts deposited into the Series 2004-1 Collection Account shall thereafter be deposited into the Series 2004-1 Accrued Interest Account; and

(ii) deposit into the Series 2004-1 Excess Collection Account an amount equal to the Series 2004-1 Invested Percentage (as of such day) of the aggregate amount of Principal Collections on such day (for any such day, the “Series 2004-1 Principal Allocation”); provided, however, if a Waiver Event shall have occurred, then such application shall be modified as provided in Article IV.

(b)  Allocations of Collections During any Series 2004-1 Controlled Amortization Period. During any Series 2004-1 Controlled Amortization Period, the Administrator will direct the Trustee in writing pursuant to the Administration

Agreement, prior to 1:00 p.m. (New York City time) on each Series 2004-1 Deposit Date, to apply all amounts deposited into the Collection Account as set forth below:

(i) deposit into the Series 2004-1 Collection Account an amount determined as set forth in Section 2.02(a)(i) above for such day, which amount shall thereafter be deposited into the Series 2004-1 Accrued Interest Account; and

(ii) (A) with respect to the Three-Year Notes Controlled Amortization Period, deposit into the Series 2004-1 Collection Account an amount equal to the Series 2004-1 Principal Allocation for such day, which amount shall be used to make principal payments on a pro rata basis in respect of the Three-Year Notes; provided, however, that if the Monthly Total Principal Allocation for the current Related Period exceeds the sum of the Class A-1 Controlled Distribution Amount and the Class A-2 Controlled Distribution Amount, then the amount of such excess shall be deposited into the Series 2004-1 Excess Collection Account; and provided further that if a Waiver Event shall have occurred, then such application shall be modified as provided in Article IV, (B) with respect to the Class A-3 Controlled Amortization Period, deposit into the Series 2004-1 Collection Account an amount equal to the Series 2004-1 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Class A-3 Notes; provided, however, that if the Monthly Total Principal Allocation for the current Related Period exceeds the Class A-3 Controlled Distribution Amount, then the amount of such excess shall be deposited into the Series 2004-1 Excess Collection Account; and provided further that if a Waiver Event shall have occurred, then such application shall be modified as provided in Article IV, and (C) with respect to the Class A-4 Controlled Amortization Period, deposit into the Series 2004-1 Collection Account an amount equal to the Series 2004-1 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Class A-4 Notes; provided, however, that if the Monthly Total Principal Allocation for the current Related Period exceeds the Class A-4 Controlled Distribution Amount, then the amount of such excess shall be deposited into the Series 2004-1 Excess Collection Account; and provided further that if a Waiver Event shall have occurred, then such application shall be modified as provided in Article IV.

(c)  Allocations of Collections During the Series 2004-1 Rapid Amortization Period. During the Series 2004-1 Rapid Amortization Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement, prior to 1:00 p.m. (New York City time) on any Series 2004-1 Deposit Date, to apply all amounts deposited into the Collection Account as set forth below:

(i) deposit into the Series 2004-1 Collection Account an amount determined as set forth in Section 2.02(a)(i) above for such day, which amount shall be thereafter deposited into the Series 2004-1 Accrued Interest Account; and

(ii) deposit into the Series 2004-1 Collection Account an amount equal to the Series 2004-1 Principal Allocation for such day, which amount shall be used to make principal payments (I) on a pro rata basis in respect of the Series 2004-1 Notes until the Series 2004-1 Notes have been paid in full; and (II) once the Series 2004-1 Notes have been paid in full, to Ford, all unpaid Ford Reimbursement Obligations until Ford has been paid in full, provided that if on any Determination Date (A) the Administrator determines that the amount anticipated to be available from Interest Collections allocable to the Series 2004-1 Notes, any amounts payable to the Trustee in respect of any Series 2004-1 Interest Rate Hedges and other amounts available pursuant to Section 2.03 of this Series Supplement to pay Series 2004-1 Adjusted Monthly Interest on the next succeeding Payment Date will be less than the sum of the Series 2004-1 Adjusted Monthly Interest and any Fixed Rate Payments for such Payment Date and (B) the Series 2004-1 Enhancement Amount is greater than zero, then the Administrator shall direct the Trustee in writing to withdraw from the Series 2004-1 Collection Account a portion of the Principal Collections allocated to the Series 2004-1 Notes during the Related Month equal to the lesser of such insufficiency and the Series 2004-1 Enhancement Amount and deposit such amount into the Series 2004-1 Accrued Interest Account to be treated as Interest Collections on such Payment Date.

(d)  Past Due Rental Payments. Notwithstanding the foregoing, if, after the occurrence of a Series 2004-1 Lease Payment Deficit, the Lessee shall make a payment of Rent or other amount payable by the Lessee under the HVF Lease on or prior to the fifth Business Day after the occurrence of such Series 2004-1 Lease Payment Deficit (a “Past Due Rent Payment”), the Administrator shall direct the Trustee in writing pursuant to the Administration Agreement to deposit into the Series 2004-1 Collection Account an amount equal to the Series 2004-1 Invested Percentage as of the date of the occurrence of such Series 2004-1 Lease Payment Deficit of the Collections attributable to such Past Due Rent Payment (the “Series 2004-1 Past Due Rent Payment”). The Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to withdraw from the Series 2004-1 Collection Account and apply the Series 2004-1 Past Due Rent Payment in the following order:

(i) if the occurrence of the related Series 2004-1 Lease Payment Deficit resulted in a demand for payment being made under the Insurance Policy, pay to the Insurer an amount equal to the lesser of (x) the unreimbursed amount of the payment made by the Insurer under the Insurance Policy in respect of such demand and (y) the amount of the Series 2004-1 Past Due Rent Payment;

(ii) if the occurrence of the related Series 2004-1 Lease Payment Deficit resulted in one or more LOC Credit Disbursements being made under the Series 2004-1 Ford Letters of Credit, pay to Ford an amount equal to the lesser of (x) the unreimbursed amount of such LOC Credit Disbursement and (y) the amount of the Series 2004-1 Past Due Rent Payment remaining after any payment pursuant to clause (i) above;

(iii) if the occurrence of such Series 2004-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2004-1 Ford Cash Collateral Account, deposit in the Series 2004-1 Ford Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2004-1 Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the amount withdrawn from the Series 2004-1 Ford Cash Collateral Account on account of such Series 2004-1 Lease Payment Deficit;

(iv) if the occurrence of the related Series 2004-1 Lease Payment Deficit resulted in one or more LOC Credit Disbursements being made under the Series 2004-1 Non-Ford Letters of Credit, pay to each Series 2004-1 Non-Ford Letter of Credit Provider who made such a LOC Credit Disbursement for application in accordance with the provisions of the applicable Letter of Credit Reimbursement Agreement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2004-1 Non-Ford Letter of Credit Provider’s LOC Credit Disbursement and (y) such Series 2004-1 Non-Ford Letter of Credit Provider’s pro rata share, calculated on the basis of the unreimbursed amount of each such Series 2004-1 Non-Ford Letter of Credit Provider’s LOC Credit Disbursement, of the amount of the Series 2004-1 Past Due Rent Payment remaining after any payment pursuant to clauses (i) through (iii) above;

(v) if the occurrence of such Series 2004-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2004-1 Non-Ford Cash Collateral Account, deposit in the Series 2004-1 Non-Ford Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2004-1 Past Due Rent Payment remaining after any payments pursuant to clauses (i) through (iv) above and (y) the amount withdrawn from the Series 2004-1 Non-Ford Cash Collateral Account on account of such Series 2004-1 Lease Payment Deficit;

(vi) if the occurrence of such Series 2004-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) of this Series Supplement, deposit in the Series 2004-1 Reserve Account an amount equal to the lesser of (x) the amount of the Series 2004-1 Past Due Rent Payment remaining after any payments pursuant to clauses (i) through (v) above and (y) the excess, if any, of the Series 2004-1 Required Reserve Account Amount over the Series 2004-1 Available Reserve Account Amount on such day;

(vii) deposit into the Series 2004-1 Accrued Interest Account the amount, if any, by which the Series 2004-1 Lease Interest Payment Deficit, if any, relating to such Series 2004-1 Lease Payment Deficit exceeds the amount of the Series 2004-1 Past Due Rent Payment applied pursuant to clauses (i) through (vi) above; and

(viii) deposit into the Series 2004-1 Excess Collection Account and treat as Principal Collections the remaining amount of the Series 2004-1 Past Due Rent Payment.

(e)  Amounts Allocated from Other Series. Amounts allocated to other Series of Notes that have been reallocated by HVF to the Series 2004-1 Notes (i) during the Series 2004-1 Revolving Period shall be deposited into the Series 2004-1 Excess Collection Account and applied in accordance with Section 2.02(f) of this Series Supplement and (ii) during the Series 2004-1 Controlled Amortization Period or the Series 2004-1 Rapid Amortization Period shall be deposited into the Series 2004-1 Collection Account and applied in accordance with Section 2.02(b) or 2.02(c), as the case may be, of this Series Supplement to make principal payments in respect of the Series 2004-1 Notes and after the Series 2004-1 Notes have been paid in full, to pay Ford all unpaid Ford Reimbursement Obligations.

(f)  Series 2004-1 Excess Collection Account. Amounts deposited into the Series 2004-1 Excess Collection Account on any Series 2004-1 Deposit Date will be (i) first, withdrawn and deposited in the Series 2004-1 Reserve Account in an amount up to the excess, if any, of the Series 2004-1 Required Reserve Account Amount for such date over the Series 2004-1 Available Reserve Account Amount for such date, (ii) second, used to pay the principal amount of other Series of Notes that are then required to be paid or, at the option of HVF, to pay the principal amount of other Series of Notes that may be paid under the Indenture, in each case, only to the extent that no Aggregate Asset Amount Deficiency, Series 2004-1 Enhancement Deficiency or other Amortization Event with respect to the Series 2004-1 Notes would result therefrom or exist immediately thereafter, (iii) third, used to pay Ford all unpaid Ford Reimbursement Obligations, and (iv) fourth, any remaining funds may be released to HVF, in the cases of clauses (ii) through (iv), only to the extent that no Aggregate Asset Amount Deficiency, Series 2004-1 Enhancement Deficiency or other Amortization Event with respect to the Series 2004-1 Notes would result therefrom or exist immediately thereafter and in the case of clause (iv), only for so long as the Ford LOC Exposure Amount is greater than zero, solely to the extent that after giving effect to such payment or release or immediately after such payment or release, the Fleet Equity Condition would be satisfied. Notwithstanding the foregoing, on the earlier of the first day of the Series 2004-1 Controlled Amortization Period and the Series 2004-1 Rapid Amortization Period, all funds on deposit in the Series 2004-1 Excess Collection Account will be withdrawn from the Series 2004-1 Excess Collection Account and deposited into the Series 2004-1 Collection Account and applied in accordance with Section 2.02(b)(ii) or 2.02(c)(ii), as the case may be, of this Series Supplement.

SECTION 2.03. Application of Interest Collections. On the fourth Business Day prior to each Payment Date, as provided below, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to withdraw, and on such Payment Date the Trustee, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Series 2004-1 Accrued Interest Account pursuant to Section 2.03(b) below in respect of all funds available from any

Series 2004-1 Interest Rate Hedges and Interest Collections processed since the preceding Payment Date and allocated to the holders of the Series 2004-1 Notes.

(a)  Appointment of Calculation Agent. BNY MTC is hereby appointed Calculation Agent for the purpose of determining the Class A-1 Note Rate for each Series 2004-1 Interest Period. On each LIBOR Determination Date, the Calculation Agent shall determine the Class A-1 Note Rate for the next succeeding Series 2004-1 Interest Period and deliver notice of the Class A-1 Note Rate to the Trustee and the Administrator.

(b)  Note Interest with respect to the Series 2004-1 Notes. On the fourth Business Day prior to each Payment Date, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement as to the amount to be withdrawn from the Series 2004-1 Accrued Interest Account to the extent funds are anticipated to be available from Interest Collections allocable to the Series 2004-1 Notes processed from but not including the preceding Payment Date through the succeeding Payment Date and any amounts payable to HVF under any Series 2004-1 Interest Rate Hedge during that period in respect of (w) first, an amount equal to the Series 2004-1 Monthly Interest for the Series 2004-1 Interest Period ending on the day preceding such succeeding Payment Date, (x) second, an amount equal to the Fixed Rate Payments, if any, for the next succeeding Payment Date, (y) third, an amount equal to the amount of any unpaid Deficiency Amounts, as of the preceding Payment Date (together with any accrued interest on such Deficiency Amounts) and (z) fourth, an amount equal to the Insurer Fee for such Series 2004-1 Interest Period plus any Insurer Reimbursement Amounts then due and owing. On or before 10:00 a.m. (New York City time) on the following Payment Date, the Trustee shall withdraw the amounts described in the first sentence of this Section 2.03(b) from the Series 2004-1 Accrued Interest Account and deposit such amounts into the Series 2004-1 Distribution Account.

(c)  Lease Payment Deficit Notice. On or before 10:00 a.m. (New York City time) on each Payment Date, the Administrator shall notify the Trustee of the amount of any Series 2004-1 Lease Payment Deficit, such notification to be in the form of Exhibit C to this Series Supplement (each a “Lease Payment Deficit Notice”).

(d)  Withdrawals from the Series 2004-1 Reserve Account. If the Administrator determines on any Payment Date that the amounts available from the Series 2004-1 Accrued Interest Account are insufficient to pay the sum of the amounts described in clauses (w), (x), (y) and (z) of Section 2.03(b) of this Series Supplement on such Payment Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2004-1 Reserve Account and deposit in the Series 2004-1 Distribution Account on such Payment Date an amount equal to the lesser of the Series 2004-1 Available Reserve Account Amount and such insufficiency. The Trustee shall withdraw such amount from the Series 2004-1 Reserve Account and deposit such amount in the Series 2004-1 Distribution Account. During the continuance of an Insurer Default, no amounts in respect of the Insurer Fee shall be withdrawn from the Series 2004-1 Reserve Account.

(e)  Draws on Series 2004-1 Letters of Credit. (X) If the Administrator determines on any Payment Date that there exists a Series 2004-1 Lease Interest Payment Deficit, the Administrator shall instruct the Trustee in writing to draw on the Series 2004-1 Non-Ford Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount, as set forth in such notice, equal to the least of (i) such Series 2004-1 Lease Interest Payment Deficit, (ii) the excess, if any, of the sum of the amounts described in clauses (w), (x), (y) and (z) of Section 2.03(b) above on such Payment Date over the amounts available from the Series 2004-1 Accrued Interest Account plus the amount withdrawn from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) of this Series Supplement on such Payment Date and (iii) the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount on the Series 2004-1 Non-Ford Letters of Credit by presenting to each Series 2004-1 Non-Ford Letter of Credit Provider a draft accompanied by a Certificate of Credit Demand and shall cause the LOC Credit Disbursements to be deposited in the Series 2004-1 Distribution Account on such Payment Date; provided, however that if the Series 2004-1 Non-Ford Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2004-1 Non-Ford Cash Collateral Account and deposit in the Series 2004-1 Distribution Account an amount equal to the lesser of (x) the Series 2004-1 Non-Ford Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (i), (ii) or (iii) above and (y) the Series 2004-1 Available Non-Ford Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2004-1 Non-Ford Letters of Credit. During the continuance of an Insurer Default, no amounts in respect of the Insurer Fee shall be drawn on the Series 2004-1 Non-Ford Letters of Credit or withdrawn from the Series 2004-1 Non-Ford Cash Collateral Account.

(Y) If the Administrator determines on any Payment Date that the sum of the amounts described in clauses (w), (x), (y) and (z) of Section 2.03(b) of this Series Supplement on such Payment Date exceeds the sum of the amounts available from the Series 2004-1 Accrued Interest Account, the amount withdrawn from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) of this Series Supplement plus the amounts to be drawn on the Series 2004-1 Non-Ford Letters of Credit (and/or withdrawn from the Series 2004-1 Non-Ford Cash Collateral Account) pursuant to clause (X) above on such Payment Date, the Administrator shall instruct the Trustee in writing to draw on the Series 2004-1 Ford Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount, as set forth in such notice, equal to the lesser of (i) the excess, if any, of the sum of the amounts described in clauses (w), (x), (y) and (z) of Section 2.03(b) of this Series Supplement on such Payment Date over the amounts available from the Series 2004-1 Accrued Interest Account plus the amount withdrawn from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) of this Series Supplement on such Payment Date plus the amounts to be drawn on the Series 2004-1 Non-Ford Letters of Credit (and/or withdrawn from the Series 2004-1 Non-Ford Cash Collateral Account) pursuant to clause (X) above on such Payment Date and (ii) the Series 2004-1 Ford Letter of Credit

Liquidity Amount on the Series 2004-1 Ford Letters of Credit by presenting to each Series 2004-1 Ford Letter of Credit Provider a draft accompanied by a Certificate of Credit Demand and shall cause the LOC Credit Disbursements to be deposited in the Series 2004-1 Distribution Account on such Payment Date; provided, however that if the Series 2004-1 Ford Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2004-1 Ford Cash Collateral Account and deposit in the Series 2004-1 Distribution Account an amount equal to the lesser of (x) the Series 2004-1 Ford Cash Collateral Percentage on such Payment Date of the lesser of the amounts described in clauses (i) and (ii) above and (y) the Series 2004-1 Available Ford Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2004-1 Ford Letters of Credit. During the continuance of an Insurer Default, no amounts in respect of the Insurer Fee shall be drawn on the Series 2004-1 Ford Letters of Credit or withdrawn from the Series 2004-1 Ford Cash Collateral Account.

(f)  Insurance Policy. If the Administrator determines on any Payment Date that the sum of the amounts available from the Series 2004-1 Accrued Interest Account plus the amount, if any, to be withdrawn from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) of this Series Supplement plus the amount, if any, to be drawn under the Series 2004-1 Letters of Credit and/or withdrawn from the Series 2004-1 Cash Collateral Account pursuant to Section 2.03(e) of this Series Supplement is insufficient to pay the Series 2004-1 Adjusted Monthly Interest for such Payment Date, the Administrator shall instruct the Trustee in writing to make a demand on the Insurance Policy and, upon receipt of such notice by the Trustee on or prior to 11:00 a.m. (New York City time) on such Payment Date, the Trustee shall, by 12:00 noon (New York City time) on such Payment Date, make a demand on the Insurance Policy in an amount equal to such insufficiency in accordance with the terms thereof and shall cause the proceeds thereof to be deposited in the Series 2004-1 Distribution Account.

(g)  Deficiency Amounts. If the amounts described in Sections 2.03(b), (c), (d),  (e) and (f) of this Series Supplement are insufficient to pay the Series 2004-1 Adjusted Monthly Interest for any Payment Date, payments of interest to the Series 2004-1 Noteholders will be reduced on a pro rata basis by the amount of such deficiency. The aggregate amount, if any, of such deficiency on any Payment Date allocable to the Class A-1 Notes shall be referred to as the “Class A-1 Deficiency Amount”, the aggregate amount, if any, of such deficiency on any Payment Date allocable to the Class A-2 Notes shall be referred to as the “Class A-2 Deficiency Amount”, the aggregate amount, if any, of such deficiency on any Payment Date allocable to the Class A-3 Notes shall be referred to as the “Class A-3 Deficiency Amount” and the aggregate amount, if any, of such deficiency on any Payment Date allocable to the Class A-4 Notes shall be referred to as the “Class A-4 Deficiency Amount”. Interest shall accrue on the Deficiency Amount for each Class of Series 2004-1 Notes at the applicable Series 2004-1 Note Rate.

(h)  Balance. On the fourth Business Day prior to each Payment Date, the Administrator shall instruct the Trustee in writing pursuant to the Administration

Agreement to pay, on such Payment Date, the balance (after making the payments required in Section 2.04 of this Series Supplement), if any, of the amounts available from the Series 2004-1 Accrued Interest Account plus the amount, if any, withdrawn from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) of this Series Supplement plus the amount, if any, drawn under the Series 2004-1 Letters of Credit and/or withdrawn from the Series 2004-1 Cash Collateral Account pursuant to Section 2.03(e) of this Series Supplement as follows:

(i) first, to any Interest Rate Hedge Provider, in an amount equal to the portion, if any, of the Fixed Rate Payments for such Payment Date payable to such Interest Rate Hedge Provider;

(ii) second, to the Insurer, in an amount equal to the sum of (x) the Insurer Fee for the Series 2004-1 Interest Period ending on the day preceding such Payment Date and (y) any other Insurer Reimbursement Amounts then due and payable to the Insurer (excluding therefrom any amounts included in Series 2004-1 Monthly Interest for such Series 2004-1 Interest Period); provided that during the continuance of an Insurer Default, no amounts in respect of the Insurer Fee shall be paid with the proceeds of a draw on a Series 2004-1 Letter of Credit or a withdrawal from a Series 2004-1 Cash Collateral Account;

(iii) third, to the Administrator, in an amount equal to the Series 2004-1 Percentage as of the beginning of the Series 2004-1 Interest Period ending on the day preceding such Payment Date of the Monthly Administration Fee for such Series 2004-1 Interest Period;

(iv) fourth, to the Trustee, in an amount equal to the Series 2004-1 Percentage as of the beginning of the Series 2004-1 Interest Period ending on the day preceding such Payment Date of the Trustee’s fees for such Series 2004-1 Interest Period;

(v) fifth, to pay any Indenture Carrying Charges (other than Indenture Carrying Charges provided for above) to the Persons to whom such amounts are owed, in an amount equal to the Series 2004-1 Percentage as of the beginning of the Series 2004-1 Interest Period ending on the day preceding such Payment Date of such Indenture Carrying Charges (other than Indenture Carrying Charges provided for above) for such Series 2004-1 Interest Period; and

(vi) sixth, the balance, if any, shall be withdrawn from the Series 2004-1 Accrued Interest Account by the Trustee and (A) during the Series 2004-1 Revolving Period, deposited into the Series 2004-1 Excess Collection Account or (B) during the Series 2004-1 Controlled Amortization Period or the Series 2004-1 Rapid Amortization Period, (I) so long as the Series 2004-1 Principal Amount is greater than the Monthly Total Principal Allocation for the Related Month, deposited into the Series 2004-1 Collection Account and treated as Principal Collections and (II) if the Series 2004-1 Principal Amount is zero or less than the Monthly Total Principal Allocation for the Related Month, paid to any Interest

Rate Hedge Provider in respect of any amounts owing pursuant to its Series 2004-1 Interest Rate Hedge, other than any Fixed Rate Payment.

(i)  Trustee Fees. If, on any Payment Date after the occurrence and during the continuance of a Liquidation Event of Default or a Series 2004-1 Limited Liquidation Event of Default, (x) the funds available to pay the Trustee fees pursuant to Section 2.03(h)(iv) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date or (y) the funds available to pay the portion of the Indenture Carrying Charges payable to the Trustee pursuant to Section 2.03(h)(v) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2004-1 Reserve Account and pay to itself on such Payment Date an amount equal to the least of (A) the Series 2004-1 Available Reserve Account Amount on such Payment Date (after giving effect to all other withdrawals therefrom pursuant to this Series Supplement on such Payment Date), (B) an amount equal to the excess, if any, of (i) 1.1% of the Series 2004-1 Required Asset Amount as of the date of the occurrence of such Liquidation Event of Default or Series 2004-1 Limited Liquidation Event of Default over (ii) the aggregate of the amounts previously withdrawn from the Series 2004-1 Reserve Account under this Sections 2.03(i) in respect of fees and other amounts due and owing to the Trustee and (C) such insufficiency. The Trustee shall withdraw such amount from the Series 2004-1 Reserve Account and pay or reimburse itself.

(j)  Listing Information Requirement. Until the Administrator shall give the Trustee written notice that the Class A-1 Notes are not listed on the Luxembourg Stock Exchange, the Trustee shall, or shall instruct the Paying Agent to, cause the Class A-1 Note Rate for the next succeeding Series 2004-1 Interest Period, the number of days in such Series 2004-1 Interest Period, the Payment Date for such Series 2004-1 Interest Period and the amount of interest payable on the Class A-1 Notes on such Payment Date to be (A) communicated to DTC, the Paying Agent in Luxembourg and the Luxembourg Stock Exchange no later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date and (B) notify the Luxembourg Stock Exchange if, based solely on the information contained in the Monthly Noteholders’ Statement, the amount of interest to be paid on the Class A-1 Notes on any Payment Date is less than the amount payable thereon on such Payment Date, the amount of such deficit and the amount of interest that will accrue on such deficit during the next succeeding Series 2004-1 Interest Period by the Business Day prior to such Payment Date. So long as the Class A-1 Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices to Class A-1 Noteholders will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort), it being understood that the term “notices” as it is used in this clause shall not include communications of the Class A-1 Note Rate. Upon HVF’s request, and at HVF’s expense, the Trustee shall cause the Paying Agent in Luxembourg to publish such notice.

SECTION 2.04. Payment of Note Interest. On each Payment Date, the Trustee shall, in accordance with Section 6.01 of the Base Indenture, pay to the Series 2004-1 Noteholders from the Series 2004-1 Distribution Account the amount deposited in the Series 2004-1 Distribution Account for the payment of interest pursuant to Section 2.03 of this Series Supplement.

SECTION 2.05. Payment of Note Principal. (a)  Monthly Payments During Series 2004-1 Controlled Amortization Period or Series 2004-1 Rapid Amortization Period. Commencing on the second Determination Date during the Three-Year Notes Controlled Amortization Period or the first Determination Date after the commencement of the Series 2004-1 Rapid Amortization Period and on each Determination Date thereafter, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement as to (i) the amount allocated to the Series 2004-1 Notes during the Related Month pursuant to Section 2.02(b)(ii) or (c)(ii) of this Series Supplement, as the case may be, (ii) any amounts to be withdrawn from the Series 2004-1 Reserve Account and deposited into the Series 2004-1 Distribution Account, (iii) any amounts to be drawn on the Series 2004-1 Letters of Credit (or withdrawn from the Series 2004-1 Cash Collateral Account), (iv) the amount of proceeds received in respect of a demand made under the Series 2004-1 Demand Note and (v) the amount of any demand on the Insurance Policy in accordance with the terms thereof. On the Payment Date following each such Determination Date, the Trustee shall withdraw the amount allocated to the Series 2004-1 Notes of each Class during the Related Month pursuant to Section 2.02(b)(ii) or (c)(ii) of this Series Supplement, as the case may be, from the Series 2004-1 Collection Account and deposit such amount, together with the proceeds of any demand on the Series 2004-1 Demand Note received during the period from and excluding the immediately preceding Payment Date to and including such Payment Date into the Series 2004-1 Distribution Account which amount shall be paid (x) first, to the Series 2004-1 Noteholders holding such Class of Series 2004-1 Notes and (y) second, once the Series 2004-1 Notes have been paid in full, to Ford all unpaid Ford Reimbursement Obligations; provided, however, that with respect to the Three-Year Notes Legal Final Payment Date and the Class A-3 Legal Final Payment Date, the Trustee shall withdraw from the Series 2004-1 Collection Account an amount which is no greater than the sum of the Class A-1 Principal Amount and the Class A-2 Principal Amount, or Class A-3 Principal Amount, as the case may be, as of the end of the day on the immediately preceding day.

(b)  Principal Deficit Amount. If the Principal Deficit Amount is greater than zero on any date, the Administrator shall promptly provide written notice thereof to the Insurer and the Trustee. On each Payment Date on which the Principal Deficit Amount is greater than zero, amounts shall be transferred to the Series 2004-1 Distribution Account as follows:

(i) Reserve Account Withdrawal. On each Payment Date on which the Principal Deficit Amount is greater than zero, the Administrator shall instruct the Trustee in writing prior to 12:00 noon (New York City time) on such Payment Date, in the case of a Principal Deficit Amount resulting from a Series 2004-1

Lease Payment Deficit, or prior to 12:00 noon (New York City time) on the second Business Day prior to such Payment Date, in the case of any other Principal Deficit Amount, to withdraw from the Series 2004-1 Reserve Account, an amount equal to the lesser of (x) the Series 2004-1 Available Reserve Account Amount (after giving effect to any withdrawals from the Series 2004-1 Reserve Account on such Payment Date pursuant to Section 2.03(d) of this Series Supplement) and (y) such Principal Deficit Amount on such Payment Date and deposit it in the Series 2004-1 Distribution Account on such Payment Date.

(ii) Principal Draws on Series 2004-1 Letters of Credit. If the Administrator determines on any Payment Date, that the Principal Deficit Amount on such Payment Date, after giving effect to the distribution of amounts to be deposited in the Series 2004-1 Distribution Account in accordance with clause (i) of Section 2.05(b) on such Payment Date, will be greater than zero (A) in the case of a Payment Date that is not a Legal Final Payment Date, the Administrator shall instruct the Trustee in writing to draw on:

(X) the Series 2004-1 Non-Ford Letters of Credit, if any, to the extent that on such Payment Date there exists a Series 2004-1 Lease Principal Payment Deficit, in an amount equal to the lesser of:

(1) the Series 2004-1 Lease Principal Payment Deficit;

(2) the amount by which the Principal Deficit Amount on such Payment Date exceeds the sum of the amount to be deposited in the Series 2004-1 Distribution Account in accordance with clause (i) of this Section 2.05(b) and the amount, if any, paid under the Series 2004-1 Demand Note in respect of such Principal Deficit Amount on such Payment Date; and

(3) the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2004-1 Non-Ford Letters of Credit on such Payment Date pursuant to Section 2.03(e)(X) of this Series Supplement);

(Y) the Series 2004-1 Ford Letters of Credit, if any, in an amount equal to the lesser of:

(1) the amount by which the Principal Deficit Amount on such Payment Date exceeds the sum of the amount to be deposited in the Series 2004-1 Distribution Account in accordance with Section 2.05(b)(i) of this Series Supplement, and the amounts to be drawn on the Series 2004-1 Non-Ford Letters of Credit pursuant to clause (X) above and Section 2.12(d) of the Series Supplement, on such Payment Date, and

(2) the Series 2004-1 Ford Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2004-1 Ford Letters of Credit on such Payment Date pursuant to Section 2.03(e)(Y) of this Series Supplement);

(B) in the case of the Three-Year Notes Legal Final Payment Date:

(X) the Series 2004-1 Non-Ford Letters of Credit, if any, to the extent that on the Three-Year Notes Legal Final Payment Date there exists a Series 2004-1 Lease Principal Payment Deficit, in an amount equal to the lesser of:

(1) the Series 2004-1 Lease Principal Payment Deficit;

(2) the amount, if any, by which the Series 2004-1 Liquidity Amount (after giving effect to any withdrawals from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.5(b)(i) of this Series Supplement and any drawings under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement on the Three-Year Notes Legal Final Payment Date) will exceed the Series 2004-1 Required Liquidity Amount (after giving effect to all anticipated reductions in the Series 2004-1 Principal Amount on the Three-Year Notes Legal Final Payment Date); and

(3) the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2004-1 Non-Ford Letters of Credit on the Three-Year Notes Legal Final Payment Date pursuant to Section 2.03(e)(X) of this Series Supplement);

(Y) the Series 2004-1 Ford Letters of Credit, if any, in an amount equal to the lesser of:

(1) the Series 2004-1 Ford Letter of Credit Liquidity Amount (after giving effect to any draws to be made on the Series 2004-1 Ford Letters of Credit on the Three-Year Notes Legal Final Payment Date pursuant to Section 2.03(e)(Y) of this Series Supplement), and

(2) the sum of (Aa) the amount by which the Principal Deficit Amount on the Three-Year Notes Legal Final Payment Date exceeds the sum of the amount to be deposited in the Series 2004-1 Distribution Account in accordance with Section 2.05(b)(i) of this Series Supplement and the amounts to be drawn on the Series 2004-1 Non-Ford Letters of Credit pursuant to clause (X) above, each on such Three-Year Notes Legal Final Payment Date, and the amounts to be drawn on the Series 2004-1 Non-Ford Letters of Credit pursuant to Section 2.12(d) of this Series Supplement, on the Business Day immediately preceding such Three-Year Notes Legal Final Payment Date, and (Ab) the lesser of (x) the amount by which the Series 2004-1 Liquidity Amount (after giving effect to any withdrawals to be made from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.05(b)(i) of this Series Supplement and any drawings to be made under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement on the Three-Year Notes Legal Final Payment Date) will exceed the Series 2004-1 Required Liquidity Amount (after giving effect to all anticipated reductions in the Series 2004-1 Principal Amount on the Three-Year Notes Legal Final Payment Date) and (y) an amount equal to the excess, if any, of (a) the Series 2004-1 Required Liquidity

Amount on the earlier of (i) the date of the first occurrence of a Series 2004-1 Lease Interest Payment Deficit (other than any Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or any other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure) and (ii) the Three-Year Notes Legal Final Payment Date over (b) the aggregate amount, as of the Three-Year Notes Legal Final Payment Date, of all withdrawals from the Series 2004-1 Reserve Account made since the date set forth in clause (2)(Ab)(y)(a) of this Section 2.05(b)(ii)(B)(Y) or to be made in respect of the Three-Year Notes Legal Final Payment Date pursuant to Section 2.03(d)(i) of this Series Supplement and all drawings made since such date or to be made in respect of the Three-Year Notes Legal Final Payment Date under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement; provided, however, that any such withdrawals from the Series 2004-1 Reserve Account and/or drawings made under the Series 2004-1 Letters of Credit on account of a Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure shall be excluded from this clause (b);

(C) in the case of the Class A-3 Legal Final Payment Date:

(X) the Series 2004-1 Non-Ford Letters of Credit, if any, to the extent that on the Class A-3 Notes Legal Final Payment Date there exists a Series 2004-1 Lease Principal Payment Deficit in an amount equal to the least of:

(1) the Series 2004-1 Lease Principal Payment Deficit;

(2) the amount, if any, by which the Series 2004-1 Liquidity Amount (after giving effect to any withdrawals from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.05(b)(i) of this Series Supplement and any drawings under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement on the Class A-3 Legal Final Payment Date) will exceed the Series 2004-1 Required Liquidity Amount (after giving effect to all anticipated reductions in the Series 2004-1 Principal Amount on the Class A-3 Legal Final Payment Date); and

(3) the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2004-1 Non-Ford Letters of Credit on the Class A-3 Legal Final Payment Date pursuant to Section 2.03(e)(X) of this Series Supplement);

(Y) the Series 2004-1 Ford Letters of Credit, if any, in an amount equal to the lesser of:

(1) the Series 2004-1 Ford Letter of Credit Liquidity Amount (after giving effect to any draws to be made on the Series 2004-1 Ford Letters of

Credit on the Class A-3 Legal Final Payment Date pursuant to Section 2.03(e)(Y) of this Series Supplement); and

(2) the sum of (Aa) the amount by which the Principal Deficit Amount on the Class A-3 Legal Final Payment Date exceeds the sum of the amount to be deposited in the Series 2004-1 Distribution Account in accordance with Section 2.05(b)(i) of this Series Supplement and the amounts to be drawn on the Series 2004-1 Non-Ford Letters of Credit pursuant to clause (X) above, each on such Class A-3 Legal Final Payment Date, and the amounts to be drawn on the Series 2004-1 Non-Ford Letters of Credit pursuant to Section 2.12(d) of this Series Supplement, on the Business Day immediately preceding such Class A-3 Legal Final Payment Date, and (Ab) the lesser of (x) the amount by which the Series 2004-1 Liquidity Amount (after giving effect to any withdrawals to be made from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.05(b)(i) of this Series Supplement and any drawings to be made under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement on the Class A-3 Legal Final Payment Date) will exceed the Series 2004-1 Required Liquidity Amount (after giving effect to all anticipated reductions in the Series 2004-1 Principal Amount on the Class A-3 Legal Final Payment Date) and (y) an amount equal to the excess, if any, of (a) the Series 2004-1 Required Liquidity Amount on the earlier of (i) the date of the first occurrence of a Series 2004-1 Lease Interest Payment Deficit (other than any Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or any other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure) and (ii) the Class A-3 Legal Final Payment Date over (b) the aggregate amount, as of the Class A-3 Legal Final Payment Date, of all withdrawals from the Series 2004-1 Reserve Account made since the date set forth in clause (2)(Ab)(y)(a) of this Section 2.05(b)(ii)(C)(Y) or to be made in respect of the Class A-3 Legal Final Payment Date pursuant to Section 2.03(d)(i) of this Series Supplement and all drawings made since such date or to be made in respect of the Class A-3 Legal Final Payment Date under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement; provided, however, that any such withdrawals from the Series 2004-1 Reserve Account and/or drawings made under the Series 2004-1 Letters of Credit on account of a Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure shall be excluded from this clause (b);

(D) in the case of the Class A-4 Legal Final Payment Date:

(X) the Series 2004-1 Non-Ford Letters of Credit, if any, to the extent that on the Class A-4 Notes Legal Final Payment Date there exists a Series 2004-1 Lease Principal Payment Deficit in an amount equal to the lesser of:

(1) the Series 2004-1 Lease Principal Payment Deficit; and

(2) the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2004-1 Non-Ford Letters of Credit on the Class A-4 Legal Final Payment Date pursuant to Section 2.03(e)(X) of this Series Supplement).

(Y) the Series 2004-1 Ford Letters of Credit, if any, in an amount equal to the lesser of:

(1)          the Series 2004-1 Ford Letter of Credit Liquidity Amount (after giving effect to any draws to be made on the Series 2004-1 Ford Letters of Credit on the Class A-4 Notes Legal Final Payment Date pursuant to Section 2.3(e)(Y) of this Series Supplement), and

(2) the sum of (Aa) the amount by which the Principal Deficit Amount on the Class A-4 Legal Final Payment Date exceeds the sum of the amount to be deposited in the Series 2004-1 Distribution Account in accordance with Section 2.05(b)(i) of this Series Supplement and the amounts to be drawn on the Series 2004-1 Non-Ford Letters of Credit pursuant to clause (X) above, each on such Class A-4 Legal Final Payment Date, and the amounts to be drawn on the Series 2004-1 Non-Ford Letters of Credit pursuant to Section 2.12(d) of this Series Supplement, on the Business Day immediately preceding such Class A-4 Legal Final Payment Date, and (Ab) an amount equal to the excess, if any, of (x) the Series 2004-1 Required Liquidity Anount on the earlier of (I) the date of the first ocurrence of a Series 2004-1 Lease Interest Payment Deficit (other than any Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or any other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure) and (ii) the Class A-4 Legal Final Payment Date over (y) the aggregate amount, as of the Class A-4 Legal Final Payment Date, of all withdrawals from the Series 2004-1 Reserve Account made since the date set forth in clause (2)(Ab)(x) of this Section 2.05(b)(ii)(D)(Y) or to be made in respect of the Class A-4 Legal Final Payment Date pursuant to Section 2.03(d)(i) of this Series Supplement and all drawings made since such date or to be made in respect of the Class A-4 Legal Final Payment Date under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement; provided, however, that any such withdrawals from the Series 2004-1 Reserve Account and/or drawings made under the Series 2004-1 Letters of Credit on account of a Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure shall be excluded from this clause (y);

Upon receipt of a notice by the Trustee from the Administrator in respect of a Principal Deficit Amount on or prior to 10:30 a.m. (New York City time) on a Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on:

(X) the Series 2004-1 Non-Ford Letters of Credit by presenting to each Series 2004-1 Non-Ford Letter of Credit Provider a draft accompanied by a Certificate of Credit Demand and shall cause the LOC Credit Disbursements to be deposited in the Series 2004-1 Distribution Account on such Payment Date; provided, however, that if the Series 2004-1 Non-Ford Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2004-1 Non-Ford Cash Collateral Account and deposit in the Series 2004-1 Distribution Account an amount equal to the lesser of (x) the Series 2004-1 Non-Ford Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by the Administrator and (y) the Series 2004-1 Available Non-Ford Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2004-1 Non-Ford Letters of Credit.

(Y) the Series 2004-1 Ford Letters of Credit by presenting to each Series 2004-1 Ford Letter of Credit Provider a draft accompanied by a Certificate of Credit Demand and shall cause the LOC Credit Disbursements to be deposited in the Series 2004-1 Distribution Account on such Payment Date; provided, however, that if the Series 2004-1 Ford Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2004-1 Ford Cash Collateral Account and deposit in the Series 2004-1 Distribution Account an amount equal to the lesser of (x) the Series 2004-1 Ford Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by the Administrator and (y) the Series 2004-1 Available Ford Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2004-1 Ford Letters of Credit.

(iii) Demand on Insurance Policy. If the sum of the Series 2004-1 Letter of Credit Amount and the Series 2004-1 Available Reserve Account Amount on any Payment Date on which the Principal Deficit Amount will be greater than zero will be less than such Principal Deficit Amount, the Trustee shall make a demand on the Insurance Policy by 12:00 noon (New York City time) on the second Business Day preceding such Payment Date in an amount equal to the Insured Principal Deficit Amount and shall cause the proceeds thereof to be deposited in the Series 2004-1 Distribution Account.

(c)  Legal Final Payment Dates. The Class A-1 Principal Amount and the Class A-2 Principal Amount shall be due and payable on the Three-Year Notes Legal Final Payment Date. If the amount to be deposited in the Series 2004-1 Distribution Account in accordance with Section 2.05(a) of this Series Supplement with respect to the Three-Year Notes Legal Final Payment Date together with any amounts to be deposited therein in accordance Section 2.05(b) of this Series Supplement on the Three-Year Notes Legal Final Payment Date is less than the sum of the Class A-1 Outstanding Principal

Amount and the Class A-2 Outstanding Principal Amount on the Three-Year Notes Legal Final Payment Date, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Three-Year Notes Legal Final Payment Date, the Administrator shall instruct the Trustee to withdraw from the Series 2004-1 Reserve Account, an amount equal to the least of (i) the Series 2004-1 Available Reserve Account Amount (after giving effect to any withdrawals from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.05(b)(i) of this Series Supplement), (ii) the amount by which the Series 2004-1 Liquidity Amount (after giving effect to any withdrawals from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.05(b)(i) of this Series Supplement and any drawings under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement on the Three-Year Notes Legal Final Payment Date) will exceed the Series 2004-1 Required Liquidity Amount (after giving effect to all anticipated reductions in the Series 2004-1 Principal Amount on the Three-Year Notes Legal Final Payment Date) and (iii) such insufficiency and deposit it in the Series 2004-1 Distribution Account on the Three-Year Notes Legal Final Payment Date. The Trustee shall withdraw such amount from the Series 2004-1 Reserve Account and deposit such amount in the Series 2004-1 Distribution Account on or prior to the Three-Year Notes Legal Final Payment Date. The Class A-3 Principal Amount shall be due and payable on the Class A-3 Legal Final Payment Date. If the amount to be deposited in the Series 2004-1 Distribution Account in accordance with Section 2.05(a) of this Series Supplement with respect to the Class A-3 Legal Final Payment Date together with any amounts to be deposited therein in accordance Section 2.05(b) of this Series Supplement on the Class A-3 Legal Final Payment Date is less than the Class A-3 Outstanding Principal Amount on the Class A-3 Legal Final Payment Date, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Class A-3 Legal Final Payment Date, the Administrator shall instruct the Trustee to withdraw from the Series 2004-1 Reserve Account, an amount equal to the least of (i) the Series 2004-1 Available Reserve Account Amount, (after giving effect to any withdrawals from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.05(b)(i) of this Series Supplement), (ii) the amount by which the Series 2004-1 Liquidity Amount (after giving effect to any withdrawals from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.05(b)(i) of this Series Supplement and any drawings under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement on the Class A-3 Legal Final Payment Date) will exceed the Series 2004-1 Required Liquidity Amount (after giving effect to all anticipated reductions in the Series 2004-1 Principal Amount on the Class A-3 Legal Final Payment Date) and (iii) such insufficiency and deposit it in the Series 2004-1 Distribution Account on the Class A-3 Legal Final Payment Date. The Trustee shall withdraw such amount from the Series 2004-1 Reserve Account and deposit such amount in the Series 2004-1 Distribution Account on or prior to the Class A-3 Legal Final Payment Date. The Class A-4 Principal Amount shall be due and payable on the Class A-4 Legal Final Payment Date. If the amount to be deposited in the Series 2004-1 Distribution Account in accordance with Section 2.05(a) of this Series Supplement with respect to the Class A-4 Legal Final Payment Date together with any amounts to be deposited therein in accordance Section 2.05(b) of this Series Supplement on the Class A-4 Legal Final Payment Date is less than the Class A-4 Outstanding Principal Amount on the Class A-4

Legal Final Payment Date, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Class A-4 Legal Final Payment Date, the Administrator shall instruct the Trustee to withdraw from the Series 2004-1 Reserve Account, an amount equal to the lesser of the Series 2004-1 Available Reserve Account Amount (after giving effect to any withdrawals from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.05(b)(i) of this Series Supplement) and such insufficiency and deposit it in the Series 2004-1 Distribution Account on the Class A-4 Legal Final Payment Date. The Trustee shall withdraw such amount from the Series 2004-1 Reserve Account and deposit such amount in the Series 2004-1 Distribution Account on or prior to the Class A-4 Legal Final Payment Date. If, after giving effect to any such deposits into the Series 2004-1 Distribution Account, the amount to be deposited in the Series 2004-1 Distribution Account with respect to the Three-Year Notes Legal Final Payment Date, the Class A-3 Legal Final Payment Date or the Class A-4 Legal Final Payment Date, as the case may be, is or will be less than the sum of the Class A-1 Outstanding Principal Amount and the Class A-2 Outstanding Principal Amount, the Class A-3 Outstanding Principal Amount or the Class A-4 Outstanding Principal Amount, as the case may be, the Administrator shall instruct the Trustee in writing to make a demand on the Insurance Policy on the second Business Day preceding such Legal Final Payment Date and, upon receipt of such notice, the Trustee shall make a demand on the Insurance Policy on the second Business Day preceding such Legal Final Payment Date in an amount equal to such insufficiency in accordance with the terms thereof and shall cause the proceeds thereof to be deposited in the Series 2004-1 Distribution Account.

(d)  Distribution. On each Payment Date occurring on or after the date a withdrawal is made pursuant to Section 2.05(a) of this Series Supplement, the Trustee shall, in accordance with Section 6.01 of the Base Indenture, pay (i) first, to the Series 2004-1 Noteholders of each Class of Series 2004-1 Notes the amount deposited in the Series 2004-1 Distribution Account for the payment of principal of such Class of Series 2004-1 Notes pursuant to Section 2.05(a) of this Series Supplement and any amounts deposited in the Series 2004-1 Distribution Account for the payment of principal of such Class of Series 2004-1 Notes pursuant to Section 2.05(b) of this Series Supplement and, to the extent necessary to pay the Class A-1 Outstanding Principal Amount and the Class A-2 Outstanding Principal Amount on the Three-Year Notes Legal Final Payment Date, the Class A-3 Outstanding Principal Amount on the Class A-3 Legal Final Payment or the Class A-4 Outstanding Principal Amount on the Class A-4 Legal Final Payment Date, amounts deposited in the Series 2004-1 Distribution Account pursuant to Section 2.05(c) of this Series Supplement and (ii) second, once the Series 2004-1 Notes have been paid in full, to Ford the amounts deposited in the Series 2004-1 Distribution Account for the payment of all unpaid Ford Reimbursement Obligations pursuant to Section 2.05(a) of this Series Supplement.

SECTION 2.06. The Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment. If the Administrator fails to give notice or instructions to make any payment from or deposit into the Collection Account or any Series 2004-1 Series Account required to be given by the Administrator, at the time specified in the

Administration Agreement or any other Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Collection Account or such Series 2004-1 Series Account without such notice or instruction from the Administrator, provided that the Administrator or, in the case of any payment from a Series 2004-1 Series Account, the Insurer, upon request of the Trustee or the Insurer, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Related Document is required to be made by the Trustee at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If the Administrator fails to give instructions to draw on the Series 2004-1 Letters of Credit required to be given by the Administrator, at the time specified in this Series Supplement, the Trustee shall draw on the Series 2004-1 Letters of Credit without such instruction from the Administrator, provided that the Administrator or the Insurer, upon request of the Trustee or the Insurer, promptly provides the Trustee with all information necessary to allow the Trustee to draw on the Series 2004-1 Letters of Credit.

SECTION 2.07. Reserve Account. (a)  Establishment of Series 2004-1 Reserve Account. HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford an account (the “Series 2004-1 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford. The Series 2004-1 Reserve Account shall be an Eligible Deposit Account. If the Series 2004-1 Reserve Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2004-1 Reserve Account is no longer an Eligible Deposit Account, establish a new Series 2004-1 Reserve Account that is an Eligible Deposit Account. If a new Series 2004-1 Reserve Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2004-1 Reserve Account into the new Series 2004-1 Reserve Account. Initially, the Series 2004-1 Reserve Account will be established with the Trustee.

(b)  Administration of the Series 2004-1 Reserve Account. HVF may instruct (by standing instructions or otherwise) the institution maintaining the Series 2004-1 Reserve Account to invest funds on deposit in the Series 2004-1 Reserve Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2004-1 Reserve Account is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date. HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2004-1 Reserve Account shall remain uninvested.

(c)  Earnings from Series 2004-1 Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2004-1 Reserve Account shall be deemed to be on deposit therein and available for distribution.

(d)  Series 2004-1 Reserve Account Constitutes Additional Collateral for Series 2004-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2004-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2004-1 Reserve Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2004-1 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2004-1 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2004-1 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2004-1 Reserve Account Collateral”).

(e)  Series 2004-1 Reserve Account Surplus. In the event that the Series 2004-1 Reserve Account Surplus on any Payment Date is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator (with a copy to the Insurer), shall withdraw from the Series 2004-1 Reserve Account an amount equal to the Series 2004-1 Reserve Account Surplus and (i) pay to Ford the lesser of (x) such Series 2004-1 Reserve Account Surplus and (y) all unpaid Ford Reimbursement Obligations and (ii) for so long as the Ford LOC Exposure Amount is greater than zero, solely to the extent that after giving effect to any such payment, the Fleet Equity Condition would be satisfied, pay to HVF any portion of such Series 2004-1 Reserve Account Surplus remaining after any required payment pursuant to clause (i) above.

(f)  Termination of Series 2004-1 Reserve Account. On or after the date on which the Series 2004-1 Notes are fully paid, the Insurer has been paid all Insurer Fees and all other Insurer Reimbursement Amounts due, and Ford has been paid all Ford Reimbursement Obligations, the Trustee, acting in accordance with the written instructions of the Administrator, for so long as the Ford LOC Exposure Amount is greater than zero, solely to the extent that after giving effect to any such withdrawal, the Fleet Equity Condition would be satisfied, shall withdraw from the Series 2004-1 Reserve Account all amounts on deposit therein for payment to HVF.

SECTION 2.08. Series 2004-1 Letters of Credit and Series 2004-1 Cash Collateral Account. (a)  (I) Series 2004-1 Ford Cash Collateral Account Constitutes

Additional Collateral for Series 2004-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2004-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2004-1 Ford Cash Collateral Account, including any security entitlement thereto; (ii) all funds on deposit in the Series 2004-1 Ford Cash Collateral Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2004-1 Ford Cash Collateral Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2004-1 Ford Cash Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2004-1 Ford Cash Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2004-1 Ford Cash Collateral Account Collateral”).

(II)                                Series 2004-1 Non-Ford Cash Collateral Account Constitutes Additional Collateral for Series 2004-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2004-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2004-1 Non-Ford Cash Collateral Account, including any security entitlement thereto; (ii) all funds on deposit in the 2004-1 Non-Ford Cash Collateral Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2004-1 Non-Ford Cash Collateral Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2004-1 Non-Ford Cash Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2004-1 Non-Ford Cash Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2004-1 Non-Ford Cash Collateral Account Collateral”).

(b)  Series 2004-1 Letter of Credit Expiration Date. If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2004-1 Letter of Credit Expiration Date with respect to any Series 2004-1 Letter of Credit, excluding the amount available to be drawn under such Series 2004-1 Letter of Credit but taking into account each substitute Series 2004-1 Letter of Credit which has been obtained from a

Series 2004-1 Eligible Letter of Credit Provider, and is in full force and effect on such date, (i) the Series 2004-1 Enhancement Amount would be equal to or greater than the Series 2004-1 Required Enhancement Amount, (ii) the Series 2004-1 Liquidity Amount would be equal to or greater than the Series 2004-1 Required Liquidity Amount, and (iii) if the expiring Series 2004-1 Letter of Credit is a Series 2004-1 Non-Ford Letter of Credit, the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount would be equal to or greater than the Series 2004-1 Demand Note Payment Amount, then the Administrator shall notify the Trustee and the Insurer in writing no later than fifteen (15) Business Days prior to such Series 2004-1 Letter of Credit Expiration Date of such determination. If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2004-1 Letter of Credit Expiration Date with respect to any Series 2004-1 Letter of Credit, excluding such Series 2004-1 Letter of Credit but taking into account any substitute Series 2004-1 Letter of Credit which has been obtained from a Series 2004-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (i) the Series 2004-1 Enhancement Amount would be less than the Series 2004-1 Required Enhancement Amount, (ii) the Series 2004-1 Liquidity Amount would be less than the Series 2004-1 Required Liquidity Amount or (iii) if the expiring Series 2004-1 Letter of Credit is a Series 2004-1 Non-Ford Letter of Credit, the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount would be less than the Series 2004-1 Demand Note Payment Amount, then the Administrator shall notify the Trustee and the Insurer in writing no later than fifteen (15) Business Days prior to such Series 2004-1 Letter of Credit Expiration Date of (x) the greatest of (A) the excess, if any, of the Series 2004-1 Required Enhancement Amount over the Series 2004-1 Enhancement Amount, excluding such Series 2004-1 Letter of Credit but taking into account any substitute Series 2004-1 Letter of Credit which has been obtained from a Series 2004-1 Eligible Letter of Credit Provider, and is in full force and effect on such date, (B) the excess, if any, of the Series 2004-1 Required Liquidity Amount over the Series 2004-1 Liquidity Amount, excluding such Series 2004-1 Letter of Credit but taking into account each substitute Series 2004-1 Letter of Credit which has been obtained from a Series 2004-1 Eligible Letter of Credit Provider, as applicable, and is in full force and effect on such date and (C) if the expiring Series 2004-1 Letter of Credit is a Series 2004-1 Non-Ford Letter of Credit, the excess, if any, of the Series 2004-1 Demand Note Payment Amount over the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount, excluding such Series 2004-1 Non-Ford Letter of Credit but taking into account each substitute Series 2004-1 Non-Ford Letter of Credit which has been obtained from a Series 2004-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on such expiring Series 2004-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) above on such Series 2004-1 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall cause the LOC Termination Disbursement to be deposited in the Series 2004-1 Non-Ford Cash Collateral Account, in the case of a LOC Termination Disbursement under a Series 2004-1 Non-Ford Letter of Credit, and the Series 2004-1 Ford Cash Collateral

Account, in the case of a LOC Termination Disbursement under a Series 2004-1 Ford Letter of Credit. If the Trustee does not receive the notice from the Administrator described above on or prior to the date that is fifteen (15) Business Days prior to each Series 2004-1 Letter of Credit Expiration Date, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day draw the full amount of such Series 2004-1 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall cause the LOC Termination Disbursements to be deposited in the applicable Series 2004-1 Cash Collateral Account.

(c)  Series 2004-1 Letter of Credit Providers. The Administrator shall notify the Trustee and the Insurer in writing within one Business Day of becoming aware that the short-term debt credit rating of any Series 2004-1 Letter of Credit Provider has fallen below “A-1” as determined by Standard & Poor’s or “P-1” as determined by Moody’s or the long-term debt credit rating of any Series 2004-1 Letter of Credit Provider has fallen below “A+” as determined by Standard & Poor’s or “A1” as determined by Moody’s (with respect to any Series 2004-1 Letter of Credit Provider, a “Downgrade Event”). On the thirtieth (30th) day after the occurrence of a Downgrade Event with respect to any Series 2004-1 Letter of Credit Provider, the Administrator shall notify the Trustee and the Insurer in writing on such date of (i) the greatest of (A) the excess, if any, of the Series 2004-1 Required Enhancement Amount over the Series 2004-1 Enhancement Amount, excluding the available amount under the Series 2004-1 Letter of Credit issued by such Series 2004-1 Letter of Credit Provider, on such date, (B) the excess, if any, of the Series 2004-1 Required Liquidity Amount over the Series 2004-1 Liquidity Amount, excluding the available amount under such Series 2004-1 Letter of Credit, on such date, and (C) if the Downgrade Event affects a Series 2004-1 Non-Ford Letter of Credit, the excess, if any, of the Series 2004-1 Demand Note Payment Amount over the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount, excluding the available amount under such Series 2004-1 Non-Ford Letter of Credit, on such date, and (ii) the amount available to be drawn on such Series 2004-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw on such Series 2004-1 Letter of Credit in an amount equal to the lesser of the amount in clause (i) or clause (ii) of the immediately preceding sentence on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand and shall cause the LOC Termination Disbursement to be deposited in a Series 2004-1 Non-Ford Cash Collateral Account, in the case of a LOC Termination Disbursement under a Series 2004-1 Non-Ford Letter of Credit, and the Series 2004-1 Ford Cash Collateral Account, in the case of a LOC Termination Disbursement under a Series 2004-1 Ford Letter of Credit.

(d)  Preference Amount Demands on the Series 2004-1 Non-Ford Letters of Credit. If the Insurer notifies the Trustee in writing that the Insurer shall have made a payment under the Insurance Policy in respect of a Preference Amount, subject to the satisfaction of the conditions set forth in the next succeeding sentence, the Trustee shall draw an amount equal to the lesser of (i) such Preference Amount and (ii) the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount on the Series 2004-1 Non-Ford Letters of Credit by presenting to each Series 2004-1 Non-Ford Letter of Credit Provider (with a copy to the Insurer) a draft accompanied by a Certificate of Preference Payment Demand and shall cause the LOC Preference Payment Disbursements to be paid to the Insurer; provided, however, that if the Series 2004-1 Non-Ford Cash Collateral Account has been established and funded, the Trustee shall draw an amount equal to the product of (a) 100% minus the Series 2004-1 Non-Ford Cash Collateral Percentage and (b) the lesser of the amounts referred to in clause (i) and (ii) on such Business Day on the Series 2004-1 Non-Ford Letters of Credit as calculated by the Administrator, at the request of the Trustee, and provided in writing to the Trustee and the Insurer. Prior to any draw on the Series 2004-1 Non-Ford Letters of Credit or withdrawal from the Series 2004-1 Non-Ford Cash Collateral Account pursuant to this Section 2.08(d), the Trustee shall have received a certified copy of the order requiring the return of such Preference Amount.

(e)  (I) Reductions in Stated Amounts of the Series 2004-1 Ford Letters of Credit. If the Trustee receives a written notice from the Lessee, substantially in the form of Exhibit D-1-1, requesting a reduction in the stated amount of any Series 2004-1 Ford Letter of Credit, the Trustee shall within two Business Days of the receipt of such notice deliver to the Series 2004-1 Ford Letter of Credit Provider who issued such Series 2004-1 Ford Letter of Credit, with a copy to Ford, a Notice of Reduction requesting a reduction in the stated amount of such Series 2004-1 Ford Letter of Credit in the amount requested in such notice effective on the date set forth in such notice provided that on such effective date, after giving effect to the requested reduction in the stated amount of such Series 2004-1 Ford Letter of Credit, (i) the Series 2004-1 Enhancement Amount will equal or exceed the Series 2004-1 Required Enhancement Amount, (ii) the Series 2004-1 Liquidity Amount will equal or exceed the Series 2004-1 Required Liquidity Amount and (iii) the Series 2004-1 Letter of Credit Liquidity Amount will equal or exceed the Series 2004-1 Demand Note Payment Amount. If the Trustee receives a written notice from Ford, substantially in the form of Exhibit D-1-2, requesting the replacement of any Series 2004-1 Ford Letter of Credit, the Trustee shall within two Business Days of the receipt of such notice and upon receipt of a substitute Series 2004-1 Ford Letter of Credit having a stated amount equal to the available amount of the Series 2004-1 Ford Letter of Credit being replaced issued by a Series 2004-1 Eligible Ford Letter of Credit Provider deliver to the Series 2004-1 Letter of Credit Provider who issued the Series 2004-1 Ford Letter of Credit being replaced a written notice in the form provided in such Series 2004-1 Ford Letter of Credit confirming cancellation of such Series 2004-1 Ford Letter of Credit and shall deliver such cancelled Series 2004-1 Ford Letter of Credit to such Series 2004-1 Letter of Credit Provider as soon as practicable.

(II)                                Reductions in Stated Amounts of the Series 2004-1 Non-Ford Letters of Credit. If the Trustee receives a written notice from the Lessee, substantially in the form of Exhibit D-1-1, requesting a reduction in the stated amount of any Series 2004-1 Non-Ford Letter of Credit, the Trustee shall within two Business Days of the receipt of such notice deliver to the Series 2004-1 Non-Ford Letter of Credit Provider

who issued such Series 2004-1 Non-Ford Letter of Credit a Notice of Reduction requesting a reduction in the stated amount of such Series 2004-1 Non-Ford Letter of Credit in the amount requested in such notice effective on the date set forth in such notice provided that on such effective date, after giving effect to the requested reduction in the stated amount of such Series 2004-1 Non-Ford Letter of Credit, (i) the Series 2004-1 Enhancement Amount will equal or exceed the Series 2004-1 Required Enhancement Amount, (ii) the Series 2004-1 Adjusted Liquidity Amount will equal or exceed the Series 2004-1 Required Liquidity Amount, and (iii) the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount will equal or exceed the Series 2004-1 Demand Note Payment Amount.

(f)  (I) Draws on the Series 2004-1 Ford Letters of Credit. If there is more than one Series 2004-1 Ford Letter of Credit on the date of any draw on the Series 2004-1 Ford Letters of Credit pursuant to the terms of this Series Supplement (other than pursuant to Sections 2.08(b) and (c) with this Series Supplement), the Administrator shall instruct the Trustee, in writing, to draw on each Series 2004-1 Ford Letter of Credit in an amount equal to the Pro Rata Share of the Series 2004-1 Ford Letter of Credit Provider issuing such Series 2004-1 Ford Letter of Credit of the amount of such draw on the Series 2004-1 Ford Letters of Credit.

(II)                                Draws on the Series 2004-1 Non-Ford Letters of Credit. If there is more than one Series 2004-1 Non-Ford Letter of Credit on the date of any draw on the Series 2004-1 Non-Ford Letters of Credit pursuant to the terms of this Series Supplement (other than pursuant to Sections 2.08(b) and (c) of this Series Supplement), the Administrator shall instruct the Trustee, in writing, to draw on each Series 2004-1 Non-Ford Letter of Credit in an amount equal to the Pro Rata Share of the Series 2004-1 Non-Ford Letter of Credit Provider issuing such Series 2004-1 Non-Ford Letter of Credit of the amount of such draw on the Series 2004-1 Non-Ford Letters of Credit.

(g)  (I) Establishment of Series 2004-1 Ford Cash Collateral Account. On or prior to the date of any drawing under a Series 2004-1 Ford Letter of Credit pursuant to Section 2.08(b) or (c) of this Series Supplement, HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford, an account (the “Series 2004-1 Ford Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford. The Series 2004-1 Ford Cash Collateral Account shall be an Eligible Deposit Account. If the Series 2004-1 Ford Cash Collateral Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2004-1 Ford Cash Collateral Account is no longer an Eligible Deposit Account, establish a new Series 2004-1 Ford Cash Collateral Account that is an Eligible Deposit Account. If a new Series 2004-1 Ford Cash Collateral Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2004-1 Ford Cash Collateral Account into the new Series 2004-1 Ford Cash Collateral Account.

(II)                                Establishment of Series 2004-1 Non-Ford Cash Collateral Account. On or prior to the date of any drawing under a Series 2004-1 Non-Ford Letter of Credit pursuant to Section 2.08(b) or (c) of this Series Supplement, HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford, an account (the “Series 2004-1 Non-Ford Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Noteholders, the Insurer and Ford. The Series 2004-1 Non-Ford Cash Collateral Account shall be an Eligible Deposit Account. If the Series 2004-1 Non-Ford Cash Collateral Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2004-1 Non-Ford Cash Collateral Account is no longer an Eligible Deposit Account, establish a new Series 2004-1 Non-Ford Cash Collateral Account that is an Eligible Deposit Account. If a new Series 2004-1 Non-Ford Cash Collateral Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2004-1 Non-Ford Cash Collateral Account into the new Series 2004-1 Non-Ford Cash Collateral Account.

(h)  Administration of the Series 2004-1 Cash Collateral Account. HVF may instruct (by standing instructions or otherwise) the institution maintaining a Series 2004-1 Cash Collateral Account to invest funds on deposit in such Series 2004-1 Cash Collateral Account from time to time in Permitted Investments. Any investment of funds on deposit in a Series 2004-1 Cash Collateral Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received, unless any Permitted Investment held in a Series 2004-1 Cash Collateral Account is held with the Trustee, in which case such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date. HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in a Series 2004-1 Cash Collateral Account shall remain uninvested.

(i)  Earnings from Series 2004-1 Cash Collateral Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2004-1 Cash Collateral Account shall be deemed to be on deposit therein and available for distribution.

(j)  Series 2004-1 Cash Collateral Account Surplus. (X) In the event that the Series 2004-1 Cash Collateral Account Surplus on any Payment Date is greater than zero, the Administrator may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of the Administrator (with a copy to the Insurer), shall, subject to the limitations set forth in this Section 2.08(j)(X), withdraw the amount specified by the Administrator from the Series 2004-1 Cash Collateral Account specified by the Administrator and apply such amount in accordance with the terms of this Section 2.08(j)(X). The amount of any such withdrawal from the Series 2004-1 Ford Cash Collateral Account shall be limited to the lesser of (a) the Series 2004-1 Available Ford

Cash Collateral Account Amount on such Payment Date and (b) the Series 2004-1 Cash Collateral Account Surplus (after giving effect to any withdrawal from the Series 2004-1 Non-Ford Cash Collateral Account) on such Payment Date. The amount of any such withdrawal from the Series 2004-1 Non-Ford Cash Collateral Account shall be limited to the least of (a) the Series 2004-1 Available Non-Ford Cash Collateral Account Amount on such Payment Date, (b) the Series 2004-1 Cash Collateral Account Surplus (after giving effect to any withdrawal from the Series 2004-1 Ford Cash Collateral Account) on such Payment Date and (c) the excess, if any, of the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount on such Payment Date over the Series 2004-1 Demand Note Payment Amount on such Payment Date. Any amounts withdrawn from the Series 2004-1 Ford Cash Collateral Account pursuant to this Section 2.08(j)(X) shall be paid to Ford. Any amounts withdrawn from the Series 2004-1 Non-Ford Cash Collateral Account shall be paid:  first, to Ford to the extent that there are unpaid Ford Reimbursement Obligations due and owing to Ford, the lesser of the amount withdrawn from the Series 2004-1 Non-Ford Cash Collateral Account and the amount of such unpaid Ford Reimbursement Obligations, second, only for so long as the Ford LOC Exposure Amount is greater than zero, solely to the extent that after giving effect to any such withdrawal, the Fleet Equity Condition would be satisfied, to the Series 2004-1 Non-Ford Letter of Credit Providers, to the extent that there are unreimbursed Disbursements due and owing to such Series 2004-1 Non-Ford Letter of Credit Providers in respect of the Series 2004-1 Non-Ford Letters of Credit, for application in accordance with the provisions of the respective Series 2004-1 Non-Ford Letter of Credit Reimbursement Agreement, and third, only for so long as the Ford LOC Exposure Amount is greater than zero, solely to the extent that after giving effect to any such withdrawal, the Fleet Equity Condition would be satisfied, to HVF any remaining amounts. (Y) Irrespective of whether there is a Series 2004-1 Cash Collateral Account Surplus, in the event that the Series 2004-1 Ford Cash Collateral Account has been established pursuant to Section 2.08(g)(I) of this Series Supplement, the proceeds of one or more LOC Termination Disbursements have been deposited therein pursuant to Section 2.08(b) or Section 2.08(c) of this Series Supplement and Ford delivers to the Trustee a Series 2004-1 Ford Letter of Credit from a Series 2004-1 Eligible Letter of Credit Provider the Administrator shall direct the Trustee to, and the Trustee, acting in accordance with the written instructions of the Administrator shall withdraw from the Series 2004-1 Ford Cash Collateral Account an amount equal to the stated amount of such Series 2004-1 Ford Letter of Credit and pay such amount to Ford.

(k)  Termination of Series 2004-1 Cash Collateral Accounts. (X)  Upon the earlier of the termination of this Series Supplement in accordance with Section 6.13 of this Series Supplement and the Class A-4 Legal Final Payment Date, the Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2004-1 Ford Cash Collateral Account and (i) pay to Ford an amount equal to the lesser of (x) the Series 2004-1 Available Ford Cash Collateral Account Amount and (y) the excess, if any, of (A) the aggregate amount of LOC Termination Disbursements deposited into the Series 2004-1 Ford Cash Collateral Account pursuant to Section 2.08(b) or Section 2.08(c) of this Series Supplement over (B) the aggregate amount withdrawn from the Series 2004-1 Ford Cash Collateral Account pursuant to Section 2.03(e)(Y) or Section 2.05(b)(ii) of this Series Supplement that has not be reimbursed by HVF in accordance with Section 2.13 of this Series Supplement on or prior to such date, (ii) pay to Ford, an amount equal to the lesser of (x) the amount of unpaid Ford Reimbursement Obligations due and owing to Ford and (y) the excess, if any, of the Series 2004-1 Available Ford Cash Collateral Account Amount over the amount paid to Ford pursuant to clause (i) above and (iii) pay to HVF, any funds remaining in the Series 2004-1 Ford Cash Collateral Account.

(Y)  Upon the termination of this Series Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts due and owing to the Series 2004-1 Noteholders, the Insurer and Ford and payable from the Series 2004-1 Non-Ford Cash Collateral Account as provided herein, shall withdraw from such Series 2004-1 Non-Ford Cash Collateral Account all amounts on deposit therein (to the extent not withdrawn pursuant to Section 2.08(d) above) and shall pay such amounts, first, to Ford to the extent that there are unpaid Ford Reimbursement Obligations due and owing to Ford, second, only for so long as the Ford LOC Exposure Amount is greater than zero, solely to the extent that after giving effect to any such withdrawal, the Fleet Equity Condition would be satisfied, pro rata to the Series 2004-1 Non-Ford Letter of Credit Providers, to the extent that there are unreimbursed Disbursements due and owing to such Series 2004-1 Non-Ford Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2004-1 Non-Ford Letters of Credit, and third, only for so long as the Ford LOC Exposure Amount is greater than zero, solely to the extent that after giving effect to any such withdrawal, the Fleet Equity Condition would be satisfied, to HVF any remaining amounts.

SECTION 2.09. Series 2004-1 Distribution Account. (a)  Establishment of Series 2004-1 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2004-1 Noteholders and Ford an account (the “Series 2004-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Noteholders and Ford. The Series 2004-1 Distribution Account shall be an Eligible Deposit Account. If the Series 2004-1 Distribution Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2004-1 Distribution Account is no longer an Eligible Deposit Account, establish a new Series 2004-1 Distribution Account that is an Eligible Deposit Account. If a new Series 2004-1 Distribution Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2004-1 Distribution Account into the new Series 2004-1 Distribution Account. Initially, the Series 2004-1 Distribution Account will be established with the Trustee.

(b)  Administration of the Series 2004-1 Distribution Account. The Administrator may instruct the institution maintaining the Series 2004-1 Distribution Account in writing to invest funds on deposit in the Series 2004-1 Distribution Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, unless any Permitted Investment held in the

Series 2004-1 Distribution Account is held with the Trustee, then such investment may mature on such Payment Date and such funds shall be available for withdrawal on or prior to such Payment Date. All such Permitted Investments will be credited to the Series 2004-1 Distribution Account. In the absence of written investment instructions hereunder, funds on deposit in the Series 2004-1 Distribution Account shall remain uninvested.

(c)  Earnings from Series 2004-1 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2004-1 Distribution Account shall be deemed to be on deposit and available for distribution.

(d)  Series 2004-1 Distribution Account Constitutes Additional Collateral for Series 2004-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2004-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2004-1 Noteholders and Ford all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2004-1 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2004-1 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2004-1 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2004-1 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2004-1 Distribution Account Collateral”).

SECTION 2.10. Trustee as Securities Intermediary. (a)  The Trustee or other Person holding the Series 2004-1 Collection Account, the Series 2004-1 Excess Collection Account, the Series 2004-1 Accrued Interest Account, the Series 2004-1 Reserve Account, the Series 2004-1 Cash Collateral Account, or the Series 2004-1 Distribution Account (each a “Series 2004-1 Designated Account”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Series 2004-1 Designated Account is not the Trustee, HVF shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 2.10.

(b)  The Securities Intermediary agrees that:

(i) The Series 2004-1 Designated Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”)

of the UCC in effect in the State of New York (the “New York UCC”) will be credited;

(ii) All securities or other property underlying any Financial Assets credited to any Series 2004-1 Designated Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2004-1 Designated Account be registered in the name of HVF, payable to the order of HVF or specially endorsed to HVF;

(iii) All property delivered to the Securities Intermediary pursuant to this Series Supplement will be promptly credited to the appropriate Series 2004-1 Designated Account;

(iv) Each item of property (whether investment property, security, instrument or cash) credited to a Series 2004-1 Designated Account shall be treated as a Financial Asset;

(v) If at any time the Securities Intermediary shall receive any order from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2004-1 Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by HVF or the Administrator;

(vi) The Series 2004-1 Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction and the Series 2004-1 Designated Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(vii) The Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2004-1 Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with HVF purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 2.10(b)(v) of this Series Supplement; and

(viii) Except for the claims and interest of the Trustee and HVF in the Series 2004-1 Designated Accounts, the Securities Intermediary knows of no claim to, or interest, in the Series 2004-1 Designated Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim

(including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2004-1 Designated Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Administrator and HVF thereof.

(c)  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2004-1 Designated Accounts and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2004-1 Designated Accounts.

SECTION 2.11. Series 2004-1 Interest Rate Hedges. (a)  If One-Month LIBOR for any Series 2004-1 Interest Period exceeds 8.90% per annum, HVF shall acquire one or more interest rate caps or swaps, in form and substance acceptable to the Insurer (each a “Series 2004-1 Interest Rate Hedge”), from an Eligible Interest Rate Hedge Provider with funds available to it pursuant to Section 2.02(f) or 2.03(h)(v) of this Series Supplement on or prior to the first day of the next succeeding Series 2004-1 Interest Period. The aggregate initial notional amount of all Series 2004-1 Interest Rate Hedges shall equal the Class A-1 Principal Amount on the first day of such next succeeding Series 2004-1 Interest Period, and, thereafter, the aggregate notional amount of all Series 2004-1 Interest Rate Hedges may be reduced pursuant to the related Series 2004-1 Interest Rate Hedge but shall not at any time be less than the Class A-1 Principal Amount. The strike rate of each Series 2004-1 Interest Rate Hedge in the form of a cap shall not be greater than 9.90%. The fixed rate of each Series 2004-1 Interest Rate Hedge in the form of a swap shall not be greater than 9.90%. HVF shall satisfy the Series 2004-1 Rating Agency Condition in connection with its acquisition of any Series 2004-1 Interest Rate Hedge.

(b)  If, at any time, an Interest Rate Hedge Provider is not an Eligible Interest Rate Hedge Provider, then HVF shall cause such Interest Rate Hedge Provider within 30 days following such occurrence, at such Interest Rate Hedge Provider’s expense, to do either of the following (i) obtain a replacement interest rate cap or swap on the same terms as the Series 2004-1 Interest Rate Hedge to which such Interest Rate Hedge Provider is a party from an Eligible Interest Rate Hedge Provider and simultaneously with such replacement HVF shall terminate the Series 2004-1 Interest Rate Hedge being replaced or (ii) enter into any arrangement satisfactory to Standard & Poor’s and Moody’s and consented to by the Insurer, which consent, during any period when an Insurer Default is continuing, shall not be unreasonably withheld, which is sufficient to maintain or restore the immediately prior ratings of the Series 2004-1 Notes by Standard & Poor’s and Moody’s without giving effect to the Insurance Policy; provided, however, that no termination of a Series 2004-1 Interest Rate Hedge shall occur until HVF shall have entered into a replacement Series 2004-1 Interest Rate Hedge.

(c)  Each Series 2004-1 Interest Rate Hedge shall provide that if the Interest Rate Hedge Provider thereunder is required to take any of the actions described in clause (i) or (ii) of Section 2.11(b) of this Series Supplement and such action is not taken within 30 days, then such Interest Rate Hedge Provider shall be obligated, until a replacement Series 2004-1 Interest Rate Hedge is executed and in effect, to collateralize its obligations under such Series 2004-1 Interest Rate Hedge in an amount equal to the greatest of (i) the marked to market value of such Series 2004-1 Interest Rate Hedge, (ii) the next payment due from such Interest Rate Hedge Provider and (iii) 1% of the notional amount of such Series 2004-1 Interest Rate Hedge.

(d)  Each Series 2004-1 Interest Rate Hedge shall provide that if the long-term senior unsecured debt rating of the Interest Rate Hedge Provider providing such Series 2004-1 Interest Rate Hedge is withdrawn or falls below “A3” by Moody’s or “BBB-” by Standard & Poor’s, then HVF shall terminate such Series 2004-1 Interest Rate Hedge, provided, however, that such Series 2004-1 Interest Rate Hedge shall not be terminated until either:  (i) such Interest Rate Hedge Provider, at the expense of such Interest Rate Hedge Provider, has obtained a replacement Series 2004-1 Interest Rate Hedge on the same terms as the Series 2004-1 Interest Rate Hedge terminated from an Eligible Interest Rate Hedge Provider, or (ii) such Interest Rate Hedge Provider at its expense has entered into an arrangement satisfactory to Standard & Poor’s, Moody’s and the Insurer. The Series 2004-1 Rating Agency Condition shall be satisfied in connection with the acquisition of any replacement Series 2004-1 Interest Rate Hedge.

(e)  To secure payment of the Note Obligations with respect to the Series 2004-1 Notes, HVF hereby grants a security interest in, and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2004-1 Noteholders and the Insurer, all of HVF’s right, title and interest, whether now or hereafter existing or acquired, in the Series 2004-1 Interest Rate Hedges and all proceeds thereof. HVF shall require all proceeds of the Series 2004-1 Interest Rate Hedges to be paid to, and the Trustee shall deposit all proceeds of the Series 2004-1 Interest Rate Hedges into, the Series 2004-1 Collection Account.

SECTION 2.12. Series 2004-1 Demand Note Constitutes Additional Collateral for Series 2004-1 Notes. (a)  In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2004-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2004-1 Noteholders, the Insurer, and Ford all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2004-1 Demand Note; (ii) all certificates and instruments, if any, representing or evidencing the Series 2004-1 Demand Note; and (iii) all proceeds of any and all of the foregoing, including, without limitation, cash. On the date hereof, HVF shall deliver to the Trustee, for the benefit of the Series 2004-1 Noteholders and the Insurer, the Series 2004-1 Demand Note, endorsed in blank. The Trustee, for the benefit of the Series 2004-1 Noteholders and the Insurer, shall be the only Person authorized to make a demand for payment on the Series 2004-1 Demand Note.

(b)  Other than pursuant to a payment made upon a demand thereon by the Trustee, HVF shall not reduce the amount of the Series 2004-1 Demand Note or forgive amounts payable thereunder so that the outstanding principal amount of the Series 2004-1 Demand Note after such reduction or forgiveness is less than the Series 2004-1 Letter of

Credit Liquidity Amount. HVF shall not agree, to any amendment of the Series 2004-1 Demand Note without first satisfying the Series 2004-1 Rating Agency Condition.

(c)  HVF agrees that on the Series 2004-1 Closing Date it will have capitalization in an amount equal to or greater than 4.17% of the sum of (x) the Series 2004-1 Principal Amount and (y) the maximum outstanding principal amount of the Series 2002-1 Notes.

(d)  Upon the occurrence and during the continuance of an Amortization Event with respect to the Series 2004-1 Notes, the Trustee may and, at the written direction of the Insurer or the Required Noteholders with respect to the Series 2004-1 Notes shall, make one or more demands (each a “Demand Notice”) on Hertz for payment under the Series 2004-1 Demand Note, in each case, in an amount equal to the lesser of (i) the principal amount of the Series 2004-1 Demand Note and (ii) on any Business Day (A) prior to the second Business Day immediately preceding the Three-Year Notes Legal Final Payment Date, the amount of any Principal Deficit Amount on such date, (B) on or after the second Business Day immediately preceding the Three-Year Notes Legal Final Payment Date but prior to the second Business Day immediately preceding the Class A-3 Legal Final Payment Date, the greater of (x) the Principal Deficit Amount on such date and (y) the sum of the Class A-1 Principal Amount and the Class A-2 Principal Amount (on or prior to the Three-Year Notes Legal Final Payment Date, calculated after giving effect to the distribution of all amounts on account of principal that will be available to be distributed to the Class A-1 Noteholders and the Class A-2 Noteholders (other than under the Insurance Policy) in accordance with this Series Supplement on the Three-Year Notes Legal Final Payment Date (including, but not limited to, amounts to be withdrawn from the Series 2004-1 Reserve Account pursuant to Section 2.05(c) of this Series Supplement)), (C) on or after the second Business Day immediately preceding the Class A-3 Legal Final Payment Date but prior to the second Business Day immediately preceding the Class A-4 Legal Final Payment Date, the greater of (x) the Principal Deficit Amount on such Business Day and (y) the sum of the Class A-1 Principal Amount, the Class A-2 Principal Amount and the Class A-3 Principal Amount (on or prior to the Class A-3 Legal Final Payment Date, calculated after giving effect to the distribution of all amounts on account of principal that will be available to be distributed to the Class A-3 Noteholders (other than under the Insurance Policy) in accordance with this Series Supplement on the Class A-3 Legal Final Payment Date (including, but not limited to, amounts to be withdrawn from the Series 2004-1 Reserve Account pursuant to Section 2.05(c) of this Series Supplement)) and (D) on or after the second Business Day immediately preceding the Class A-4 Legal Final Payment Date, the Series 2004-1 Principal Amount  (on or prior to the Class A-4 Legal Final Payment Date, calculated after giving effect to the distribution of all amounts that will be available to be distributed to the Class A-4 Noteholders (other than under the Insurance Policy) in accordance with this Series Supplement on the Class A-4 Legal Final Payment Date (including, but not limited to, amounts to be withdrawn from the Series 2004-1 Reserve Account pursuant to Section 2.05(c) of this Series Supplement)). If (i) the Trustee shall have made such a Demand Notice and Hertz shall have failed to pay to the Trustee or deposit into the Series 2004-1 Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice or (ii) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereto, without the lapse of a period of 60 consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz, the Trustee shall draw on the Series 2004-1 Non-Ford Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day an amount equal to the lesser of:

(A) the amount that Hertz failed to pay under the Series 2004-1 Demand Note (or the amount that the Trustee failed to demand for payment thereunder);

(B) the Series 2004-1 Non-Ford Letter of Credit Amount on such Business Day; and

(C) on any Business Day:

(i) other than the Business Day immediately preceding a Legal Final Payment Date, the Principal Deficit Amount on such Business Day;

(ii) on the Business Day immediately preceding the Three-Year Notes Legal Final Payment Date, the sum of (x) the Principal Deficit Amount on such Business Day, and (y) the lesser of (1) the amount by which the Series 2004-1 Liquidity Amount (after giving effect to any withdrawals to be made from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.05(b)(i) of this Series Supplement and any drawings to be made under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement on the Three-Year Notes Legal Final Payment Date) will exceed the Series 2004-1 Required Liquidity Amount (after giving effect to all anticipated reductions in the Series 2004-1 Principal Amount on the Three-Year Notes Legal Final Payment Date) and (2) an amount equal to the excess, if any, of (a) the Series 2004-1 Required Liquidity Amount on the earlier of (I) the date of the first occurrence of a Series 2004-1 Lease Interest Payment Deficit (other than any Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure) and (II) the Three-Year Notes Legal Final Payment Date over (b) the aggregate amount, as of the Three-Year Notes Legal Final Payment Date, of all withdrawals from the Series 2004-1 Reserve Account made since the date set forth in clause (a) of this subparagraph (C)(ii) or to be made in respect of the Three-Year Notes Legal Final Payment Date pursuant to Section 2.03(d) of this Series Supplement and all drawings made since such date or to be made in respect of the Three-Year Notes Legal Final Payment Date under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement; provided, however, that any such withdrawals from the

Series 2004-1 Reserve Account and/or drawings made under the Series 2004-1 Letters of Credit on account of a Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure shall be excluded from this clause (b);

(iii) on the Business Day immediately preceding the Class A-3 Legal Final Payment Date, the sum of (x) the Principal Deficit Amount on such Business Day and (y) the lesser of (1) the amount by which the Series 2004-1 Liquidity Amount (after giving effect to any withdrawals to be made from the Series 2004-1 Reserve Account pursuant to Section 2.03(d) and Section 2.5(b)(i) of this Series Supplement and any drawings to be made under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement on the Class A-3 Legal Final Payment Date) will exceed the Series 2004-1 Required Liquidity Amount (after giving effect to all anticipated reductions in the Series 2004-1 Principal Amount on the Class A-3 Legal Final Payment Date) and (2) an amount equal to the excess, if any, of (a) the Series 2004-1 Required Liquidity Amount on the earlier of (I) the date of the first occurrence of a Series 2004-1 Lease Interest Payment Deficit (other than any Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure) and (II) the Class A-3 Legal Final Payment Date over (b) the aggregate amount, as of the Class A-3 Legal Final Payment Date, of all withdrawals from the Series 2004-1 Reserve Account made since the date set forth in clause (a) of this subparagraph (C)(iii) or to be made in respect of the Class A-3 Legal Final Payment Date pursuant to Section 2.03(d) of this Series Supplement and all drawings made since such date or to be made in respect of the Class A-3 Legal Final Payment Date under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement; provided, however, that any such withdrawals from the Series 2004-1 Reserve Account and/or drawings made under the Series 2004-1 Letters of Credit on account of a Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure shall be excluded from this clause (b); and

(iv) on the Business Day immediately preceding the Class A-4 Legal Final Payment Date, the sum of (x) the Principal Deficit Amount on such Business Day and (y) an amount equal to the excess, if any, of (a) the Series 2004-1 Required Liquidity Amount on the earlier of (I) the date of the first occurrence of a Series 2004-1 Lease Interest Payment Deficit (other than any Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure) and (II) the Class A-4 Legal Final Payment Date over (b) the aggregate amount, as of the Class A-4 Legal Final Payment Date, of all withdrawals from the Series 2004-1 Reserve Account made since the date set forth in clause (a) of this subparagraph (C)(iv) or to be made in respect of the Class A-4 Legal Final Payment Date pursuant to Section 2.03(d) of this Series Supplement and all drawings made since such date and to be made in respect of the Class A-4 Legal Final Payment Date under the Series 2004-1 Letters of Credit pursuant to Section 2.03(e) of this Series Supplement; provided, however, that any such withdrawals from the Series 2004-1 Reserve Account and/or drawings made under the Series 2004-1 Letters of Credit on account of a Series 2004-1 Lease Interest Payment Deficit resulting from a failure to pay Rent or other amount payable by the Lessee under the HVF Lease that is cured in full on or prior to the fifth Business Day after the occurrence of such failure shall be excluded from this clause (b), by presenting to each Series 2004-1 Non-Ford  Letter of Credit Provider a draft accompanied by a Certificate of Unpaid Demand Note Demand; provided, however that if the Series 2004-1 Non-Ford Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2004-1 Non-Ford Cash Collateral Account and deposit in the Series 2004-1 Distribution Account an amount equal to the lesser of (x) the Series 2004-1 Non-Ford Cash Collateral Percentage on such Business Day of the least of the amounts set forth in clause (A), (B) or (C) above and (y) the Series 2004-1 Available Non-Ford Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of such amount on the Series 2004-1 Non-Ford Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2004-1 Non-Ford Letters of Credit and the proceeds of any such withdrawal from the Series 2004-1 Non-Ford Cash Collateral Account, into the Series 2004-1 Collection Account and such proceeds shall be treated as Principal Collections for the Related Month.

SECTION 2.13. Reimbursement Obligation. (A)  HVF agrees to pay to Ford in accordance with, and solely to the extent of funds available therefore under, the Indenture:

(i) on and after each date on which a Series 2004-1 Ford Letter of Credit Provider shall pay any Ford LOC Disbursement under a Series 2004-1 Ford Letter of Credit, an amount equal to such Ford LOC Disbursement; and

(ii) on and after each date on which any amount is withdrawn from the Series 2004-1 Ford Cash Collateral Account pursuant to Section 2.03(e)(Y) or Section 2.05(b)(ii) of this Series Supplement, an amount equal to the amount of such withdrawal.

(B) Notwithstanding the foregoing, prior to the earlier of (i) the Class A-4 Legal Final Payment Date and (ii) the termination of this Series Supplement in accordance with Section 6.13 of this Series Supplement, any amount payable by HVF to Ford pursuant to Section 2.13(A)(ii) of this Series Supplement shall be paid by HVF by depositing such amount in the Series 2004-1 Ford Cash Collateral Account.

(C) HVF agrees that Ford shall be deemed a “Secured Party” under the Base Indenture and the Related Documents to the extent of Ford Reimbursement Obligations payable by HVF to Ford. Ford Reimbursement Obligations shall be absolute, unconditional and irrevocable, and shall be paid under all circumstances, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of this Series Supplement, the Indenture, any Related Document or any Series 2004-1 Ford Letter of Credit;

(ii) the existence of any claim, set-off, defense or other right which HVF may have at any time against Ford, the Trustee or any other beneficiary or any transferee of any Series 2004-1 Ford Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), whether in connection with this Series Supplement, the transactions contemplated hereby or by the Related Documents or any unrelated transaction;

(iii) any statement or any other document presented under any Series 2004-1 Ford Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)  any statement or any other document presented under any Series 2004-1 Ford Letter of Credit proving to be insufficient in any respect;

(v)  payment by a Series 2004-1 Ford Letter of Credit Provider under a Series 2004-1 Ford Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Series 2004-1 Ford Letter of Credit;

(vi)  any non-application or misapplication by the Trustee of the proceeds of any Ford LOC Disbursement or any withdrawal from the Series 2004-1 Ford Cash Collateral Account; or

(vii)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, HVF.

ARTICLE III

Amortization Events

In addition to the Amortization Events set forth in Section 9.01 of the Base Indenture, the following shall be Amortization Events with respect to the Series 2004-1 Notes and shall constitute the Amortization Events set forth in Section 9.01(j) of the Base Indenture with respect to the Series 2004-1 Notes:

(a)  HVF defaults in the payment of any interest on, or other amount payable in respect of, the Series 2004-1 Notes when the same becomes due and payable and such default continues for a period of five (5) Business Days;

(b)  HVF defaults in the payment of any principal of the Series 2004-1 Notes when the same becomes due and payable on the applicable Legal Final Payment Date;

(c)  a Series 2004-1 Enhancement Deficiency shall occur and continue for at least three (3) Business Days or the Series 2004-1 Enhancement Amount, excluding from the calculation thereof one or more of the following amounts, shall be less than the Series 2004-1 Required Enhancement Amount for at least three (3) Business Days:

(i) any cash or Permitted Investments on deposit in the Series 2004-1 Excess Collection Account, the Series 2004-1 Cash Collateral Account or the Series 2004-1 Reserve Account if at the time of such calculation (A) such cash or Permitted Investments on deposit in the Series 2004-1 Excess Collection Account, the Series 2004-1 Cash Collateral Account or the Series 2004-1 Reserve Account, as the case may be, cannot be withdrawn by the Trustee and applied as provided herein because the Series 2004-1 Excess Collection Account, the Series 2004-1 Cash Collateral Account or the Series 2004-1 Reserve Account, as the case may be, shall be subject to an injunction, estoppel or other stay or (B) the Series 2004-1 Excess Collection Account, the Series 2004-1 Cash Collateral Account or the Series 2004-1 Reserve Account, as the case may be, shall be subject to a Lien (other than a Permitted Lien) (each, a “Restrictive Action”); or

(ii) the amount available to be drawn under any Series 2004-1 Letter of Credit if at the time of such calculation (A) such Series 2004-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2004-1 Letter of Credit Provider of such Series 2004-1 Letter of Credit or (C) such Series 2004-1 Letter of Credit Provider shall have repudiated such Series 2004-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof;

(d)  the Series 2004-1 Liquidity Amount shall be less than the Series 2004-1 Required Liquidity Amount for at least three (3) Business Days or the Series 2004-1 Liquidity Amount, excluding from the calculation thereof one or more of the following amounts, shall be less than the Series 2004-1 Required Liquidity Amount for at least three (3) Business Days:

(i) any cash or Permitted Investments on deposit in the Series 2004-1 Reserve Account or the Series 2004-1 Cash Collateral Account if at the time of such calculation the Series 2004-1 Reserve Account or the Series 2004-1 Cash Collateral Account, as the case may be, shall be subject to a Restrictive Action; or

(ii) the amount available to be drawn under any Series 2004-1 Letter of Credit if at the time of such calculation (A) such Series 2004-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2004-1 Letter of Credit Provider of such Series 2004-1 Letter of Credit or (C) such Series 2004-1 Letter of Credit Provider shall have repudiated such Series 2004-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof;

(e)  all principal of and interest on the Class A-1 Notes and the Class A-2 Notes is not paid in full on or before the Three-Year Notes  Expected Final Payment Date, all principal of and interest on the Class A-3 Notes is not paid in full on or before the Class A-3 Expected Final Payment Date or all principal of and interest on the Class A-4 Notes is not paid in full on or before the Class A-4 Expected Final Payment Date;

(f)  any one of the following occurs:

(i) the Series 2004-1 Asset Amount shall be less than the Series 2004-1 Required Asset Amount for at least three (3) Business Days or the Series 2004-1 Asset Amount, excluding from the calculation thereof any cash or Permitted Investments on deposit in any HVF Exchange Account, the Series 2004-1 Excess Collection Account or the Series 2004-1 Collection Account if at the time of such calculation such HVF Exchange Account, the Series 2004-1 Excess Collection Account or the Series 2004-1 Collection Account, as the case may be, shall be subject to a Restrictive Action, shall be less than the Series 2004-1 Required Asset Amount for at least three (3) Business Days;

(ii) the Series 2004-1 Asset Amount shall be less than the Series 2004-1 Principal Amount for at least three (3) Business Days or the Series 2004-1 Asset Amount, excluding from the calculation thereof any cash or Permitted Investments on deposit in any HVF Exchange Account, the Series 2004-1 Excess Collection Account or the Series 2004-1 Collection Account if at the time of such calculation such HVF Exchange Account, the Series 2004-1 Excess Collection Account or the Series 2004-1 Collection Account, as the case may be, shall be subject to a Restrictive Action, shall be less than the Series 2004-1 Principal Amount for at least three (3) Business Days; or

(iii) the Insured Principal Deficit Amount shall be greater than zero;

(g)  the Trustee shall make a demand for payment under the Insurance Policy;

(h)  the occurrence of an Event of Bankruptcy with respect to the Insurer;

(i)  the Insurer fails to honor a demand for payment made in accordance with the requirements of the Insurance Policy;

(j)  the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2004-1 Collateral or any of the Lessee, HVF or any Affiliate of either so asserts in writing;

(k)  One-Month LIBOR for any Series 2004-1 Interest Rate Period exceeds 8.90% per annum and HVF fails to acquire Series 2004-1 Interest Rate Hedges satisfying the requirements of Section 2.11 of this Series Supplement on or prior to the first day of the next succeeding Series 2004-1 Interest Rate Period;

(l)  HVF fails to comply with any of its other agreements or covenants in, or provisions of, the Series 2004-1 Notes or the Indenture and the failure to so comply materially and adversely affects the interests of the Series 2004-1 Noteholders or the Insurer and continues to materially and adversely affect the interests of the Series 2004-1 Noteholders or the Insurer for a period of thirty (30) days after the earlier of (i) the date on which HVF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF by the Trustee or to HVF and the Trustee by the Required Noteholders with respect to the Series 2004-1 Notes; or

(m)  any representation made by HVF in the Indenture or any Related Document is false and such false representation materially and adversely affects the interests of the Series 2004-1 Noteholders or the Insurer and such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which HVF obtains knowledge thereof or (ii) the date that written notice thereof is given to HVF by the Trustee or to HVF and the Trustee by the Required Noteholders with respect to the Series 2004-1 Notes.

In the case of

(i) any event described in clauses (a) through (i) above, an Amortization Event with respect to the Series 2004-1 Notes will immediately occur without any notice or other action on the part of the Trustee or any Series 2004-1 Noteholder or

(ii) any event described in clauses (j) through (m) above, either the Trustee may, by written notice to HVF or the Required Noteholders with respect to the Series 2004-1 Notes may, by written notice to HVF and the Trustee declare that an Amortization Event with respect to the Series 2004-1 Notes has occurred as of the date of the notice.

Amortization Events with respect to the Series 2004-1 Notes described in clauses (h) and (i) above will not be subject to waiver. An Amortization Event with respect to the Series 2004-1 Notes described in clauses (a) through (g) and clauses (j) through (m) above will be subject to waiver in accordance with Section 9.04 of the Base Indenture.

ARTICLE IV

Right to Waive Purchase Restrictions

Notwithstanding any provision to the contrary in the Indenture or the Related Documents, upon the Trustee’s receipt of notice from HVF (i) to the effect that a Manufacturer Program is no longer an Eligible Manufacturer Program and that, as a result, the Series 2004-1 Maximum Non-Eligible Vehicle Amount is or will be exceeded or (ii) that HVF and the Lessee have determined to increase any Series 2004-1 Maximum Amount, (each such notice, a “Waiver Request”), each Series 2004-1 Noteholder may, at its option, waive the Series 2004-1 Maximum Non-Eligible Vehicle Amount or any other Series 2004-1 Maximum Amount (collectively, a “Waivable Amount”) if (i) no Amortization Event exists, (ii) the Required Noteholders with respect to the Series 2004-1 Notes and the  Insurer consent to such waiver and (iii) 30 days’ prior written notice of such proposed waiver is provided to the Rating Agencies by the Trustee.

Upon receipt by the Trustee of a Waiver Request (a copy of which the Trustee shall promptly provide to the Rating Agencies), all amounts which would otherwise be deposited into the Series 2004-1 Excess Collection Account (collectively, the “Designated Amounts”) from the date the Trustee receives a Waiver Request through the Consent Period Expiration Date will be held by the Trustee in the Series 2004-1 Collection Account for ratable distribution as described below.

Within ten (10) Business Days after the Trustee receives a Waiver Request, the Trustee shall furnish notice thereof to the Series 2004-1 Noteholders and the Insurer, which notice shall be accompanied by a form of consent (each a “Consent”) in the form of Exhibit E by which the Series 2004-1 Noteholders may, on or before the Consent Period Expiration Date, consent to waive the applicable Waivable Amount. If the Trustee receives Consents from the Required Noteholders with respect to the Series 2004-1 Notes agreeing to waive the applicable Waivable Amount and the consent of the Insurer and within forty-five (45) days after the Trustee notifies the Series 2004-1 Noteholders of a Waiver Request (the day on which such forty-five (45) day period expires, the “Consent Period Expiration Date”), (i) the applicable Waivable Amount shall be deemed waived by the consenting Series 2004-1 Noteholders, (ii) the Trustee will distribute the Designated Amounts as set forth below and (iii) the Trustee shall promptly (but in any event within two days) provide the Rating Agency with notice of such waiver. Any Series 2004-1 Noteholder from whom the Trustee has not received a Consent on or before the Consent Period Expiration Date will be deemed not to have consented to such waiver.

If the Trustee receives Consents from the Required Noteholders with respect to the Series 2004-1 Notes and the consent of the Insurer on or before the Consent Period Expiration Date, then on the immediately following Payment Date, the Trustee will pay the Designated Amounts as follows:

(i) to the non-consenting Series 2004-1 Noteholders, if any, pro rata up to the amount required to pay all Series 2004-1 Notes held by such non-consenting Series 2004-1 Noteholders in full; and

(ii) any remaining Designated Amounts to the Series 2004-1 Excess Collection Account.

If the amount paid pursuant to clause (i) of the preceding paragraph is not paid in full on the date specified therein, then on each day following such Payment Date, the Administrator will deposit into the Series 2004-1 Collection Account on a daily basis all Designated Amounts collected on such day. On each following Payment Date, the Trustee will withdraw a portion of such Designated Amounts from the Series 2004-1 Collection Account and deposit the same in the Series 2004-1 Distribution Account for distribution as follows:

(A) to the non-consenting Series 2004-1 Noteholders, if any, pro rata an amount equal to the Designated Amounts in the Series 2004-1 Collection Account as of the applicable Determination Date up to the aggregate outstanding principal balance of the Series 2004-1 Notes held by the non-consenting Series 2004-1 Noteholders; and

(B) any remaining Designated Amounts to the Series 2004-1 Excess Collection Account.

If the Required Noteholders with respect to the Series 2004-1 Notes or the Insurer does not timely consent to such waiver, the Designated Amounts will be withdrawn from the Series 2004-1 Collection Account and deposited into the Series 2004-1 Excess Collection Account for distribution in accordance with the terms of the Indenture and the Related Documents.

In the event that the Series 2004-1 Rapid Amortization Period shall commence after receipt by the Trustee of a Waiver Request, all such Designated Amounts will thereafter be considered Principal Collections allocated to the Series 2004-1 Noteholders.

ARTICLE V

Form of Series 2004-1 Notes

SECTION 5.01. Initial Issuance of Series 2004-1 Investor Notes. The Series 2004-1 Notes are being offered and sold by HVF pursuant to a Purchase Agreement, dated March 24, 2004, among HVF, Hertz and Lehman Brothers Inc., as the initial purchaser. The Series 2004-1 Notes will be resold initially only to (A) qualified institutional buyers (as defined in Rule 144A ) (“QIBs”) in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Series 2004-1 Notes may thereafter be transferred to QIBs and purchasers in reliance on Regulation S in accordance with the procedure described herein. The Series 2004-1 Notes will be Book-Entry Notes and DTC will be the Depository for the Series 2004-1 Notes. The provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream (the “Applicable Procedures”) shall be applicable to transfers of beneficial interests in the Series 2004-1 Global Notes.

SECTION 5.02. Restricted Global Notes. Each Class of the Series 2004-1 Notes offered and sold in their initial distribution in reliance upon Rule 144A will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the forms set forth in Exhibits A-1-1, A-2-1, A-3-1 and A-4-1, respectively, registered in the name of Cede, as nominee of DTC, and deposited with BNY MTC, as custodian of DTC (collectively, the “Restricted Global Notes”). The aggregate initial principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of BNY MTC, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate initial principal amount of the corresponding class of Regulation S Global Notes or the Unrestricted Global Notes, as hereinafter provided.

SECTION 5.03. Regulation S Global Notes and Unrestricted Global Notes. Each Class of the Series 2004-1 Notes offered and sold on the Series 2004-1 Closing Date in reliance upon Regulation S will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the forms set forth in Exhibits A-1-2, A-2-2, A-3-2 and A-4-2, registered in the name of Cede, as nominee of DTC, and deposited with BNY MTC, as custodian of DTC, for credit to the respective accounts at DTC of the designated agents holding on behalf of Euroclear and Clearstream. Until such time as the Restricted Period shall have terminated, such Series 2004-1 Notes shall be referred to herein collectively as the “Regulation S Global Notes”. After such time as the Restricted Period shall have terminated, such Series 2004-1 Notes shall be exchangeable, in whole or in part, for interests in one or more permanent global notes in registered form without interest coupons, substantially in the forms set forth in Exhibits A-1-3, A-2-3, A-3-3 and A-4-3, as hereinafter provided (collectively, the “Unrestricted Global Notes”). The aggregate principal amount of the Regulation S Global Notes or the Unrestricted Global Notes may from time to time be increased or decreased by adjustments made on the records of BNY MTC, as custodian for DTC, in connection with a corresponding decrease or increase of aggregate principal amount of the corresponding Restricted Global Notes, as hereinafter provided.

SECTION 5.04. Definitive Notes. No Series 2004-1 Note Owner will receive a Definitive Note representing such Series 2004-1 Note Owner’s interest in the Series 2004-1 Notes other than in accordance with Section 2.13 of the Base Indenture.

SECTION 5.05. Transfer Restrictions. (a)  A Series 2004-1 Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, or to a successor Depository or to a nominee of a successor Depository, and no such transfer to any such other Person may be registered; provided, however, that this Section 5.05(a) shall not prohibit any transfer of a Series 2004-1 Note that is issued in exchange for a Series 2004-1 Global Note in accordance with Section 2.13 of the Base Indenture and shall not prohibit any transfer of a beneficial interest in a Series 2004-1 Global Note effected in accordance with the other provisions of this Section 5.05.

(b)  The transfer by a Series 2004-1 Note Owner holding a beneficial interest in a Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note shall be made upon the deemed representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding HVF as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(c)  If a Series 2004-1 Note Owner holding a beneficial interest in a Restricted Global Note wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 5.05(c). Upon receipt by the Registrar, at the office of the Registrar, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Regulation S Global Note, in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit F-1 given by the Series 2004-1 Note Owner holding such beneficial interest in such Restricted Global Note, the Registrar shall instruct BNY MTC, as custodian of DTC, to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Global Note was reduced upon such exchange or transfer.

(d)  If a Series 2004-1 Note Owner holding a beneficial interest in a Restricted Global Note wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Unrestricted Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 5.05(d). Upon receipt by the Registrar, at the office of the Registrar, of (A) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Unrestricted Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit F-2 given by the Series 2004-1 Note Owner holding such beneficial interest in such Restricted Global Note, the Registrar shall instruct BNY MTC, as custodian of DTC, to reduce the principal amount of such Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Unrestricted Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Global Note was reduced upon such exchange or transfer.

(e)  If a Series 2004-1 Note Owner holding a beneficial interest in a Regulation S Global Note or an Unrestricted Global Note wishes at any time to exchange its interest in such Regulation S Global Note or such Unrestricted Global Note for an interest in the Restricted Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 5.05(e). Upon receipt by the Registrar, at the office of the Registrar, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in such Regulation S Global Note or such Unrestricted Global Note, as the case may be, to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) with respect to a transfer of a beneficial interest in such Regulation S Global Note (but not such Unrestricted Global Note), a certificate in substantially the form set forth in Exhibit F-3 given by such Series 2004-1 Note Owner holding such beneficial interest in such Regulation S Global Note, the Registrar shall instruct BNY MTC, as custodian of DTC, to reduce the principal amount of such Regulation S Global Note or such Unrestricted Global Note, as the case may be, and to increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in such Regulation S Global Note or such Unrestricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a beneficial interest in the Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Global Note or such Unrestricted Global Note, as the case may be, was reduced upon such exchange or transfer.

(f)  In the event that a Series 2004-1 Global Note or any portion thereof is exchanged for Series 2004-1 Notes other than Series 2004-1 Global Notes, such other Series 2004-1 Notes may in turn be exchanged (upon transfer or otherwise) for Series 2004-1 Notes that are not Series 2004-1 Global Notes or for a beneficial interest in a Series 2004-1 Global Note (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of Sections 5.05(a) through Section 5.05(e) and Section 5.05(g) of this Series Supplement (including the certification requirement intended to ensure that transfers and exchanges of beneficial interests in a Series 2004-1 Global Note comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and any Applicable Procedures, as may be adopted from time to time by HVF and the Registrar.

(g)  Until the termination of the Restricted Period, interests in the Regulation S Global Notes may be held only through Clearing Agency Participants acting for and on behalf of Euroclear and Clearstream; provided, that this Section 5.05(g) shall not prohibit any transfer in accordance with Section 5.05(d) of this Series Supplement. After the expiration of the Restricted Period, interests in the Unrestricted Global Notes may be transferred without requiring any certifications.

(h)  The Series 2004-1 Notes shall bear the following legends to the extent indicated:

(i) The Restricted Notes shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A (A “QIB”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF HVF, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

(ii) The Regulation S Global Notes shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. UNTIL 40 DAYS AFTER THE ORIGINAL ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING LLC (“HVF”) THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE

SECURITIES ACT, (2) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (3) TO HVF.

(iii) The Series 2004-1 Global Notes shall bear the following legends:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO HVF OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

(iv) The required legends set forth above shall not be removed from the applicable Series 2004-1 Notes except as provided herein. The legend required for a Restricted Note may be removed from such Restricted Note if there is delivered to HVF and the Registrar such satisfactory evidence, which may include an Opinion of Counsel as may be reasonably required by HVF that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Series 2004-1 Note will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee at the direction of HVF shall authenticate and deliver in exchange for such Restricted Note a Series 2004-1 Note or Series 2004-1 Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Restricted Note has been removed from a Series 2004-1 Note as provided above, no other Series 2004-1 Note issued in exchange for all or any part of such Series 2004-1 Note shall bear such legend, unless HVF has reasonable cause to believe that such other Series 2004-1 Note is a “restricted security” within the meaning of Rule 144 under the Securities Act and instructs the Trustee to cause a legend to appear thereon.

ARTICLE VI

General

SECTION 6.01. Optional Redemption of Series 2004-1 Notes. (a)  HVF may, at its option, redeem the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes as a whole on any Payment Date on which the Class A-1 Outstanding Principal Amount, the Class A-2 Outstanding Principal Amount, the Class A-3 Outstanding Principal Amount or the Class A-4 Outstanding Principal Amount, as the case may be, is equal to or less than 10% of the Initial Class A-1 Principal Amount, the Initial Class A-2 Principal Amount, the Initial Class A-3 Principal Amount or the Initial Class A-4 Principal Amount, as the case may be, with funds deposited in the Series 2004-1 Distribution Account pursuant to Section 2.02 of this Series Supplement, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon; provided, however, as a condition precedent to any redemption, HVF shall pay to the Insurer all Insurer Fees and all other Insurer Reimbursement Amounts due and payable and to Ford, all unpaid Ford Reimbursement Obligations.

(b)  If HVF elects to redeem any Class of the Series 2004-1 Notes pursuant to the provisions of Section 6.01(a), it shall notify the Trustee in writing at least 30 days prior to the intended date of redemption of (i) such intended date of redemption, (ii) the Series 2004-1 Notes subject to redemption and (iii) the principal amount of the Series 2004-1 Notes to be redeemed. Upon receipt of a notice of redemption from HVF, the Trustee shall give notice of such redemption in the manner provided in Section 13.01 of the Base Indenture to the Series 2004-1 Noteholders of the Series 2004-1 Notes to be redeemed. Such notice shall be given not less than ten (10) days prior to the intended date of redemption.

SECTION 6.02. Information. On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), HVF shall cause the Administrator to furnish to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2004-1 Notes, substantially in the form of Exhibit G, setting forth, inter alia, the following information:

(i) the total amount available to be distributed to Series 2004-1 Noteholders on such Payment Date;

(ii) the amount of such distribution allocable to the payment of principal of each Class of the Series 2004-1 Notes;

(iii) the amount of such distribution allocable to the payment of interest on each Class of the Series 2004-1 Notes;

(iv) the Class A-1 Carryover Controlled Amortization Amount, the Class A-2 Carryover Controlled Amortization Amount, the Class A-3 Carryover Controlled Amortization Amount or the Class A-4 Carryover Controlled Amortization Amount, if any, for the Related Month;

(v) the Series 2004-1 Invested Percentage with respect to Interest Collections and with respect to Principal Collections for the period from and including the second Determination Date preceding such Payment Date to but excluding the Determination Date immediately preceding such Payment Date;

(vi) the Series 2004-1 Enhancement Amount and the Series 2004-1 Liquidity Amount, in each case, as of the close of business on the last day of the Related Month;

(vii) whether, to the knowledge of the Administrator, any Lien exists on any of the Collateral (other than Permitted Liens);

(viii) whether, to the knowledge of the Administrator, any Operating Lease Event of Default has occurred;

(ix) whether, to the knowledge of the Administrator, any Amortization Event or Potential Amortization Event with respect to the Series 2004-1 Notes has occurred;

(x) the Aggregate Asset Amount and the amount of the Aggregate Asset Amount Deficiency, if any, as of the close of business on the last day of the Related Month;

(xi) the Non-Eligible Vehicle Amount and the Non-Eligible Vehicle Percentage as of the close of business on the last day of the Related Month;

(xii) the Non-Eligible Manufacturer Amount as of the close of business on the last day of the Related Month;

(xiii) the Series 2004-1 Required Non-Eligible Vehicle Enhancement Percentage as of the close of business on the last day of the Related Month and the Non-Program Vehicle Measurement Month Average, if any, included in the calculation of such Series 2004-1 Required Non-Eligible Vehicle Enhancement Percentage;

(xiv) the Series 2004-1 Required Enhancement Incremental Amount, if any, as of the close of business on the last day of the Related Month;

(xv) the Series 2004-1 Required Liquidity Amount as of the close of business on the last day of the Related Month and whether the Series 2004-1 Liquidity Amount was less than the Series 2004-1 Required Liquidity Amount as of the close of business on the last day of the Related Month;

(xvi) the Series 2004-1 Required Enhancement Amount as of the close of business on the last day of the Related Month and whether a Series 2004-1 Enhancement Deficiency existed and the amount thereof;

(xvii) the Series 2004-1 Required Overcollateralization Amount and the Series 2004-1 Overcollateralization Amount, in each case, as of the close of business on the last day of the Related Month;

(xviii) the Series 2004-1 Required Reserve Account Amount and the Series 2004-1 Available Reserve Account Amount, in each case, as of the close of business on the last day of the Related Month;

(xix) the percentage of all HVF Vehicles, with respect to each Manufacturer, as of the close of business on the last day of the Related Month which were Eligible Program Vehicles manufactured by such Manufacturer;

(xx) the percentage of all HVF Vehicles, with respect to each Manufacturer which is not an Eligible Program Manufacturer, as of the close of business on the last day of the Related Month which were Program Vehicles manufactured by such Manufacturer; and

(xxi) the percentage of all HVF Vehicles, with respect to each Manufacturer, as of the close of business on the last day of the Related Month which were Non-Program Vehicles manufactured by such Manufacturer.

The Trustee shall provide to the Series 2004-1 Noteholders, or their designated agent, and the Insurer copies of each Monthly Noteholders’ Statement.

SECTION 6.03. Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A-1-1:	Form of Restricted Global Class A-1 Note
Exhibit A-1-2:	Form of Regulation S Global Class A-1 Note
Exhibit A-1-3:	Form of Unrestricted Global Class A-1 Note
Exhibit A-2-1:	Form of Restricted Global Class A-2 Note
Exhibit A-2-2:	Form of Regulation S Global Class A-2 Note
Exhibit A-2-3:	Form of Unrestricted Global Class A-2 Note
Exhibit A-3-1:	Form of Restricted Global Class A-3 Note
Exhibit A-3-2:	Form of Regulation S Global Class A-3 Note
Exhibit A-3-3:	Form of Unrestricted Global Class A-3 Note
Exhibit A-4-1:	Form of Restricted Global Class A-4 Note
Exhibit A-4-2:	Form of Regulation S Global Class A-4 Note
Exhibit A-4-3:	Form of Unrestricted Global Class A-4 Note
Exhibit B-1-1:	Form of Series 2004-1 Letter of Credit
Exhibit B-1-2:	Form of Series 2004-1 Ford Letter of Credit
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D-1-1:	Form of Reduction Notice
Exhibit D-1-2:	Form of Reduction Notice
Exhibit D-2-1:	Form of Termination Notice
Exhibit D-2-2:	Form of Termination Notice
Exhibit E:	Form of Consent

Exhibit F-1:	Form of Transfer Certificate
Exhibit F-2:	Form of Transfer Certificate
Exhibit F-3:	Form of Transfer Certificate
Exhibit G:	Form of Monthly Noteholders’ Statement
Exhibit H:	Form of Series 2004-1 Demand Note

SECTION 6.04. Ratification of Base Indenture. As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

SECTION 6.05. Notice to Insurer Rating Agencies and Ford. The Trustee shall provide to the Insurer and each Rating Agency a copy of each notice to the Series 2004-1 Noteholders, Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Related Document. Each such Opinion of Counsel to be delivered to the Insurer shall be addressed to the Insurer, shall be from counsel reasonably acceptable to the Insurer and shall be in form and substance reasonably acceptable to the Insurer. The Trustee shall provide notice to each Rating Agency of any consent by the Insurer to the waiver of the occurrence of any Series 2004-1 Limited Liquidation Event of Default. In addition, only for so long as the Ford LOC Exposure Amount is greater than zero, the Trustee shall provide to Ford a copy of each report, notice and other information provided to the Series 2004-1 Noteholders pursuant to this Series Supplement or any other Related Document. All such notices, opinions, certificates or other items to be delivered to the Insurer shall be forwarded to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:  Insured Portfolio Management – Structured Finance (IPM-SF) (Hertz Vehicle Financing LLC Series 2004-1 Rental Car Asset Backed Notes), Facsimile No.:  (914) 765-3810, Confirmation No.:  (914) 765-3781. All such notices, opinions, certificates or other items to be delivered to Ford shall be forwarded to Ford Motor Company, 1 American Road, Dearborn, MI 48126 Attention: Director – Global Banking, Facsimile No. (313) 594-0110.

SECTION 6.06. Insurer Deemed Series 2004-1 Noteholder and Secured Party. Except for any period during which an Insurer Default is continuing, the Insurer shall be deemed to be the holder of 100% of the Series 2004-1 Notes for the purposes of giving any consents, waivers, approvals, instructions, directions, declarations, notices and/or taking any other action pursuant to the Base Indenture, this Series Supplement and the other Related Documents, other than the right to waive purchase restrictions pursuant to Article IV of this Series Supplement. Any reference in the Base Indenture or the Related Documents to materially, adversely, or detrimentally affecting the rights or interests of the Noteholders, or words of similar meaning, shall be deemed, for purposes of the Series 2004-1 Notes, to refer to the rights or interests of the Insurer. In addition, the Insurer shall constitute an “Enhancement Provider” with respect to the Series 2004-1 Notes for all purposes under the Base Indenture, the other Related Documents and the Insurance Agreement shall constitute an “Enhancement Agreement” with respect to the Series 2004-1 Notes for all purposes under the Base Indenture and the other Related

Documents. Furthermore, the Insurer shall be deemed to be a “Secured Party” under the Base Indenture and the Related Documents to the extent of amounts payable to the Insurer pursuant to this Series Supplement. Moreover, wherever in the Related Documents money or other property is assigned, conveyed, granted or held for, a filing is made for, action is taken for or agreed to be taken for, or a representation or warranty is made for, the benefit of the Series 2004-1 Noteholders, the Insurer shall be deemed to be the Series 2004-1 Noteholders with respect to 100% of the Series 2004-1 Notes for such purposes.

SECTION 6.07. Third Party Beneficiary. Each of the Insurer and Ford in its capacity as accountholder of a Series 2004-1 Ford Letter of Credit is an express third party beneficiary of (i) the Base Indenture to the extent of provisions relating to any Enhancement Provider, in the case of the Insurer, or to the extent of the provisions relating to Ford, in the case of Ford and (ii) this Series Supplement.

SECTION 6.08. Prior Notice by Trustee to Insurer. Subject to Section 10.01 of the Base Indenture, except for any period during which an Insurer Default is continuing, the Trustee agrees that so long as no Amortization Event shall have occurred and be continuing with respect to any Series of Notes, other than the Series 2004-1 Notes, it shall not exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to the Series 2004-1 Notes (except those set forth in clauses (h) and (i) of Article III of this Series Supplement) until after the Trustee has given prior written notice thereof to the Insurer and obtained the direction of the Insurer. The Trustee agrees to notify the Insurer promptly following any exercise of rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to the Series 2004-1 Notes.

SECTION 6.09. Subrogation. In furtherance of and not in limitation of the Insurer’s equitable right of subrogation, each of the Trustee and HVF acknowledge that, to the extent of any payment made by the Insurer under the Insurance Policy with respect to interest on or principal of the Series 2004-1 Notes, the Insurer is to be fully subrogated to the extent of such payment and any additional interest due on any late payment to the rights of the Series 2004-1 Noteholders under the Indenture. Each of HVF and the Trustee agree to such subrogation and, further, agree to take such actions as the Insurer may reasonably request to evidence such subrogation.

Furthermore, in furtherance of and not in limitation of Ford’s equitable right of subrogation, each of the Trustee and HVF acknowledge that, to the extent that Ford LOC Disbursements or amounts on deposit in the Series 2004-1 Ford Cash Collateral Account are applied to pay interest on or principal of the Series 2004-1 Notes and Ford has reimbursed the applicable Series 2004-1 Letter of Credit Providers for such Ford LOC Disbursements or such amounts deposited in the Series 2004-1 Ford Cash Collateral Account, Ford is to be fully subrogated to the extent of such payment under the Indenture; provided such rights shall be subordinated in all respects to the rights of subrogation of the Insurer set forth in the preceding paragraph and to the rights of the Noteholders to the payment in full of all amounts owing to them under the Indenture.

Each of HVF and the Trustee agree to such subrogation and, further, agree to take such actions as Ford may reasonably request to evidence such subrogation.

SECTION 6.10. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 6.11. Governing Law. This Series Supplement shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

SECTION 6.12. Amendments. This Series Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture, provided that if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Series Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Required Noteholders with respect to the Series 2004-1 Notes; provided, further that, if the consent of the Required Noteholders with respect to the Series 2004-1 Notes is required for a proposed amendment or modification of this Series Supplement that does not affect in any material respect one or more Classes of the Series 2004-1 Notes (as evidenced by an Officer’s Certificate to such effect), then such requirement shall be satisfied if such amendment or modification is consented to by the Series 2004-1 Noteholders representing more than 50% of the aggregate outstanding principal amount of the Classes of the Series 2004-1 Notes affected by such amendment or modification (without the necessity of obtaining the consent of the Series 2004-1 Noteholders holding the Classes of the Series 2004-1 Notes not affected by such amendment or modification). Only for so long as the Ford LOC Exposure Amount is greater than zero, any amendment to any provision of this Series Supplement shall be subject to Section 6.16 of this Series Supplement.

SECTION 6.13. Termination of Series Supplement. This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2004-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2004-1 Notes which have been replaced or paid) to the Trustee for cancellation, (ii) HVF has paid all sums payable hereunder, (iii) the Insurer has been paid all Insurer Fees and all other Insurer Reimbursement Amounts due under the Insurance Agreement, (iv) Ford has been paid all amounts payable to it hereunder and no amounts are required hereby to be retained in any Series Account with respect to the Series 2004-1 Notes and (v) the Series 2004-1 Demand Note Payment Amount is equal to zero or the Series 2004-1 Non-Ford Letter of Credit Liquidity Amount is equal to zero.

SECTION 6.14. Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, so long as this Series Supplement shall be in effect in accordance with Section 6.13 of this Series Supplement, no discharge of the Indenture pursuant to Section 11.01(b) of the Base Indenture shall be effective as to the

Series 2004-1 Notes without the consent of the Required Noteholders with respect to the Series 2004-1 Notes.

SECTION 6.15. Effect of Payment by Insurer. Anything in this Series Supplement to the contrary notwithstanding, any payments of principal of or interest on the Series 2004-1 Notes that is made with moneys received pursuant to the terms of the Insurance Policy shall not (except for the purpose of calculating the Class A-1 Outstanding Principal Amount, the Class A-2 Outstanding Principal Amount, the Class A-3 Outstanding Principal Amount and the Class A-4 Outstanding Principal Amount) be considered payment of the Series 2004-1 Notes by the Issuer. The Trustee acknowledges that, without the need for any further action on the part of the Insurer, (i) to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on, the Series 2004-1 Notes to the Trustee for the benefit of the Series 2004-1 Noteholders or to the Series 2004-1 Noteholders (including any Preference Amounts as defined in the Insurance Policy), the Insurer will be fully subrogated to the rights of such Series 2004-1 Noteholders to receive such principal and interest and will be deemed to the extent of the payments so made to be a Series 2004-1 Noteholder and (ii) the Insurer shall be paid principal and interest in its capacity as a Series 2004-1 Noteholder until all such payments by the Insurer have been fully reimbursed, but only from the sources and in the manner provided in this Series Supplement for payment of such principal and interest and, in each case, only after the Series 2004-1 Noteholders have received all payments of principal and interest due to them under this Series Supplement on the related Payment Date.

SECTION 6.16. Ford Covenants. HVF hereby covenants and agrees with Ford that, only for so long as the Ford LOC Exposure Amount is greater than zero:

(a)  Distributions to HVF. No amounts will be distributed to HVF pursuant to any provision of the Indenture if, after giving effect to that distribution, the Fleet Equity Amount would be less than the Required Minimum Fleet Equity Amount.

(b)  Inspection of Property, Books and Records. It will permit representatives of Ford to visit and inspect any of its properties and to examine any of its books and records, and to discuss its affairs, finances and accounts with the Servicer and its officers, directors, employees and independent public accountants all at such reasonable times and on reasonable notice and as often as may reasonably be requested (but, prior to the occurrence of a Potential Amortization Event or an Amortization Event, not more than twice in any year).

(c)  Other Series Supplements. Each Series Supplement will provide for the payment of Ford Reimbursement Obligations prior to any distribution or other release of funds to HVF thereunder and prior to any payment of any termination payments under Swap Agreements; provided, however, that on or prior to January 6, 2006, the Series 2002-1 Supplement, dated as of September 18, 2002, by and between HVF and the Trustee, as amended, supplemented or otherwise modified from time to time, will not be required to provide for any payment of Ford Reimbursement Obligations.

(d)  No Amendments. It will not, without the prior written consent of Ford (which consent shall not be unreasonably withheld or delayed), (i) extend or otherwise modify the Three-Year Notes Expected Final Payment Date, the Three-Year Notes Legal Final Payment Date, the Class A-3 Expected Final Payment Date, the Class A-3 Legal Final Payment Date, the Class A-4 Expected Final Payment Date or the Class A-4 Legal Final Payment Date, (ii) amend, modify or waive Sections 2.02(d), (e) and (f), 2.03(d) and (e), 2.05(a), (b), and (d), 2.07(e) and (f), 2.08(b), (c), (e), (f)(I), (g), (h), (i), (j) and (k), 2.12 and 2.13, 6.05, 6.07, 6.09 6.12, 6.13 and 6.16 of this Series Supplement or any other provision of the Series 2004-1 Supplement providing for drawings on the Series 2004-1 Letters of Credit or withdrawals from the Series 2004-1 Reserve Account or the payment by HVF of Ford Reimbursement Obligations or any terms used in such provisions, (iii) amend, modify or waive the definitions of Fleet Equity Amount, Fleet Equity Condition or Required Minimum Fleet Equity Amount, or the effect of the use of those terms to prohibit certain payments; (iv) amend, modify or waive any of the provisions of any other Series Supplement providing for the payment by HVF of Ford Reimbursement Obligations, (v) amend, modify or waive the provisions of Sections 5.2(b) or 5.2(d) of the Base Indenture or (vi) amend, modify or waive the Base Indenture, enter into any Series Supplement or amend, modify or waive any Series Supplement in a manner that provides for an invested percentage calculation that is different than that contained in the Series Supplements relating to the Series of Notess being issued on the date hereof.

IN WITNESS WHEREOF, HVF and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC,

by
/s/ Robert H. Rillings
	Name:	Robert H. Rillings
	Title:	Vice President and Treasurer

BNY MIDWEST TRUST COMPANY, as Trustee,

by
/s/ Eric A. Lindahl
	Name:	Eric A. Lindahl
	Title:	Vice President